PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR
AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SEC IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.
PRELIMINARY OFFERING CIRCULAR
Subject to completion, dated August 13, 2021

Modiv Inc.
Up to $75,000,000 of Class C Common Stock
Modiv Inc. is reimagining modern real estate investing for individual investors.
Modiv Inc., and its wholly owned subsidiaries (collectively “Modiv,” the “Company,” we,” “us,” or “our”), is a real estate, fintech and proptech investment manager. Driven by innovation, an investor-first focus and an experienced management team, Modiv has created one of the largest non-listed real estate investment trusts (“REITs”) to be raised via crowdfunding technology and the first real estate crowdfunding platform to be completely investor-owned. Modiv provides individual investors access to real estate and real estate-related investments designed to provide both income and long-term growth. Additionally, Modiv continuously strives to have best-in-class corporate governance and has assembled distinguished executives, with decades of institutional real estate industry experience, on both its board of directors and executive management team.
Modiv (formerly named RW Holdings NNN REIT, Inc.) is a Maryland corporation which was formed in May 2015 and owns a portfolio of single-tenant income-producing properties located in the United States, leased to creditworthy tenants under long-term net leases. Since December 31, 2019, we have been internally managed following the December 31, 2019 acquisition of the business of BrixInvest, LLC, our former sponsor, and our merger with Rich Uncles Real Estate Investment Trust I (“Rich Uncles”). Beyond our traditional single-tenant portfolio of triple-net leased properties, we also seek to provide individual investors access to a diversified portfolio of real estate and real estate-related investments designed to provide both income and long-term growth. We will continue to seek opportunities to be an aggregator within the non-listed real estate product industry, utilizing the combination of our deep understanding of both the crowdfunding and real estate markets and the strength of our stockholder-owned, self-managed business model.
We are offering to the public up to $75,000,000 in shares of our Class C common stock pursuant to this offering circular at a price equal to the most recent net asset value (“NAV”) per share of our Class C common stock. There is no minimum total offering amount, and upon acceptance of subscriptions, we will use the proceeds for the purposes described in this offering circular. We will offer our shares of Class C common stock in this offering utilizing our website, www.modiv.com, an online investment platform owned and operated by us. Each prospective investor must subscribe to purchase at least $1,000 in shares unless you are participating in our automatic investment program, in which case your periodic investments may be as little as $100 in shares per month. We may terminate this offering at any time in our sole discretion, even if we have not raised the $75,000,000 offering amount.
We consider our company to be a perpetual-life investment vehicle because we have no finite date for liquidation. While our charter does not require us to list the shares of our Class C common stock for trading on a national securities exchange or other over-the-counter trading market, we may consider such a listing if we determine it is in the best interest of our stockholders. Although we are currently offering a fixed amount of shares in this offering, we intend to effectively conduct a continuous offering of an unlimited amount of shares of our Class C common stock over an unlimited time period by conducting an uninterrupted series of additional public offerings if we sell all shares being offered pursuant to this offering circular. This perpetual-life structure is aligned with our overall objective of investing in real estate assets with a long-term view towards making sustainable cash distributions and generating capital appreciation.
To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including ownership limits of 9.8% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock and 9.8% in value of the aggregate of all classes or series of our stock.
The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.
The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Class C common stock.
Price to the Public(1)	Underwriting Discounts and Commissions(2)	Dealer Manager Compensation(2)	Proceeds to Us, Before Expenses(3)
$26.05	$—	$0.13	$25.92
(1)
The price per share presented is based on our most recently published NAV per share based on the estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the number of fully-diluted shares of common stock outstanding as of June 30, 2021. Our board of directors will adjust the offering price of the shares during the course of the offering on a quarterly basis, to equal our most recently published NAV per share. Our board of directors generally anticipates that the NAV per share will be determined within 45 days after the end of each quarter, barring any extenuating circumstances.

(2)
Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock in this offering. Any required fees payable to the dealer manager will be paid by us. Given our investor-first focus, the benefit to investors of utilizing a dealer manager that is registered with the Financial Industry Regulatory Authority (“FINRA”) and complying with FINRA’s heightened regulatory standards outweigh the minimal costs. For providing compliance services as the dealer manager for this offering, North Capital (as defined below) will receive an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in this offering, our private offering under Regulation D promulgated under the Securities Act (as defined below) that commenced on February 1, 2021 and terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, we will pay to North Capital upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in this offering in excess of the aforementioned $25,000,000 threshold. See Plan of Distribution for further information.

(3)
Proceeds are calculated before deducting organization and offering expenses, which are payable by us and will be paid over time as they are incurred. The net proceeds to us, after the payment of fees to the dealer manager and other organization and offering expenses, which shall not exceed 3%, are expected to be not less than $25.27 per share.

This cover page contains certain summary information regarding the shares of our Class C common stock but is not a complete summary of our shares of Class C common stock. Investors should read this entire offering circular and the various documents and materials referenced herein.
North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer, will serve as the dealer manager of this offering and will offer shares of our Class C common stock on a “best efforts” basis.
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
This offering circular follows the Form S-11 disclosure format.
The date of this offering circular is [DATE], 2021

We are a public reporting company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also an “emerging growth company” under the federal securities laws and will be subject to reduced reporting requirements. Investing in shares of our Class C common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See Risk Factors beginning on page 14 to read about risks you should consider before buying shares of our Class C common stock. These risks include the following high-risk factors:
•
We have only a limited operating history, and the prior performance of our real estate investments or real estate programs sponsored by us or our affiliates may not be indicative of our future results.

•
We are subject to risks associated with potential changes in the behavior of consumers, office employees and employers resulting from the novel coronavirus (“COVID-19”) pandemic, including the recent spread of the Delta variant, and related disruptions in the real estate markets.

•
The magnitude and duration of the COVID-19 pandemic, including the recent spread of the Delta variant, and its impact on our tenants, operations and liquidity is uncertain as of the date of this offering circular and may continue to have an adverse impact on our business and results of operations.

•
This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We may be considered a “blind pool” because we have not identified additional properties to be acquired with the net proceeds from this offering, and any potential acquisitions cannot be considered probable. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	The offering price of shares of our Class C common stock may not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less.
•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•
The only sources of cash for distributions to investors will be from net rental income and sales of properties. If we pay distributions from sources other than operations, we may have less cash available for investments and your overall return may be reduced.

•	We may fail to continue to qualify as a REIT for U.S. federal income tax purposes, which could adversely affect our operations and our ability to make distributions.
•
Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. While we may consider listing our shares for trading on a national securities exchange in the future if we determine that such a listing is in the best interest of our stockholders, no public market currently exists for our shares. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a substantial discount.

•	We may be unable to renew leases, re-lease spaces as leases expire or lease vacant space on favorable terms or at all.
•	We are subject to risks associated with tenant, geographic and industry concentrations with respect to our properties.
•	Our properties, intangible assets and other assets may be subject to further impairment charges.
•
We are subject to competition in the acquisition and disposition of properties and in the leasing of our properties, and we may be unable to acquire or dispose of, or lease, our properties on advantageous terms.

•	We could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally.

•
We have substantial indebtedness, and may incur additional secured or unsecured debt, which may affect our ability to pay distributions, expose us to interest rate fluctuation risk, impose limitations on how we operate and expose us to the risk of default under our debt obligations.

•	We may not be able to extend or refinance existing indebtedness before it becomes due.
•
Our charter authorizes our board of directors to amend our charter to issue and classify shares of preferred stock and set the preferences, rights and other terms of the preferred stock, which may be senior to the rights of common stockholders with respect to voting, the payment of dividends and liquidation preferences.

•	We may not be able to attain or maintain profitability and we may not generate cash flows sufficient to pay distributions to stockholders or meet our debt service obligations.
•	We may be affected by risks resulting from losses in excess of insured limits.
•
Risks of security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, could adversely affect our business and results of operations.

•
There are significant restrictions and limitations on your ability to have any of your shares of our Class C common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the repurchase program, which is based on our most recently published NAV per share, could be less than the then-current fair market value of the shares.

•
Because no underwriter is selling our shares, investors will not have the benefit of an independent “due diligence” review and investigation of the type normally performed by an underwriter in connection with a securities offering.

•	Investing in our Class C common stock involves a high degree of risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment.
The mailing address of our principal executive offices is:
Modiv Inc.
120 Newport Center Drive
Newport Beach, CA 92660
Attn: Investor Relations
Our telephone number is (888) 686-6348 and our website address is www.modiv.com.

SUITABILITY STANDARDS
We will consider your answers to a number of questions soliciting information regarding your investing experience, investment horizon, current investment portfolio, investment objectives, risk tolerance and liquidity needs. If you do not have investing experience or are in need of liquidity from your investments, we will elicit further information from you to determine whether an investment in our shares is suitable for you. While we do not have any specific minimum standards that must be satisfied before we accept you as a stockholder (other than the qualified purchaser requirements discussed elsewhere in this offering statement), we will evaluate the totality of your responses to these questions to determine whether, in our sole discretion, an investment in shares of our Class C common stock is reasonable. We have implemented these suitability standards due to the volatility associated with investing in real estate, the difficulty of reselling shares of our Class C common stock and the long-term nature of an investment in our shares. The Company will ensure adherence to these suitability standards by North Capital by (i) implementing automated procedures to identify investors that appear to require further assessment due to responses that indicate, for instance, that such investors lack investing experience or have greater liquidity needs, and (ii) requiring that their registered representatives review those investors’ applications and document if an exception is warranted. The suitability standards will not apply to resales of shares of our Class C common stock.
i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR
Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This offering circular is part of an offering statement that we filed with the SEC using a continuous offering process. Periodically, as we update our quarterly NAV per share amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, quarterly reports and other reports and information statements that we will file periodically with the SEC. See “Where You Can Find More Information” for more details.
The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. Also, a copy of our offering circular and all supplements will be posted on the Modiv website, www.modiv.com. The contents of the Modiv website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.
Our management team and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as Appendix A to this offering circular and on the Modiv website.

STATE LAW EXEMPTIONS AND PURCHASE RESTRICTIONS
Shares of our Class C common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended, or Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law, or “blue sky,” review, subject to our meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of Class C common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares of Class C common stock are listed on a national securities exchange. “Qualified purchasers” include:
(i)	“accredited investors” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act and
(ii)
all other investors so long as their investment in our shares of Class C common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.
To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must have:
1.	an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase; or
2.
earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years, and a reasonable expectation of the same income level in the current year.

For the purposes of calculating net worth under 1. above:
(i)	a person’s primary residence shall not be included as an asset;
(ii)
indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)
indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.
For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

SUMMARY
This summary highlights material information contained elsewhere in this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the Risk Factors section, and our financial statements and the notes thereto filed with the SEC, before making a decision to invest in our Class C common stock. Unless otherwise stated, or the context otherwise requires, references in this offering circular to “Modiv Inc.,” the “Company,” “we,” “us” and “our” refer to Modiv Inc. and its subsidiaries on a consolidated basis.
What is Modiv Inc.?
Modiv Inc. (formerly named RW Holdings NNN REIT, Inc.) is a Maryland corporation, incorporated on May 15, 2015, that elected to be treated as a real estate investment trust, or REIT, beginning with the filing of our U.S. federal tax return for the taxable year ended December 31, 2016. We believe we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. We are a real estate, fintech and proptech investment manager. Driven by innovation, an investor-first focus and an experienced management team, Modiv has created one of the largest non-listed REITs to be raised via crowdfunding technology and the first real estate crowdfunding platform to be completely investor-owned. Modiv provides individual investors access to real estate and real estate-related investments designed to provide both income and long-term growth. Additionally, Modiv continuously strives to have best-in-class corporate governance and has assembled distinguished executives, with decades of institutional real estate industry experience, on both its board of directors and executive management team.
As of June 30, 2021, under our charter, we have the authority to issue 450,000,000 shares of stock, consisting of 50,000,000 shares of preferred stock, $0.001 par value per share, 300,000,000 shares of Class C common stock, $0.001 par value per share, and 100,000,000 shares of Class S common stock, $0.001 par value per share. Effective February 1, 2021, with the authorization of the board of directors, the Company filed Articles of Amendment to the Company’s charter in the State of Maryland in order to effect a 1:3 reverse stock split of the Company’s Class C common stock and Class S common stock and, following the implementation of the reverse stock split, to decrease the par value of each post-split share of the Company’s Class C common stock and Class S common stock from $0.003 per share to $0.001 per share.
On July 15, 2015, we filed a registration statement on Form S-11 (File No. 333-205684) with the SEC to register an initial public offering of a maximum of 30,000,000 (adjusted for the 1:3 reverse stock split) of our shares of common stock for sale to the public (the “Initial Primary Offering”). We also registered a maximum of 3,333,333 (adjusted for the 1:3 reverse stock split) of our shares of common stock pursuant to our distribution reinvestment plan (the “DRP”) (the “Initial DRP Offering” and together with the Initial Primary Offering, the “Initial Registered Offering”). During 2016, the SEC declared the registration statement effective and we began offering shares of common stock to the public.
In August 2017, we began offering up to 33,333,333 shares (adjusted for the 1:3 reverse stock split) of our Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Securities Act pursuant to an exemption from the registration requirements of the Securities Act, under and in accordance with Regulation S of the Securities Act (the “Class S Offering”). The Class S common stock has similar features and rights as the Class C common stock, including with respect to voting and liquidation, except that the Class S common stock offered in the Class S Offering may be sold only to non-U.S. Persons and may be sold through brokers or other persons who may be paid upfront and deferred selling commissions and fees.
On December 23, 2019, the Company commenced a follow-on offering pursuant to a new registration statement on Form S-11 (File No. 333-231724) (the “Follow-on Offering”), which registered the offer and sale of up to $800,000,000 in share value of Class C common stock, including $725,000,000 in share value of Class C common stock pursuant to the primary portion of the Follow-on Offering and $75,000,000 in share value of Class C common stock pursuant to the Company's DRP. The Company ceased offering shares pursuant to the Initial Registered Offering concurrently with the commencement of the Follow-on Offering.
On January 22, 2021, the Company filed a registration statement on Form S-3 (File No. 333-252321) to register a maximum of $100,000,000 in share value of Class C common stock to be issued pursuant to the amended and restated DRP (the “2021 DRP Offering” and, collectively with the Initial DRP Offering, the “Registered DRP Offering”). The Company commenced offering shares of Class C common stock pursuant to the 2021 DRP Offering upon termination of the Follow-on Offering.

Effective January 27, 2021, with the approval of the board of directors, the Company terminated the Follow-on Offering. In connection with the termination of the Follow-on Offering, the Company stopped accepting investor subscriptions on January 22, 2021. As of January 27, 2021, the Company had $600,547,672 in share value of unsold shares in the Follow-on Offering, which were deregistered with the SEC. On February 1, 2021, the Company commenced a private offering of Class C common stock under Regulation D promulgated under the Securities Act (the “Private Offering”).
Effective August 12, 2021, with the approval of the board of directors, the Company terminated the Private Offering.
As of July 31, 2021 there are 7,465,919 shares of Class C common stock and 63,404 shares of Class S common stock issued and outstanding.
We are subject to the reporting requirements of the Exchange Act. Our most recent annual report on Form 10-K and our latest quarterly report on Form 10-Q are available on our website at www.modiv.com. These reports discuss, among other things, general information regarding our business in greater detail. In addition, you can access these and other reports about the Company at www.sec.gov or by contacting us and requesting a copy of any of our SEC reports.
We conduct our business substantially through Modiv Operating Partnership, LP, a Delaware limited partnership (our “Operating Partnership”), and its subsidiaries.
Until December 31, 2019, our business was externally managed by Rich Uncles NNN REIT Operator, LLC (our “former external advisor”). Our former external advisor managed our operations and our portfolio of core real estate properties and real estate-related assets and provided asset management and other administrative services pursuant to our second amended and restated advisory agreement (the “Advisory Agreement”) with our former external advisor and our former sponsor, BrixInvest, LLC (“BrixInvest” or our “former sponsor”). Our former external advisor also served as the sponsor and advisor for Rich Uncles through December 31, 2019 and for BRIX REIT, Inc. (“BRIX REIT”) through October 28, 2019. Pursuant to the Advisory Agreement, our former external advisor was paid certain fees through December 31, 2019.
On December 31, 2019, pursuant to an Agreement and Plan of Merger dated September 19, 2019, Rich Uncles merged with and into Katana Merger Sub, LP, a Delaware limited partnership and wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub surviving as a direct, wholly-owned subsidiary of the Company (the “Merger”). At such time, the former stockholders of Rich Uncles received shares of Class C common stock of the Company and the separate existence of Rich Uncles ceased. In addition, on December 31, 2019, a self-management transaction was completed, whereby the Company effectuated a Contribution Agreement dated September 19, 2019 pursuant to which the Company acquired substantially all of the assets and certain liabilities of BrixInvest in exchange for units of limited partnership interest in the Operating Partnership (the “Self-Management Transaction”). As a result of the completion of the Merger and the Self-Management Transaction, the Company became self-managed and eliminated all fees for acquisitions, dispositions and management of its properties, except for third-party property management fees which are generally reimbursed by our tenants.
We expect to use a substantial amount of the net proceeds from our offerings to primarily invest, directly or indirectly through investments in affiliated and non-affiliated entities, in a diversified portfolio of real estate and real estate-related investments.
Beyond our traditional single-tenant portfolio of triple-net leased properties, we also seek to provide individual investors access to a diversified portfolio of real estate and real estate-related investments designed to provide both income and long-term growth. We will continue to seek opportunities to be an aggregator within the non-listed real estate product industry, utilizing the combination of our deep understanding of both the crowdfunding and real estate markets and the strength of our stockholder-owned, self-managed business model. In that regard, we will consider acquisitions of, or investments in, other crowdfunding companies or platforms and other non-listed real estate companies or portfolios.
Our goal is to generate a current stream of income for investors and the potential for long-term capital appreciation in the value of our properties and real-estate related investments. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, or shares of, or interests in other REITs or real estate-related companies. We also plan to continue to invest in fintech and crowdfunding businesses. Although we have no plans at this time to change any of the investment objectives described above, our board of directors may change any and all such investment objectives if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a Current Report on Form 8-K (a “Current Report”), or through other filings under the Exchange Act, as appropriate.
As of July 31, 2021, we had 19 total and full-time employees. Our office is located at 120 Newport Center Drive, Newport Beach, California 92660. Our telephone number is (888) 686-6348, and our website address is www.modiv.com. We operate and engage in marketing activities in connection with our offering using the “modiv” brand name.
We consider our company to be a perpetual-life investment vehicle because we have no finite date for liquidation. While our charter does not require us to list our shares of common stock for trading on a national securities exchange or other over-the-counter trading market, we may consider such a listing in the future if we determine it is in the best interest of our stockholders. Although we are currently offering a fixed amount of shares in this offering, we intend to effectively conduct a continuous offering of an unlimited amount of our shares of common stock over an unlimited time period by conducting an uninterrupted series of additional public offerings if we sell all shares being offered pursuant to this offering circular. This perpetual-life structure is aligned with our overall objective of investing in real estate and real estate-related assets with a long-term view towards making sustainable cash distributions and generating capital appreciation.
As stated above, we may determine at some point in the future that a listing of our shares of Class C common stock on a national securities exchange would enhance stockholders’ value and be in the best interest of stockholders. Although we have no current intention of listing our shares of Class C common stock for trading on a national securities exchange, and we cannot guarantee you that such a listing will ever occur, in the event that we do list on a national securities exchange, your shares of Class C common stock will likely become subject to restrictions on transfer for a period of time following the listing in order to help stabilize the publicly-traded price per share of our Class C common stock. Such restrictions may be imposed by a contract that we request that you sign or by issuing stock dividends of different classes of common stock on your shares of Class C common stock that convert into Class C common stock at future dates, thereby restricting your ability to sell all or a portion of your shares of Class C common stock on such a national securities exchange for a period of time.
What is a REIT?
In general, a REIT is an entity that:
•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;
•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the distributions-paid deduction and excluding net capital gain); and
•
avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year in which we failed to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Who is selling your shares?
We intend to sell the shares to investors through North Capital, our dealer manager for this offering and a registered broker dealer. Given our investor-first focus, the benefit to investors of utilizing a dealer manager that is registered with FINRA and complying with FINRA’s heightened regulatory standards outweigh the minimal costs. We will offer our shares of Class C common stock in this offering utilizing the website www.modiv.com, an online investment platform owned and operated by us. We could also plan to offer our shares of Class C common stock on other crowdfunding platforms in the future. Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock. Any required fees payable to North Capital or other crowdfunding platforms will be paid by us. In addition, we pay all organization and offering expenses in connection with this offering. See Plan of Distribution.
In addition, purchasers of our Class C common stock may be clients of registered investment advisors. For an investor purchasing shares in the offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether the investor is a U.S. Person and a purchase of our shares is suitable for such investor, (ii) delivering to such investor a copy of this offering circular for this offering, including any amendments or supplements thereto, and (iii) transmitting to us promptly such investor’s completed subscription documentation and any supporting documentation we may reasonably require.
Are there any risks involved in an investment in your shares?
Investing in our Class C common stock involves varying degrees of risk, including elements of high risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment. You should carefully review the Risk Factors section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in our Class C common stock. These risks include the following high-risk factors:
•
We have only a limited operating history, and the prior performance of our real estate investments or real estate programs sponsored by us or our affiliates may not be indicative of our future results.

•
We are subject to risks associated with potential changes in the behavior of consumers, office employees and employers resulting from the COVID-19 pandemic, including the recent spread of the Delta variant, and related disruptions in the real estate markets.

•
The magnitude and duration of the COVID-19 pandemic, including the recent spread of the Delta variant, and its impact on our tenants, operations and liquidity is uncertain as of the date of this offering circular and may continue to have an adverse impact on our business and results of operations.

•
This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We may be considered a “blind pool” because we have not identified additional properties to be acquired with the net proceeds from this offering, and any potential acquisitions cannot be considered probable. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We plan to invest in a diversified portfolio of real estate and real estate-related investments. We also plan to consider acquisitions of other non-listed real estate companies or portfolios and crowdfunding companies or platforms. However, we may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	The offering price of shares of our Class C common stock may not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less.
•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•
The only sources of cash for distributions to investors will be from net rental income and sales of properties. If we pay distributions from sources other than operations, we may have less cash available for investments and your overall return may be reduced.

•	We may fail to continue to qualify as a REIT for U.S. federal income tax purposes, which could adversely affect our operations and our ability to make distributions.
•
Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. While we may consider listing our shares for trading on a national securities exchange in the future if we determine that such a listing is in the best interest of our stockholders, no public market currently exists for our shares. Furthermore, in the event we do list our shares for trading on a national securities exchange, there will likely be restrictions on the sale of shares by investors holding shares at the time of any such listing in order to stabilize the trading price of the stock. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount.
•	We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.
•	We are subject to risks associated with tenant, geographic and industry concentrations with respect to our properties.
•	Our properties, intangible assets and other assets may be subject to further impairment charges.
•
We are subject to competition in the acquisition and disposition of properties and in the leasing of our properties, and we may be unable to acquire or dispose of, or lease, our properties on advantageous terms.

•	We could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally.
•
We have substantial indebtedness, and may incur additional secured or unsecured debt, which may affect our ability to pay distributions, expose us to interest rate fluctuation risk, impose limitations on how we operate and expose us to the risk of default under our debt obligations.

•	We may not be able to extend or refinance existing indebtedness before it becomes due.
•
Our charter authorizes our board of directors to amend our charter to issue and classify shares of preferred stock and set the preferences, rights and other terms of the preferred stock, which may be senior to the rights of common stockholders with respect to voting, the payment of dividends and liquidation preferences.

•	We may not be able to attain or maintain profitability and we may not generate cash flows sufficient to pay distributions to stockholders or meet our debt service obligations.
•	We may be affected by risks resulting from losses in excess of insured limits.
•
Risks of security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, could adversely affect our business and results of operations.

•
There are significant restrictions and limitations on your ability to have any of your shares of our Class C common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the share repurchase program, which is based on our most recently published NAV per share, could be less than the then-current fair market value of the shares.

•
Because no underwriter is selling our shares, investors will not have the benefit of an independent “due diligence” investigation and review of the type normally performed by an underwriter in connection with a securities offering.

•	Investing in our Class C common stock involves a high degree of risk. You should purchase shares of our Class C common stock only if you can afford a complete loss of your investment.
What is the experience of your management?
Mr. Raymond E. Wirta, our founder and the Chairman of our board of directors since 2016, has over 50 years of experience in the real estate industry. Mr. Wirta served as an Independent Director of CBRE Group (NYSE: CBRE) from 2018 to 2021, after serving as the Chairman of CBRE from 2014 to 2018 and as the Chief Executive Officer of CBRE from 1999 to 2005. In his role as Chief Executive Officer of CBRE, Mr. Wirta oversaw the reorganization of that firm, bringing the company private in 1998 before taking the company public again in 2004, and commenced a consolidation strategy, increasing the geographic bandwidth and service capabilities of the firm. Mr. Wirta was also President of the Irvine Company, a privately held California based real estate company with ownership of a $38 billion portfolio, from 2016 to 2019. From 1991 to 1994, Mr. Wirta was President of The Koll Company, a significant developer of office and industrial real estate. Mr. Wirta continues to play an active role at The Koll Company as its current Chief Executive Officer. Mr. Wirta holds a B.A. in economics from California State University, Long Beach and an M.B.A. in International Management from Golden State University (see the “Management” section of this offering circular).
Mr. Aaron S. Halfacre, our Chief Executive Officer and President and a member of our board of directors since January 2019, has over 25 years of experience in the real estate industry. Mr. Halfacre has been involved in myriad REIT M&A transactions over the course of his career, totaling more than $17 billion in transaction value. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform, and its affiliates. From July 2014 to March 2016, Mr. Halfacre served as President and Chief Investment Officer of Campus Crest Communities, Inc., a publicly-traded student housing REIT. From October 2012 to May 2014, Mr. Halfacre served as Senior Vice President and Head of Strategic Relations at Cole Real Estate Investments, Inc., a publicly-traded net lease REIT and product sponsor. From November 2005 to December 2010, Mr. Halfacre served as the Chief of Staff and Head of Product Development of the real estate group at BlackRock, a global investment management corporation. Mr. Halfacre holds both Chartered Financial Analyst® and Chartered Alternative Investment Analyst® designations and earned a B.A. in Accounting from College of Santa Fe and an M.B.A. in Finance from Rice University (see the “Management” section of this offering circular).
Mr. Raymond J. Pacini, our Executive Vice President, Chief Financial Officer and Treasurer since April 2018 and our Secretary since September 2019, has over 40 years of experience with public companies, including over 30 years of commercial and residential real estate industry experience. From June 2005 to July 2019, Mr. Pacini served as an Independent Director and Audit Committee Chair for Cadiz Inc. (NASDAQ: CDZI). From May 1998 to March 2011, Mr. Pacini served as Chief Executive Officer and a Director of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company (formerly publicly-traded on NASDAQ: CALC until April 2010). From June 1990 to April 1998, Mr. Pacini first worked with our Chairman, Mr. Ray Wirta, while serving as Chief Financial Officer for Koll Real Estate Group, Inc. from 1993 to 1998. Additionally, from March 1999 to June 2002, Mr. Pacini served as Independent Director and Audit Committee Chair for Metalclad Corporation. Mr. Pacini started his career with PricewaterhouseCoopers LLP and is a licensed CPA (inactive) in the state of Massachusetts. Mr. Pacini has also been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini earned his B.A. in Political Science from Colgate University and his M.B.A. in Accounting and Finance from Cornell University (see the “Management” section of this offering circular).
Mr. William R. Broms, our Chief Investment Officer since September 2020, brings 20 years of experience in the real estate industry to Modiv. Mr. Broms previously served as our Senior Managing Director - Acquisitions from March 2018 until September 2020. From February 2014 until March 2018, Mr. Broms founded and led Realty Dividend, LLC, an investment firm that developed net-lease assets and invested in single and multi-family properties. He previously served as Senior Director of Acquisitions at Cole Real Estate Investments, Inc., a publicly-traded REIT acquiring net-lease real estate investments, where he directed the investment of sale-leaseback capital for leveraged buyouts and recapitalizations to corporations and private equity sponsors from August 2010 to February 2014. Mr. Broms served as Director of Acquisitions at Realty Income Corporation, a S&P 500 publicly-traded net-lease REIT, from February 2007 to August 2010. Mr. Broms holds a Bachelor of Science in Finance from the Geis College of Business at the University of Illinois and an MBA from Regis University in Denver, Colorado (see the “Management” section of this offering circular).
Ms. Sandra G. Sciutto, our Senior Vice President and Chief Accounting Officer since July 2018, brings 33 years of experience in the real estate industry to Modiv. From October 2016 to June 2018, Ms. Sciutto served as Chief Financial Officer for Professional Real Estate Services Inc., a privately held, full-service commercial real estate investment and operating company. From November 2012 to April 2016, Ms. Sciutto served as Chief Financial Officer and investment committee member for Shopoff Realty Investments, L.P., a real estate developer and real estate fund sponsor. From 1998 to 2012, Ms. Sciutto worked with Mr. Pacini as Chief Financial Officer of CALC. Ms. Sciutto started her career as a certified public accountant with the accounting firm of KPMG LLP and is a licensed CPA (inactive) in the state of California. Ms. Sciutto received her Bachelor of Science in Business Administration with a concentration in Accounting from Cal Poly State University, San Luis Obispo in 1982 (see the “Management” section of this offering circular).
Mr. David Collins, our Chief Property Officer since September 2020, brings 35 years of experience in the real estate industry to Modiv, where he previously provided consulting advice from February 2019 to September 2020. Mr. Collins was a Principal and Consultant with DFX Ventures, LLC from April 2018 to September 2020. He served as Executive Vice President, Portfolio Management for InvenTrust Properties Corp. from November 2014 to March 2018, Senior Vice President, Asset/Property Management for VEREIT, Inc. from August 2010 to October 2014 and Senior Vice President, Asset Management for Carlyle Development Group from April 2006 to January 2009. Mr. Collins earned a Bachelor of Science in Accounting from Arizona State University and an MBA from the University of Arizona, Eller College of Management (see the “Management” section of this offering circular).
Mr. Mitch Germain, our Chief Capital Officer since September 2020, brings 20 years of real estate experience, including 16 years as a REIT sell-side analyst and capital markets executive, to Modiv. Mr. Germain served as a Managing Director of JMP Securities from July 2009 to January 2020, VP – Equity Research REITs for Bank of America from 2006 to April 2009, Equity Research – REITs for RBC Capital Markets from 2005 to 2006 and Equity Research – REITs for UBS from 2004 to 2005. Mr. Germain earned a Bachelor of Science in Accounting from Boston University (see the “Management” section of this offering circular).
Mr. John Raney, our Chief Legal Officer and General Counsel since September 2020, brings 12 years of legal, mergers and acquisitions and capital markets experience to Modiv. Mr. Raney was a Partner with Massumi & Consoli LLP, from June 2018 to May 2020, and then briefly a Partner with Acceleron Law Group, LLP from June 2020 to September 2020 before joining Modiv. While at Massumi & Consoli LLP and Acceleron Law Group LLP, Mr. Raney represented private equity firms and venture capital firms in mergers and acquisitions and venture financings. From May 2015 to June 2018, Mr. Raney was Counsel at O’Melveny & Meyers LLP and from October 2008 to April 2015 he was an Associate with Latham & Watkins LLP. While at O’Melveny & Myers LLP and Latham & Watkins LLP, Mr. Raney represented public and private companies on mergers and acquisitions, corporate finance and general corporate matters. Mr. Raney earned his B.A. of Philosophy at Boston College and his J.D. from the UCLA School of Law (see the “Management” section of this offering circular).
Ms. Jennifer Barber, our Chief Operating Officer since May 2021, has the integral role of supporting the operations of the Executive, Investor Relations, Marketing and Product Development teams at Modiv, ensuring efforts are aligned with our overall business strategy. Prior to joining Modiv’s predecessor company in July 2017, Ms. Barber served as Senior Client Coordinator and in other roles from November 2015 to July 2017 for Semaphore Business Solutions. Prior to her business career, Ms. Barber was a teacher for EF Education First Teachers in Beijing, China from September 2014 to September 2015. Ms. Barber earned a Bachelor of Arts degree in Business and Economics from California State University-Fullerton. She holds her FINRA Series 7 and 63 licenses and serves as a Registered Representative with North Capital Private Securities Corporation on behalf of Modiv (see the “Management” section of this offering circular).
Mr. John Bacon, our Chief Marketing Officer since May 2021, brings nearly 30 years of marketing, public relations and branding experience to Modiv. Prior to joining Modiv, Mr. Bacon most recently served as 1st Vice President of Marketing & Communications for CIM Group, L.P. where he oversaw marketing efforts related to capital raising initiatives for the institutional, private wealth and Broker-Dealer channels, as well as corporate and property related marketing programs from February 2018 to January 2021. While with VEREIT and its predecessor companies from December 2010 to January 2018, Mr. Bacon re-branded the company from American Realty Capital Partners, was involved with the public listing of Cole Real Estate Investments, oversaw marketing and communications programs for all capital raising and real estate initiatives, and supported investor relations initiatives. As Managing Director of Converge Marketing Group from April 2008 to December 2010, he provided marketing-related services and counsel to small- and medium-sized businesses in the real estate and financial services industries. Mr. Bacon oversaw all marketing and public relations efforts for RED Development, LLC and its properties while serving as Vice President of Marketing & Communications from September 2003 to April 2008. Mr. Bacon earned his Bachelor of Journalism, Advertising, from the University of Nebraska-Lincoln (see the “Management” section of this offering circular).

Will any third parties be compensated for services in connection with this offering or using proceeds from this offering?
Yes. Given our investor-first focus, we decided that the benefit to investors of utilizing a dealer manager that is registered with FINRA and complying with FINRA’s heightened regulatory standards outweigh the minimal costs. Our dealer manager receives compensation and reimbursements for services related to this offering, and if we offer our shares on other crowdfunding platforms, such crowdfunding platforms will also be compensated by us. The board of directors, including a majority of our independent directors, has the right to change the compensation arrangements with the dealer manager or other crowdfunding platforms in the future without the consent of our stockholders.
Will you use leverage?
Yes. We expect that our debt financing and other liabilities, excluding the use of our acquisition line of credit, will be up to 55% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). This is our target leverage, and we intend to limit our leverage to 55% of the cost of acquiring our tangible assets (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). This is a portfolio-wide target. Our borrowings on one or more individual properties may exceed 55% of their individual cost, so long as our overall leverage does not exceed 55% (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). We may exceed the 55% limit if a majority of our independent directors approves borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility (or similar agreement).
We may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.
How will you structure the ownership and operation of your assets?
We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this offering circular, we own 83% of the Operating Partnership’s limited partnership interests, owners of our former external advisor own approximately 12% of the Operating Partnership’s limited partnership interests which they received in connection with the Self-Management Transaction and our Chief Executive Officer, Aaron S. Halfacre, and Chief Financial Officer, Raymond J. Pacini, together with the rest of our employees, own a combined 5% interest in the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an Umbrella Partnership Real Estate Investment Trust, or UPREIT.
Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling or contributing property owner. However, in an UPREIT structure, a contributor of a property who desires to defer taxable gain on the contribution of property may transfer the property to the Operating Partnership in exchange for limited partnership units in the Operating Partnership without recognizing gain for federal income tax purposes.
We intend to present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis. All items of income, gain, deduction (including depreciation), loss and credit flow through the Operating Partnership to us since all subsidiary entities, other than our taxable REIT subsidiary (“TRS”) and its subsidiaries, are disregarded for federal income tax purposes. These tax items do not generally flow through us to our stockholders. Rather, our net income and net capital gain effectively flow through us to our stockholders as and when we pay distributions.

The following chart provides an illustration of our current ownership structure. Non-operative entities have not been included in the following chart.

What conflicts of interest do you face?
See Conflicts of Interest. Our indirect subsidiary, Modiv Advisors, LLC, serves as the sponsor and advisor of BRIX REIT, which is in the process of implementing a Plan of Liquidation that was approved by its stockholders in September 2020, and Modiv Divisibles, LLC (“Modiv Divisibles”), which intends to offer investment opportunities in individual assets in the near future. There could be conflicts of interest if we enter into transactions with BRIX REIT or Modiv Divisibles. These potential conflicts are more fully described in Conflicts of Interest.
If I buy shares, will I receive distributions and how often?
We intend to pay distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. See Description of Shares—Distributions.
May I reinvest my distributions in shares of Modiv Inc.?
Yes, you may participate in our distribution reinvestment plan pursuant to our Registration Statement on Form S-3 (File No. 333-252321 that was filed with the SEC on January 22, 2021 and automatically became effective as of such date. To participate in our distribution reinvestment plan, you must review the prospectus relating to the 2021 DRP Offering and check the appropriate box on the subscription agreement for such distribution reinvestment plan offering or fill out an enrollment form we will provide to you at your request. Class C common stockholders may elect to have all, but not less than all, of their distributions reinvested in additional shares of our Class C common stock in lieu of receiving cash distributions. No selling commissions or third-party dealer manager compensation will be paid on shares sold under the distribution reinvestment plan.
Participants in the distribution reinvestment plan will acquire shares of our Class C common stock at a price equal to our most recently published NAV per share.
Our board of directors, in its discretion, may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (ii) in a separate mailing to the participants.
Will you register as an investment company?
We currently intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). See Risk Factors – Risks Related to Our Corporate Structure for additional information.
What kind of offering is this?
We are offering up to $75,000,000 in shares of our Class C common stock on a “best efforts” basis pursuant to this offering circular at a price equal to our board of directors’ most recently determined NAV per share, which, as of the date of this offering circular, is $26.05 per share. Our board of directors will adjust the offering price of the shares during the course of the offering on a quarterly basis, to equal the most-recently determined NAV per share. Our board of directors generally anticipates that the NAV per share will be determined within 45 days after the end of each quarter, barring any extenuating circumstances, calculated as of the last day of the prior quarter. When shares are offered on a “best efforts” basis, the offeror is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.
How will you use the proceeds raised in this offering?
The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the midpoint aggregate offering amount of $37,500,000 shares of Class C common stock in this offering and (2) the maximum aggregate offering amount of $75,000,000 of Class C common stock in this offering, and that the offering continues for a period of 24 months.
The amounts set forth below are estimated and cannot be precisely calculated at this time. The actual amount of third-party dealer manager compensation will vary from the estimated amounts shown because the length of time that we may conduct this offering and the specific amounts of shares of our Class C common stock that we sell are uncertain. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including third-party dealer manager compensation) exceed 3% of the aggregate gross proceeds raised in this offering when terminated or completed.
We will primarily use the net proceeds from this offering to invest in a diversified portfolio of real estate and real estate-related investments, or to re-lease and reposition our properties in accordance with our investment strategy and policies, including costs and fees associated with such investments, and to acquire other crowdfunding companies or platforms and other non-listed real estate and real estate-related companies or portfolios. We also expect to use a portion of the proceeds of this offering for general corporate purposes, capital expenditures, tenant improvement costs and leasing costs related to our real estate investments, reserves required by financings of our real estate investments, the repayment of debt, and to provide liquidity to our stockholders pursuant to our share repurchase program.

	Midpoint Offering ($37.5 million in Class C shares)		Maximum Offering ($75 million in Class C shares)
	Amount	Percent	Amount	Percent
Gross offering proceeds (assumes an initial offering price of $26.05 per share)	$37,500,000	100.00%	$75,000,000	100.00%
Less Offering Expenses:
Third-party dealer manager compensation(1)	187,500	0.50%	375,000	0.50%
Organization and offering expenses(2)	937,500	2.50%	1,875,000	2.50%
Net offering proceeds	$36,375,000	97.00%	$72,750,000	97.00%
(1)
Investors will not pay upfront selling commissions in connection with the purchase of shares of our Class C common stock. We also do not have any selling arrangements with broker-dealers that would require payment of commissions in connection with this offering. We intend to sell our shares of Class C common stock to investors through North Capital, a registered broker-dealer and our dealer manager for this offering, utilizing the website www.modiv.com, an online investment platform owned and operated by us. For providing compliance services as the dealer manager for this offering, North Capital will receive an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in this offering, our Private Offering that terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, we will pay to North Capital upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in this offering in excess of the aforementioned $25,000,000 threshold. We could also plan to offer our shares of Class C common stock on other crowdfunding platforms in the future. All fees payable to North Capital or other crowdfunding platforms will be paid by us. See Plan of Distribution.

(2)
We will pay all organization and offering costs incurred in connection with our offering. The organization and offering costs are not a fee charged to investors, and Modiv, any affiliates and its employees do not realize any benefit from these expenses. These are the minimal required costs associated with attracting and raising capital as a perpetual life investment vehicle. Organization and offering costs provide benefit to existing investors by helping us raise capital that will be deployed to purchase additional assets, thereby providing greater scale, income potential and portfolio diversification. The organization and offering expense numbers represent our estimates of expenses expected to be incurred in connection with this offering, including our actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses, including marketing personnel costs; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including third-party dealer manager compensation) exceed 3% of the aggregate gross proceeds raised in this offering when terminated or completed.

How long will this offering last?
We intend to sell the shares of Class C common stock in this offering until we raise the maximum amount being offered, unless terminated by our board of directors at an earlier time. We reserve the right to terminate this offering for any reason at any time.
Who can buy shares?
Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A). “Qualified purchasers” include:
•	“accredited investors” under Rule 501(a) of Regulation D; and
•
all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemptions and Purchase Restrictions” for more information.
In addition, we require that each purchaser of shares of our Class C common stock be a U.S. Person (as defined consistent with the meaning in Regulation S promulgated under the Securities Act).

Who might benefit from an investment in our shares?
An investment in our shares may be beneficial for you if you meet the investor qualifications described in this offering circular and seek to (i) diversify your personal portfolio with a real estate-based investment, (ii) receive current income, (iii) preserve capital, and (iv) obtain the benefits of potential long-term capital appreciation. However, investing in our Class C common stock involves certain risks, and you should carefully consider the investment risks contained in Risk Factors, before deciding whether to invest.
Is there any minimum investment required?
Yes. You must initially invest at least $1,000 in our shares to be eligible to participate in this offering unless you are participating in our automatic investment program, in which case your periodic investments may be as little as $100 in shares per month. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.
Are there any special restrictions on the ownership or transfer of shares?
Yes. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than the first year for which we elect to be taxed as a REIT. Subject to certain exceptions, our charter prohibits any stockholder from owning beneficially or constructively more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock.
Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?
Yes. The section of this offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of this offering circular.
We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.
May I make an investment through my IRA, SEP or other tax-deferred account?
Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code that you value the assets of the IRA, plan or other account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.
How do I subscribe for shares?
If you choose to purchase shares in this offering directly from us, you will need to complete and sign a subscription agreement on our website, www.modiv.com, for a specific number of shares and pay for the shares at the time of your subscription. If you choose to purchase shares in the offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether you are a U.S. Person and a purchase of our shares is suitable for you, (ii) delivering to you a copy of this offering circular for this offering, including any amendments or supplements thereto and (iii) transmitting to us promptly your completed subscription documentation and any supporting documentation we may reasonably require.

If I buy shares in this offering, how may I sell them later?
We provide a share repurchase program for stockholders who wish to sell their shares. The share repurchase program is subject to the following limitations and procedures:
Stockholders may request that all or a portion of their shares be repurchased by us. Based on our most recently published NAV per share of $26.05, we will repurchase shares at the share repurchase price described below, and share repurchases for any 12-month period will not exceed 2% of our aggregate NAV per month, or 5% of our aggregate NAV per quarter. Shares must be held for at least six months after they have been issued before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan if the stockholder submitting the repurchase request has held their initial investment for at least six months. In addition, if, as a result of a request for repurchase, a stockholder will own shares having a value of less than $1,000 (based on our most-recently published NAV per share), we reserve the right to repurchase all of the shares owned by such stockholder. The share repurchase price for Class C shares held by the stockholder for less than two years is 98% of the most recent NAV per share. The repurchase price for Class C shares held by the stockholder for at least two years is the most recent NAV per share. Stockholders who wish to avail themselves of the share repurchase program must notify us at least two business days before the end of the month for their shares to be repurchased by the third business day of the following month. The current share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.
We cannot guarantee that we will have sufficient available cash to accommodate all repurchase requests made in any given month. See Description of Shares—Share Repurchase Program—Limitations on Repurchase and Description of Shares—Share Repurchase Program—Procedures for Repurchase for more information.
Our charter does not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor does our charter require us to list our shares for trading by a specified date. Our charter does not require us to ever provide a liquidity event to our stockholders. While we may consider listing our shares on a national securities exchange in the future if we determine that such a listing would be in the best interest of our stockholders, no public market currently exists for our shares. Furthermore, in the event we do list our shares on a national securities exchange, there will likely be restrictions on the sale of shares by investors holding shares at the time of any such listing in order to stabilize the trading price of the stock. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.
Will I be notified of how my investment is doing?
Yes, we will provide you with periodic updates on the performance of your investment in us, including:
•	quarterly financial reports; and
•	an annual report.
We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: posting on our website and on your personal dashboard on our website at www.modiv.com, U.S. mail or other courier; electronic delivery; or in a filing with the SEC. Additional information can also be found on our website or on the SEC’s website, www.sec.gov.
When will I get my detailed tax information?
Your Form 1099-DIV tax information will be mailed by January 31 of each year.
Who can help answer my questions about this offering?
If you have more questions about this offering, please contact:
Modiv Inc.
120 Newport Center Drive
Newport Beach, CA 92660
(888) 686-6348
https://www.modiv.com
You can also submit your inquiries to us at info@modiv.com.

RISK FACTORS
Investing in shares of our Class C common stock involves certain risks. You should carefully consider the following risk factors, and those contained in any supplement to this offering circular, and all other information contained in this offering circular as supplemented before purchasing our Class C common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our Class C common stock may decline, and you could lose some or all of your investment.
Risks Related to the Limited Operating History of our Business
As a business with a limited operating history, investing in our common stock involves risks that are not present in other companies, including other real estate investment trusts, that have a more established investment portfolio and a longer operating history. These risk factors include the following.
We have only a limited operating history and limited sources of financing, and the prior performance of our real estate investments or real estate investment programs sponsored by our former sponsor or its affiliates may not be an indication of our future results.
We were incorporated in the State of Maryland on May 15, 2015. As of July 31, 2021, we own 38 properties, including one tenant-in-common real estate investment (an approximate 72.7% interest in a 91,740 square foot industrial property located in Santa Clara, California). The prior performance of our real estate investments or real estate investment programs may not be indicative of our future results. We plan to invest in a diversified portfolio of real estate and real estate-related investments. We also plan to seek to acquire other crowdfunding companies or platforms and other non-listed real estate and real estate-related companies or portfolios.
You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of operations. To be successful in this market, we must, among other things:
•	identify and acquire investments that further our investment objectives;
•	increase awareness of our brand within the investment products market;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operational structure to support our business.
We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose money.
This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.
This offering is being made on a “best efforts” basis, meaning that North Capital, a registered broker-dealer and our dealer manager for this offering, is only required to use best efforts to sell our Class C shares and has no firm commitment or obligation to purchase any of the Class C shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Class C shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain relatively fixed third party expenses such as legal, tax and audit, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed third-party expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Because our stockholders will not have the opportunity to evaluate the investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.
Other than our current properties and real estate investment, we are not able to provide stockholders with any information to assist them in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from this offering, after the payment of fees and expenses, in a diversified portfolio of real estate and real estate-related investments. Our board of directors and management have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant creditworthiness and you will likewise have no opportunity to evaluate potential tenants. As a result, you must rely on our board of directors and our management to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.
Because we are selling our shares without the aid of an independent underwriter, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face.
Although North Capital performed a due diligence review and investigation in connection with its engagement as dealer manager for this offering, there is no independent third-party underwriter selling our shares, and, accordingly, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Due diligence reviews typically include an independent review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling our shares, you must rely on the information included in this offering circular and in our public filings with the SEC.
Failure to continue to qualify as a REIT would reduce our net earnings available for investment or distribution.
Our continued qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See U.S. Federal Income Tax Considerations.
We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (“IT”) networks and related systems.
The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our proprietary online investment platform, www.modiv.com, our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

A security breach or other significant disruption involving our IT networks and related systems could:
•	disrupt the proper functioning of our networks and systems and therefore our operations;
•	result in misstated financial reports, violations of loan covenants and/or missed reporting deadlines to the SEC;
•	result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;
•
result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes;

•	require significant management attention and resources to remedy any damages that result;
•	subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements;
•	result in the unauthorized release of our stockholders’ private, personal information such as addresses, social security numbers and bank account information; or
•	damage our reputation among our stockholders.
Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.
Risks Related to an Investment in Our Common Stock
We may be unable to pay or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see Description of Shares — Distributions. Because we have paid, and may continue to pay, distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows. In addition, if we pay distributions from sources other than our cash flow from operations, we may have less cash available for investments and your overall return may be reduced.
We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.
We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, private equity and other investment funds, and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could limit our ability to pursue suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our respective assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.
If we are unable to complete acquisitions of suitable investments, we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions depends upon our performance in the acquisition of investments, including the determination of any financing arrangements. We expect to use a substantial amount of the net proceeds from this offering and our Regulation S offering to primarily invest, directly or indirectly through investments in affiliated and non-affiliated entities, in a diversified portfolio of real estate and real estate-related investments. We will also seek to acquire other crowdfunding companies or platforms and other non-listed real estate and real estate-related companies or portfolios.
Our investors must rely entirely on our management abilities and the oversight of our board of directors. We can give no assurance that we will be successful in obtaining suitable investments on financially attractive terms or that we will achieve our objectives. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.
We could suffer from delays in locating suitable investments. The more shares we sell in our offerings, the more difficult it may be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection, acquisition and development of income-producing properties or the acquisition of other real estate investments would likely limit our ability to pay distributions to you and reduce your overall returns.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was signed into law. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold stockholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
We are offering our Class C common stock pursuant to recent amendments to Regulation A promulgated pursuant to the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Class C common stock less attractive to investors as compared to a traditional public offering.
As a Tier 2 issuer, we will be subject to scaled disclosure requirements, which may make our Class C common stock less attractive to investors as compared to a traditional public offering, which may make an investment in our Class C common stock less attractive to investors who are accustomed to enhanced disclosure. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise significant funds to accomplish our investment objectives, which could severely affect the value of our Class C common stock.
Our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-11.
Because we are only permitted to raise up to $75 million in any 12-month period in this offering under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.
Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.
Currently, both the investing and leasing environments are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans. For example, the COVID-19 pandemic has resulted in significant disruptions in financial markets, business shutdowns and uncertainty about how the economy will perform over the next year.
Volatility in global markets and changing political environments can cause fluctuations in the performance of the U.S. commercial real estate markets. Economic slowdowns of large economies outside the United States are likely to negatively impact growth of the U.S. economy. Political uncertainties both home and abroad may discourage business investment in real estate and other capital spending. Possible future declines in rental rates and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, or requests from tenants for rent abatements during periods when they are severely impacted by the COVID-19 pandemic, may result in decreases in cash flows from investment properties. Increases in the cost of financing due to higher interest rates may cause difficulty in refinancing debt obligations prior to maturity at terms as favorable as the terms of existing indebtedness. Market conditions can change quickly, potentially negatively impacting the value of real estate investments. Management continuously reviews our investment and debt financing strategies to optimize our portfolio and the cost of our debt exposure.
We plan to rely on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity, or we may not be able to refinance these obligations at terms as favorable as the terms of our current indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our current indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets.
The debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and commercial mortgage backed securities (“CMBS”)

industries and the COVID-19 pandemic. We may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions or refinance any debt at maturity. Additionally, for properties for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. We expect to manage the current mortgage lending environment by considering alternative lending sources, including securitized debt, fixed rate loans, short-term variable rate loans, assumed mortgage loans in connection with property acquisitions, interest rate lock or swap agreements, or any combination of the foregoing.
Disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio, which could have the following negative effects on us:
1.	the values of our investments in commercial properties could decrease below the amounts paid for such investments; and/or
2.	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.
All of these factors could reduce stockholders’ return and decrease the value of an investment in us.
If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.
While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders. As a result of the Merger with Rich Uncles, 12 of our 38 operating properties, as well as our 72.7% tenant-in-common interest, are located in California, which makes the performance of our properties highly dependent on the health of the California economy.
Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our stockholders.
We may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.
The success of this offering and our ability to implement our business strategy depend upon our ability to sell our shares to investors. All investors have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, which may make selling our shares to such investors more difficult. If we are not successful in growing, operating and managing this process, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.
The loss of or the inability to retain or obtain key real estate professionals could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.
Our success depends to a significant degree upon the contributions of Messrs. Aaron Halfacre, Ray Pacini and Ray Wirta, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, respectively, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals. If any of these persons were to cease their association with us, we may be unable to find suitable replacements and our operating results could suffer as a result. We believe that our future success depends, in large part, upon our ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and we may be unsuccessful in attracting and retaining such skilled professionals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.
Maryland law provides that a director has no liability in the capacity as a director if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. As permitted by Maryland law, our charter limits the liability of our directors and officers to the Company and our stockholders for money damages, except for liability resulting from:
•	actual receipt of an improper benefit or profit in money, property or services; or
•	a final judgment based on a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.
In addition, our charter requires us to indemnify our directors and officers for actions taken by them in those capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the maximum extent permitted by Maryland law, and we have entered into indemnification agreements with our directors and executive officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. Accordingly, in the event that any of our directors or officers are exculpated from, or indemnified against, liability but whose actions impede our performance, our stockholders’ ability to recover damages from that director or officer will be limited.
We may change our targeted investments without stockholder consent.
We intend to invest in a diversified portfolio of real estate and real estate-related investments; however, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forgo an investment opportunity because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will analyze the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.
The offering price per share of our common stock and our estimated NAV per share may not reflect the value that stockholders will receive for their investment.
As with any valuation methodology, the methodologies we use are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to accounting principles generally accepted in the United States (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.
Accordingly, with respect to our estimated NAV per share and our quarterly updated offering price, we can give no assurance that:
•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon a sale of our company;

•	our shares of Class C common stock would trade at our estimated NAV per share on a national securities exchange;
•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;
•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or
•	the methodology used to determine our estimated NAV per share would be acceptable for compliance with ERISA reporting requirements.
The NAV of our shares will fluctuate over time in response to developments related to the capital raised, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and financial markets.
Risks Related to Conflicts of Interest
Our officers and our real estate, debt finance, management and accounting professionals face competing demands on their time, and this may cause our operations and our stockholders’ investment in us to suffer.
We rely on our officers and our real estate, debt finance, management and accounting professionals, including Messrs. Halfacre, Pacini and Wirta, to provide services to us for the day-to-day operation of our business. Our indirect subsidiary, Modiv Advisors, LLC, is the advisor to BRIX REIT and Modiv Divisibles, a wholly-owned subsidiary of ours which has yet to begin operations. Messrs. Halfacre and Wirta are also directors of BRIX REIT and Messrs. Halfacre and Pacini are managers of Modiv Divisibles. Our Chief Investment Officer, Mr. Broms, is also the Chief Executive Officer of BRIX REIT, Mr. Pacini is also the Chief Financial Officer of BRIX REIT and Modiv Divisibles, Ms. Sciutto, our Senior Vice President and Chief Accounting Officer, is also the Chief Accounting Officer of BRIX REIT and Modiv Divisibles and Mr. Raney, our Chief Legal Officer and General Counsel, is also the Chief Legal Officer and General Counsel of Modiv Divisibles. These individuals face conflicts of interest in allocating their time among us, BRIX REIT and Modiv Divisibles, as well as other business activities in which they may be involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If these events occur, the returns on our investments, and the value of your investment in us, may decline.
Certain directors’ duties to BRIX REIT and Modiv Divisibles could influence their judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to these other programs at our expense.
Our affiliated directors, Messrs. Halfacre and Wirta, are also directors of BRIX REIT and Messrs. Halfacre and Pacini are managers of Modiv Divisibles. The duties of our directors serving on the board of directors of BRIX REIT and Modiv Divisibles may influence their judgment as members of our board of directors when considering issues for us that also may affect the other programs, such as the following:
1.
We could enter into transactions with BRIX REIT and/or Modiv Divisibles, such as property acquisitions, sales of properties or sales of interests in special purpose entities that own property. Decisions of our board of directors regarding the terms of those transactions may be influenced by our board of directors’ responsibilities to such other programs;

2.	We could seek to acquire the same or similar assets that Modiv Divisibles is seeking to acquire and be in competition with Modiv Divisibles for investment opportunities;
3.	We could enter into options or rights of first offer or rights of first refusal with Modiv Divisibles to acquire some of its properties;
4.
A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other programs advised by our affiliates; and

5.
A decision of our board of directors regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other programs advised by our affiliates, depending on the price at which our shares trade.

Risks Related to Our Corporate Structure
Our charter and bylaws contain provisions that may delay, defer or prevent an acquisition of our common stock or a change in control.
Our charter and bylaws contain a number of provisions, the exercise or existence of which could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders.
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Our Charter Contains Restrictions on the Ownership and Transfer of Our Stock. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than the first year for which we elect to be taxed as a REIT. Subject to certain exceptions, our charter prohibits any stockholder from owning beneficially or constructively more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock. We refer to these restrictions collectively as the “ownership limits.” The constructive ownership rules under the Internal Revenue Code are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding Class C common stock or the outstanding shares of all classes or series of our stock by an individual or entity could cause that individual or entity or another individual or entity to own constructively in excess of the relevant ownership limits. Our charter also prohibits any person from owning shares of our stock that could result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares of our Class C common stock or of any of our other capital stock in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void. These ownership limits may prevent a third-party from acquiring control of us if our board of directors does not grant an exemption from the ownership limits, even if our stockholders believe the change in control is in their best interests.

•
Our Board of Directors Has the Power to Cause Us to Issue Additional Shares of Our Stock Without Stockholder Approval. Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a class or series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders. In addition, our board of directors may, without stockholder approval, establish a class or series of shares of preferred stock that could rank senior to shares of common stock with respect to voting, the payment of dividends and liquidation preferences.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.
Neither we nor any of our subsidiaries currently intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:
•	limitations on capital structure;
•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:
•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or
•
is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, the entities through which we and our Operating Partnership intend to own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).
With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(c) of the Investment Company Act for an exception from the definition of an investment company (any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act). As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(c) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(c) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forgo opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(c) and soliciting views on the application of Section 3(c)(5)(c) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.
For more information related to compliance with the Investment Company Act, see Investment Objectives and Criteria—Investment Company Act and Certain Other Policies.
Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.
If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.
Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.
Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.
Our stockholders may not be able to immediately sell their shares of Class C common stock under our share repurchase program.
We do not expect that a secondary market for resale of our shares of Class C common stock will develop, and our ability to repurchase shares of our Class C common stock depends upon the levels of our cash reserves (including distribution reinvestment proceeds), availability under any line of credit that we might have, the pace of new sales of shares of Class C common stock, and our ability to sell properties. There can be no assurance that we will have sufficient cash reserves for Class C common stock share repurchases at all times. In addition, we may not repurchase shares if the repurchase would violate restrictions on the distributions under Maryland law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.
If we must sell properties in order to honor repurchase requests, the repurchase of shares tendered for repurchase could be delayed until we have sold sufficient properties to honor such requests. We expect that the property sale process, if required to honor repurchase requests, could take several months, and we cannot be sure how long it might take to raise sufficient capital from property sales and other sources to honor all such requests. Under the terms of the share repurchase program, we would honor such repurchase requests on a pro rata basis to the extent that we have cash available for such repurchase requests.
Further, share repurchases under our share repurchase program for any 12-month period cannot exceed 2% of our aggregate NAV per month, 5% of our aggregate NAV per quarter, or 20% of our aggregate NAV per year. These repurchase limits are described in greater detail in Description of Shares—Share Repurchase Program—Limitations on Repurchase. The Class C share repurchase program is also subject to the procedures described in detail below in Description of Shares—Share Repurchase Program—Procedures for Repurchase. However, we will only repurchase shares if, among other conditions, we have sufficient reserves with which to repurchase such shares and at the same time maintain our then-current plan of operations. In addition, shares of our Class C common stock must be held for six months after they have been issued before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan if the stockholder submitting the repurchase request has held their initial investment for at least six months. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase.
The repurchase price for shares of Class C common stock held by the stockholder for less than two years is 98% of the most recent NAV per share. The repurchase price for shares of Class C common stock held by the stockholder for at least two years is the most recent NAV per share.
Stockholders who wish to avail themselves of the share repurchase program for shares of our Class C common stock must notify us as provided on their on-line dashboard at www.modiv.com. All requests for repurchase must be received by us at least two business days before the end of a month in order for the repurchase to be considered in the following month. Share repurchase requests may be withdrawn, provided that such withdrawal requests are received by us at least two business days prior to the end of a month. Shares will generally be repurchased by the third business day of the following month. Pursuant to our current share repurchase program, share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) operating cash flow not intended for distributions, (d) indebtedness, including a line of credit and traditional mortgage financing, and (e) capital transactions, such as asset sales or refinancings.
Our board of directors may amend, suspend or terminate our Class C common stock share repurchase program upon 10 days’ notice to Class C stockholders if: (a) the board of directors believes such action is in our and such stockholders’ best interests, including because share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose shares are not repurchased, or if the board of directors determines that the funds otherwise available to fund our share repurchases are needed for other purposes; (b) due to changes in law or regulation; or (c) the board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. See Description of Shares —Share Repurchase Program, for more information about the program.
We may, at some future date, seek to list our shares of Class C common stock on a national securities exchange to create a secondary market for our stock, but we have no current plan to do so, and for the foreseeable future stockholders should assume that the only available avenue to sell their shares of Class C common stock will be our share repurchase program described above.
Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.
Our stockholders do not have preemptive rights to any shares we issue in the future. In the future, our board of directors may issue additional shares of common stock without stockholder approval and after investors purchase shares in this offering. For example, after our investors purchase shares in this offering, our board of directors may authorize us to: (i) sell additional shares in this or in future private or public offerings, including through our distribution reinvestment plan; (ii) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership; (iii) issue shares of our common stock in connection with the acquisition of another company or its assets; (iv) issue units of limited partnership interests of the Operating Partnership, which are convertible into shares of our Class C common stock in connection with a long-term incentive plan; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future offerings, including the Regulation S offering described above, pursuant to our distribution reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors could also experience dilution in the book value and NAV of their shares and in the earnings and distributions per share.
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.
When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases, we may agree to make improvements to their space as part of our negotiations. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations or proceeds from our distribution reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms, or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.
Certain provisions of Maryland law may limit the ability of a third-party to acquire control of us.
Certain provisions of the Maryland General Corporation Law (the “MGCL”) may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:
•
“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder for a period of five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

•
“control share” provisions that provide that holders of “control shares” of the company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these exemptions or resolutions will not be amended or eliminated at any time in the future.
Additionally, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses, such as a classified board, some of which we do not have.
We are subject to risks relating to litigation and regulatory liability.
We face legal risks in our businesses, including risks related to the securities laws and regulations across various state and federal jurisdictions. Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by the Financial Industry Regulatory Authority (“FINRA”) and the SEC.
In March, April and May 2016, Rich Uncles sold shares of its stock in excess of the amount which it had registered for sale in California, resulting in a violation of the registration requirements of the California Securities Law of 1968. To remedy this, Rich Uncles reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to the California securities law to those investors who had purchased shares in excess of the permit.
In addition, beginning in 2017, the SEC conducted an investigation related to, among other things, the advertising and sale of securities in connection with our prior public offering and compliance with broker-dealer regulations. Our former sponsor proposed a settlement of the investigation with the SEC and, on September 26, 2019, the SEC accepted the settlement and entered an order (the “Order”) instituting proceedings against our former sponsor pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act. Under the settlement, our former sponsor, without denying or admitting any substantive findings in the Order, consented to entry of the Order, finding violations by it of Section 5(b)(1) of the Securities Act and Section 15(a) of the Exchange Act.
Under the terms of the Order, our former sponsor agreed to (i) cease and desist from committing or causing any future violations of Section 5(b) of the Securities Act and Section 15(a) of the Exchange Act, (ii) pay, and

has paid, to the SEC a civil money penalty in the amount of $300,000 and (iii) undertake that any REIT that is or was formed, organized or advised by it, including our Company, will not distribute securities except through a registered broker-dealer. We engaged North Capital as our registered broker-dealer for our prior public offering of shares commencing January 2, 2020.
Violations of state and federal securities registration laws may result in contingent liabilities to purchasers for sales of unregistered securities and may also subject the seller to fines and penalties by securities regulatory agencies. It is possible that we and our affiliates could be subject to sanctions or to similar liabilities in the future, should another violation of securities registration requirements occur. A finding of such a violation could have a material adverse effect on our business, financial condition and operating results.
The SEC standard of conduct for investment professionals could impact our ability to raise additional capital.
On June 5, 2019, the SEC adopted “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act” that includes: (i) the requirement that a broker-dealer or associated person, when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer, act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker-dealer or associated person ahead of the interest of the retail customer, (ii) a new disclosure document, the consumer or client relationship summary, or Form CRS, which would require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures and (iii) interpretative guidance that establishes a federal fiduciary standard for investment advisers.
Regulation Best Interest is complex and therefore provided a transition period until June 30, 2020 to give firms sufficient time to come into compliance. Accordingly, no cases or administrative proceedings were brought under Regulation Best Interest before the end of the transition period, and therefore the scope of its applicability and substantive provisions is unknown. Investors are urged to consult with their own advisors regarding the impact that Regulation Best Interest may have on purchasing and holding interests in our company. In addition, no cases or administrative proceedings have been brought pursuant to Regulation Best Interest. Regulation Best Interest, and any cases or administrative proceedings brought pursuant thereto, or any other legislation or regulations that may be introduced or become law in the future, could (i) have negative implications on our ability to raise capital from potential investors, including those investing through IRAs, and (ii) impact whether broker-dealers or their associated persons decide to recommend our securities to retail customers, thus impacting our ability to raise funds and our ability to achieve the investment objectives disclosed in this offering circular.
General Risks Related to Investments in Real Estate
Pandemics or other health crises, such as the COVID-19 pandemic and the recent spread of the Delta variant, may adversely affect our business and/or operations, our tenants’ financial condition and the profitability of our retail properties.
Our business and/or operations and the businesses of our tenants could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the COVID-19 pandemic and the recent spread of the Delta variant. The profitability of our retail properties depends, in part, on the willingness of customers to visit our tenants’ businesses. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause employees or customers to avoid our properties, which could adversely affect foot traffic to our tenants’ businesses and our tenants’ ability to adequately staff their businesses. Most of the states in which we operate have issued orders to close certain retail establishments. Such events have adversely impacted tenants’ sales and/or caused the temporary closure or slowdown of our tenants’ businesses, which has severely disrupted their operations and could have a material adverse effect on our business, financial condition and results of operations. Similarly, the potential effects of quarantined employees of office tenants may adversely impact their businesses and affect their ability to pay rent on a timely basis.
While the number of new cases of COVID-19 reported in the U.S. has declined during the first half of 2021, and in the second quarter of 2021 many states rescinded COVID-19 orders which restricted operations of retail establishments and office workers, there can be no assurance that the spread of variants of COVID-19 will not lead to an increase in new cases reported and that states could then reinstate such restrictions.

Economic, market and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.
Our operating results and the performance of the properties we acquire are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:
1.	downturns in national, regional and local economic conditions, particularly in response to the COVID-19 pandemic;
2.	competition from other commercial developments;
3.	adverse local conditions, such as oversupply or reduction in demand for commercial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;
4.	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;
5.	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;
6.	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;
7.	material failures, inadequacy, interruptions or security failures of the technology on which our operations rely;
8.	natural disasters such as hurricanes, earthquakes and floods;
9.	acts of war or terrorism, including the consequences of terrorist attacks;
10.	a pandemic or other public health crisis (such as the COVID-19 virus outbreak and the recent spread of the Delta variant);
11.	the potential for uninsured or underinsured property losses; and
12.	periods of high interest rates and tight money supply.
Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to stockholders and on the value of stockholders’ investment.
We may finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided by the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for share repurchases or distributions to stockholders.
Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.
Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.
We intend to purchase properties with (or enter into, as necessary) long-term leases with tenants, which may not result in fair market rental rates over time.
These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates.

Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not purchase properties with, or enter into, long-term leases.
We depend on tenants for our revenue generated by our real estate investments and, accordingly, our revenue generated by our real estate investments and our ability to make distributions to our stockholders are dependent upon the success and economic viability of our tenants and our ability to retain and attract tenants. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.
The success of our real estate investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a significant number of smaller tenants to meet their rental obligations would significantly lower our net income. A non-renewal after the expiration of a lease term, termination or default by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-leasing the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may only be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of our assets may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. If a tenant does not renew, terminates or defaults on a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce distributions to stockholders.
The bankruptcy or insolvency of our tenants or delays by our tenants in making rental payments (including bankruptcies and insolvencies caused by the COVID-19 pandemic) could seriously harm our operating results and financial condition.
Any bankruptcy filings by or relating to any of our tenants could bar us from collecting pre-bankruptcy debts from that tenant (including tenants whose business and operations are severely impacted by the COVID-19 pandemic), unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.
Actions of our potential future tenants-in-common could reduce the returns on tenants-in-common investments and decrease our stockholders’ overall return.
We may enter into tenants-in-common or other joint ownership structures with third parties to acquire properties and other assets. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:
•	our co-owner in an investment could become insolvent or bankrupt;
•	our co-owner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•	our co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or
•
disputes between us and our co-owner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

While we intend that any co-ownership investment that we enter into will be subject to a co-ownership contractual arrangement that will address some or all of the above issues, any of the above might still subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment in us.

Costs imposed pursuant to laws and governmental regulations may reduce our net income and our cash available for distribution to our stockholders.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.
The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay distributions to our stockholders and may reduce the value of our stockholders’ investment in us.
The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce our cash available for distribution to our stockholders.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce our cash available for distribution to our stockholders.
We intend that most if not all of our real estate acquisitions be subject to Phase I environmental assessments prior to the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.
Uninsured losses relating to real property could reduce our cash flow from operations and the return on our stockholders’ investment in us.
We expect that most of the properties we acquire will be subject to leases requiring the tenants thereunder to be financially responsible for property liability and casualty insurance. However, there are types of losses, generally catastrophic in nature, such as losses due to pandemics such as the COVID-19 pandemic, wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable and/or for which the tenants are not contractually obligated to provide insurance. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.
We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of stockholders' investment in us. In addition, other than any working capital reserve and other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property.
Changes in accounting pronouncements may materially and adversely affect our tenants’ credit quality and our ability to secure long-term leases and renewal options.
The Financial Accounting Standards Board issued a new accounting standard, effective for reporting periods beginning after December 15, 2018, for public business entities and December 15, 2019 for non-public business entities, that requires companies to capitalize all leases on their balance sheets by recognizing a lessee’s rights and obligations. Many companies that accounted for certain leases on an “off balance sheet” basis are now required to account for such leases “on balance sheet.” This change removed many of the differences in the way companies account for owned property and leased property, and could have a material effect on various aspects of our tenants’ businesses, including their credit quality and the factors they consider in deciding whether to own or lease properties. The new standard could cause companies that lease properties to prefer shorter lease terms, in an effort to reduce the leasing liability required to be recorded on their balance sheets. The new standard could also make lease renewal options less attractive, as, under certain circumstances, the rule would require a tenant to assume that a renewal right will be exercised and accrue a liability relating to the longer lease term.
Risks Related to Investments in Single Tenant Real Estate
Our current properties will depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a tenant’s lease termination.
While we plan to expand our investment criteria to include a diversified portfolio of real estate and real estate-related investments, we initially expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.
Net leases may not result in fair market lease rates over time.
We expect most of our rental income to come from net leases. Net leases typically contain: (i) longer lease terms; (ii) fixed rental rate increases during the primary term of the lease; and (iii) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates if fair market rental rates increase at a greater rate than the fixed rental rate increases.
Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.
We focus our investments on commercial properties, a number of which will be special use, single tenant properties. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.
If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.
Risks Associated with Debt Financing
We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.
We obtain lines of credit and long-term financing that may be secured by our properties and other assets. In most instances, we acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for U.S. federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.
If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.
We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.
We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and the value of our shares could decrease.
Increases in mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.
If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.
We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.
We may finance the acquisition of certain real estate-related investments with warehouse lines of credit and repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the leases in underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.
Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.
We have broad authority to incur debt and debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.
Our board of directors, including a majority of our independent directors, has approved our target aggregate leverage limit of 55% of the cost of acquiring our tangible assets (excluding the use of our acquisition line of credit and before deducting depreciation or other non-cash reserves). Our borrowings on one or more individual properties may exceed 55% of their individual cost, so long as our overall leverage does not exceed 55%. We may exceed this limit only if any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include borrowings relating to the initial acquisition of properties that are outstanding under a revolving credit facility (or similar agreement). There is no limitation on the amount we may borrow for the purchase of any single asset. Further, our charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations.
To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.
From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.
To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. There is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.
Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which the London Inter-bank Offered Rate (“LIBOR”) is determined may adversely affect the value of the financial obligations to be held or issued by us that are linked to LIBOR.
LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or have other consequences which cannot be predicted. As published by the Federal Reserve Bank of New York, it currently appears that, over time, United States dollar LIBOR may be replaced by the Secured Overnight Financing Rate (“SOFR”). In March 2021, the Financial Conduct Authority confirmed its intention to cease publishing one-week and two-month LIBOR after December 31, 2021, and all remaining LIBOR after June 30, 2023. At this time, it is not known whether or when SOFR or other alternative reference rates will attain market traction as replacements for LIBOR. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our liabilities will transition away from LIBOR at the same time, or to the same alternative reference rate, in each case increasing the difficulty of hedging. The process of transition involves operational risks. It is also possible that no transition will occur for many financial instruments. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the market for or value of any loans, derivatives and other financial obligations or on our overall financial condition or results of operations. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of financial assets and liabilities based on or linked to a “benchmark.”
Federal Income Tax Risks
Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.
We expect to operate in a manner that will allow us to continue to qualify as a REIT for U.S. federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
In addition, as a result of the Merger, if Rich Uncles is determined to have lost its REIT status or not qualified as a REIT prior to the Merger, we will face serious tax consequences that would substantially reduce cash available for distribution, including cash available to pay dividends to our stockholders, because:
1.	Rich Uncles would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);
2.	Rich Uncles could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods;
3.	we would inherit any such liability, including any interest and penalties that have accrued on such federal income tax liabilities;
4.
if we were considered a “successor corporation” under the Internal Revenue Code and applicable Treasury Regulations, we could not elect to be taxed as a REIT until the fifth taxable year following the year during which Rich Uncles was disqualified; and

5.
for up to 5 years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, we could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Moreover, if Rich Uncles failed to qualify as a REIT prior to the Merger, but we nevertheless qualified as a REIT, in the event of a taxable disposition of a former Rich Uncles asset during the five years following the Merger, we would be subject to corporate tax with respect to any built-in gain inherent in such asset as of the Merger. The failure of Rich Uncles to qualify as a REIT prior to the Merger could impair our ability to remain qualified as a REIT, could impair our business and ability to raise capital, and would materially adversely affect the value of our stock.
Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on our stockholders’ investment.
Our ability to dispose of a property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Properties we own, directly or through any subsidiary entity, including our Operating Partnership, but generally excluding our taxable REIT subsidiaries, may, depending on how we conduct our operations, be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we would be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our Operating Partnership, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Any taxes we pay would reduce our cash available for distribution to our stockholders. Our concern over paying the prohibited transactions tax may cause us to forgo disposition opportunities that would otherwise be advantageous if we were not a REIT.
Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.
If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for U.S. federal tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.
Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.
Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:
1.
In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on the undistributed income.

2.
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

3.
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

4.
If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.
From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
To maintain our REIT status, we may be forced to forgo otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.
To continue to qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.
Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.
Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:
1.
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

2.
part of the income and gain recognized by a tax-exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock;

3.
part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI; and

4.
part or all of the income and gain recognized by a tax-exempt stockholder with respect to the shares of our common stock would constitute UBTI if we directly or indirectly acquire a residual interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)).

Complying with REIT requirements may force us to liquidate otherwise attractive investments.
To continue to qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including investments in certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Liquidation of assets may jeopardize our REIT qualification.
To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.
Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service (the “IRS”) could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares of Class C common stock.
In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.
Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.
We may be subject to adverse legislative or regulatory tax changes.
At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.
The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top federal income rate was reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations) and various deductions were eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate was reduced to 21%, and the corporate alternative minimum tax was repealed. The deduction of net interest expense is limited for all businesses, other than certain electing businesses, including certain real estate businesses. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received).
The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly, but may affect our stockholders and may indirectly affect us. For example, the Tax Cuts and Jobs Act amended the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the Internal Revenue Code. Such rules may cause us to recognize income before receiving any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the Tax Cuts and Jobs Act reduced the limit for individual’s mortgage interest expense to interest on $750,000 of mortgages and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may adversely affect the residential mortgage markets in which we may invest.
Prospective stockholders are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our Class C common stock.
Distributions payable by REITs do not qualify for the reduced tax rates available to individuals under the Tax Cuts and Jobs Act of 2017.
The maximum tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates is 20%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. However, under the Tax Cuts and Jobs Act, ordinary dividends from REITs are treated as income from a “pass-through” entity and are generally eligible for a 20% deduction against those same ordinary dividends. As a result, the top marginal federal tax rate on REIT dividends is reduced from 37% to 29.6% for individual and trust/estate stockholders.
Dividend income received in respect of our shares and gain from the sale of our shares could be treated as effectively connected income.
Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), capital gain distributions attributable to sales or exchanges of U.S. real property interests (“USRPIs”) generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (1) the distribution is received with respect to a class of shares that is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder does not own more than 10% of the class of our shares at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market, and, therefore, this exception is not expected to apply.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of our shares generally will not be subject to U.S. federal income taxation unless such shares constitute a USRPI within the meaning of FIRPTA. Our shares will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s shares is held directly or indirectly by non-U.S. stockholders. There can be no assurances that we will be a domestically-controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our shares, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (1) our shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 10% or less of our shares at any time during the five-year period ending on the date of the sale. However, as noted above, we do not anticipate that our shares will be “regularly traded” on an established securities market. We encourage our non-U.S. stockholders to consult an independent tax advisor to determine the tax consequences applicable to them.
If our Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to stockholders and likely result in a loss of our REIT status.
We intend to maintain the status of our Operating Partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the Operating Partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the Operating Partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay distributions. In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the Operating Partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT.
Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA (if applicable) or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.
There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA, annuity described in Section 408 or 408A of the Internal Revenue Code, health savings accounts described in Section 223(d) of the Internal Revenue Code, and Coverdell education savings accounts described in Section 530 of the Internal Revenue Code) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our Class C common stock should satisfy themselves that:
1.	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;
2.	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
3.	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;
4.
the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA, including liquidity needs to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

5.	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
6.	stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually;
7.	the investment will not be treated as “plan assets” of its plan or account under ERISA and Department of Labor regulations; and
8.	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar applicable law.
With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Class C common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions. An investor should ensure that this approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our shares is made by such plan or account.
Investment in our shares is intended to qualify for an exemption from the plan asset rules under ERISA and the Department of Labor regulations and thus, our assets should not be “plan assets” of the investing plan or account. No assurances, however, can be made that our assets are not treated as “plan assets” of an investing plan or account under ERISA, Section 4975 of the Internal Revenue Code, or similar applicable law. Fiduciaries of plans and accounts should consult with counsel before making an investment in our shares.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.
In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our Class C common stock.
Risks Related to the Impact of the COVID-19 Pandemic on Our Business
Measures intended to prevent the spread of COVID-19 have disrupted our ability to operate our business.
In response to the outbreak of COVID-19 and the federal and state mandates implemented to control its spread, most of our employees are working remotely. If our employees are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, quarantines, office closures, ineffective remote work arrangements or technology failures or limitations, our operations would be adversely impacted. Further, remote work arrangements may increase the risk of cybersecurity incidents, data breaches or cyber-attacks, which could have a material adverse effect on our business and results of operations, due to, among other things, the loss of proprietary data, interruptions or delays in the operation of our business, damage to our reputation and any government imposed penalty.
The current COVID-19 pandemic, and any future outbreak of other highly infectious or contagious diseases, could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.
The COVID-19 pandemic has had, and any other pandemics in the future could have, repercussions across regional, national and global economies and financial markets. The outbreak of COVID-19 in the United States and in many countries has adversely impacted global economic activity and has contributed to significant volatility and negative pressure in the financial markets. The impact of the COVID-19 outbreak has been rapidly evolving and has continued to affect more countries. Many countries, including the United States, have responded by instituting quarantines for some period of time, mandating business and school closures and restrictions on their re-openings, banning group gatherings and restricting travel, among others.
Certain states and cities, including where we own properties, have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules and restrictions to only essential businesses that may continue to operate. As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly, including the real estate industry in which we and our tenants operate.
Many of our tenants have announced temporary closures of their stores or facilities and various tenants have requested rent deferral or rent abatement during this pandemic. In addition, in response to state and local government orders, many of our company personnel are currently working remotely. The effects of the state and local government orders, including an extended period of remote work arrangements, could strain our business continuity plans, introduce operational risk and impair our ability to manage our business. The COVID-19 pandemic may have a material adverse effect on our financial position, results of operations and cash flows, including among other factors:
•	a partial or complete closure of, or other operational issues at, some or all of our properties resulting from government or tenant action;
•
reduced economic activity severely impacts our tenants' business operations, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations;

•
reduced economic activity could result in a prolonged recession, which could negatively impact consumer discretionary spending and in return could severely impact our tenants' business operations, financial condition and liquidity;

•
difficulty accessing debt and equity on attractive terms, or at all, impacts to our credit ratings, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund our business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us;

•
the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our mortgage notes payable and credit facilities and could result in a default or potential acceleration of payment of our debt obligations, which non-compliance could negatively impact our ability to make additional future borrowings;

•	significant impairment in the value of our intangible assets as a result of weaker economic conditions;
•	general decline in business activity and demand for real estate transactions has adversely affected our ability to grow our portfolio of properties;
•	broad acceptance and success of working from home could negatively impact the demand for office space;
•
the deterioration in our or our tenants' ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations has adversely affected our operations and those of our tenants; and

•
potential negative impact on the health of our personnel and staff, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during this disruption.

The extent to which the COVID-19 pandemic and the recent spread of the Delta variant impacts our business operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence; including the scope, severity and duration of the pandemic; the success of actions or measures taken to contain or treat COVID-19 and the Delta variant, or mitigate its impact; and the direct and indirect economic effects of the pandemic, among others. Extended closures by our tenants of their stores and any early terminations by our tenants of their leases could reduce our cash flows, which could impact our ability to continue paying distributions to our stockholders at expected levels, or at all.
The rapid development and fluidity of the COVID-19 pandemic and the recent spread of the Delta variant precludes us from making any prediction as to the full adverse impact of the pandemic. Nevertheless, the pandemic presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows and performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this offering circular, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and other applicable law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “can,” “will,” “would,” “could,” “should,” “plan,” “potential,” “project,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution readers not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this offering circular. Additionally, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.
Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this offering circular. We make no representation or warranty (express or implied) about the accuracy of any such forward looking statements contained in this offering circular.
This offering circular contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable, and the conclusions contained in the publications and reports are reasonable.
You should carefully review the Risk Factors section of this offering circular and those risk factors contained in any supplement to this offering circular for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS
The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the midpoint aggregate offering amount of $37,500,000 of Class C common stock in this offering and (2) the maximum aggregate offering amount of $75,000,000 of Class C common stock in this offering, and that the offering continues for a period of 24 months. There is no minimum offering amount, and we will accept subscriptions upon the first sale and invest proceeds as soon as practicable after sales commence.
Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The actual amount of third-party dealer manager compensation will vary from the estimated amounts shown because the length of time that we may conduct this offering and the specific amounts of shares of our Class C common stock that we sell are uncertain. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including third-party dealer manager compensation) exceed 3% of the aggregate gross proceeds raised in this offering when terminated or completed.
We will primarily use the net proceeds from this offering to invest in a diversified portfolio of real estate and real estate-related investments, or to re-lease and reposition our properties in accordance with our investment strategy and policies, including costs and fees associated with such investments. We also expect to use a portion of the proceeds of this offering for general corporate purposes, including capital expenditures, tenant improvement costs and leasing costs related to our real investments, reserves required by financings of our real estate investments, the repayment of debt, and to provide liquidity to our stockholders pursuant to our share repurchase program.
	Midpoint Offering ($37.5 million in Class C shares)		Maximum Offering ($75 million in Class C shares)
	Amount	Percent	Amount	Percent
Gross offering proceeds (assumes an initial offering price of $26.05 per share)	$37,500,000	100.00%	$75,000,000	100.00%
Less Offering Expenses:
Third-party dealer manager compensation(1)	187,500	0.50%	375,000	0.50%
Organization and offering expenses(2)	937,500	2.50%	1,875,000	2.50%
Net offering proceeds	$36,375,000	97.00%	$72,750,000	97.00%
(1)
Investors will not pay upfront selling commissions in connection with the purchase of shares of our Class C common stock. We also do not have any selling arrangements with broker-dealers that would require payment of commissions in connection with this offering. We intend to sell our shares of Class C common stock to investors through North Capital, our dealer manager for this offering, utilizing the website www.modiv.com, an online investment platform owned and operated by us. For providing compliance services as the dealer manager for this offering, North Capital will receive an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in this offering, our Private Offering that terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, we will pay to North Capital upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in this offering in excess of the aforementioned $25,000,000 threshold. We could also plan to offer our shares of Class C common stock on other crowdfunding platforms in the future. All fees payable to North Capital or other crowdfunding platforms in connection with this offering will be paid by us. See Plan of Distribution.

(2)
We will pay all organization and offering costs incurred in connection with our offering. The organization and offering costs are not a fee charged to investors, and Modiv, any affiliates and its employees do not realize any benefit from these expenses. These are the minimal required costs associated with attracting and raising capital as a perpetual life investment vehicle. Organization and offering costs provide benefit to existing investors by helping us raise capital that will be deployed to purchase additional assets, thereby providing greater scale, income potential and portfolio diversification. The organization and offering expense numbers represent our estimates of expenses expected to be incurred in connection with this offering, including our actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses, including marketing personnel costs; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including third-party dealer manager compensation) exceed 3% of the aggregate gross proceeds raised in this offering when terminated or completed.

MANAGEMENT
Board of Directors
Modiv is unique in the industry by virtue of its highly experienced internal management team and board of directors. Each of the six most senior members of our management team average more than 25 years of real estate leadership experience, and the seven members of our distinguished board of directors hold the distinction of currently and/or previously serving in roles such as Chairman, Chief Executive Officer, President, Chief Financial Officer and Chief Investment Officer for more than 12 public and private real estate companies (including eight publicly listed REITs) that were responsible for managing nearly $200 billion in real estate assets in total during their respective tenures.
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Acquisition parameters are established by our board of directors, including a majority of our independent directors, and potential acquisitions outside of these parameters require approval by our board of directors, including a majority of our independent directors.
We also operate under our charter and bylaws which act as our governing documents.
Each of our directors will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. A quorum consists of the presence in person or by proxy of holders of our Class C and Class S common stock entitled to cast a majority of all the votes entitled to be cast at a stockholder meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. Under our bylaws, a plurality of all votes cast by the holders of the shares of Class C common stock and Class S common stock (voting together as a single class) present in person or by proxy at a meeting of stockholders at which a quorum is present is sufficient for the election of the directors. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is elected and qualifies.
Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed but only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.
Unless otherwise provided by Maryland law, and subject to our stockholders’ right to nominate individuals for election as directors set forth in our bylaws, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Under Maryland law, each director has statutory legal duties that require the director to act in good faith in a manner the director reasonably believes to be in the best interests of the company and with the care that an ordinary prudent person in a like position would use under similar circumstances. Our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.
In addition to meetings of any appointed committees of the board of directors, we expect our directors to hold at least four regular meetings each year. Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our independent directors would act on these matters.
Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

Although our board of directors will have responsibilities over the management of us, we will rely on our executive officers to advise on many of the important decisions and policies regarding properties, including acquisitions, financing, management, leasing and divestiture.
Selection of Our Board of Directors; Independent Directors
In determining the composition of our board of directors, our board of directors’ goal is to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board of directors as a whole. Three of the former managers of our former sponsor, Joe F. Hanauer, Mr. Halfacre and Mr. Wirta, serve as our directors together with four independent directors. Our independent directors are Adam S. Markman, Curtis B. McWilliams, Thomas H. Nolan, Jr. and Jeffrey Randolph. Each of our independent directors has over 20 years of relevant experience in the real estate industry.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors. We are not aware of any family relationship among any of our executive officers or directors. Each individual has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her position as an executive officer or director.
Name(1)	Age(2)	Positions
Aaron S. Halfacre	48	Chief Executive Officer, President and Director
Raymond E. Wirta	77	Chairman of the Board and Director(4)
Raymond J. Pacini	65	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Adam S. Markman	56	Independent Director(3)
Curtis B. McWilliams	65	Lead Independent Director(4)
Thomas H. Nolan, Jr.	64	Independent Director(4)(6)
Jeffrey Randolph	65	Independent Director(3)(5)
Joe F. Hanauer	84	Director(3)
(1)	The address of each executive officer and director listed is 120 Newport Center Drive, Newport Beach, California 92660.
(2)	As of July 31, 2021.
(3)	Member of the audit committee of our board of directors.
(4)	Member of the compensation committee of our board of directors.
(5)	Chair of the audit committee of our board of directors.
(6)	Chair of the compensation committee of our board of directors.
Mr. Aaron S. Halfacre. Mr. Halfacre has served as our Chief Executive Officer and President and a member of our board of directors since January 2019 and has over 25 years of experience in the real estate industry. He has also served as a director of BRIX REIT since January 2019. Mr. Halfacre previously served as Chief Executive Officer and a Director of Rich Uncles and Chief Executive Officer and a Manager of our former sponsor and former external advisor through December 31, 2019. Mr. Halfacre has been involved in myriad REIT mergers and acquisitions transactions over the course of his career, totaling more than $17 billion in transaction value. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform, and its affiliates. From July 2014 to March 2016, Mr. Halfacre served as President and Chief Investment Officer of Campus Crest Communities, Inc., a publicly-traded student housing REIT where he was instrumental in the take-private sale to Harrison Street Real Estate Capital. From October 2012 to May 2014, Mr. Halfacre served as Senior Vice President and Head of Strategic Relations at Cole Real Estate Investments, Inc., a publicly-traded net lease REIT and product sponsor. In that role, he helped facilitate the $3.4 billion sale of Cole Credit Property Trust II, Inc. to Spirit Realty Capital, Inc., the internalization of Cole Holdings Corporation with Cole Credit Property Trust III, Inc., defended against the takeover attempt by American Realty Capital Properties, Inc., the listing of Cole Real Estate Investments, Inc. on the NYSE and the subsequent sale and consolidation into what is now VEREIT, Inc. From November 2005 to December 2010, Mr. Halfacre served as the Chief of Staff and Head of Product Development of the real estate group at BlackRock, a global investment management corporation. Mr. Halfacre holds both Chartered Financial Analyst®

and Chartered Alternative Investment Analyst® designations and earned his B.A. in Accounting from College of Santa Fe and an M.B.A. from Rice University. Our board of directors has concluded that Mr. Halfacre is qualified to serve as a director by reason of his extensive industry and leadership experience.
Mr. Raymond E. Wirta. Mr. Wirta is a founder of the Company, has served as our Chairman of the Board since 2016 and has over 50 years of experience in the real estate industry. He has also served as Chairman of the Board of BRIX REIT since November 2017. Mr. Wirta previously served as Chairman of the Board of Rich Uncles and our former sponsor and former external advisor through December 31, 2019. Mr. Wirta served as an independent director at CBRE Group (NYSE: CBRE) from 2018 until May 2021 and previously served as the Chairman (2014-2018) and Chief Executive Officer (1999-2005) of CBRE. During his tenure at CBRE, Mr. Wirta oversaw the reorganization of that firm, bringing the company private in 1998 before taking the company public in 2004, and commenced a consolidation strategy, increasing the geographic bandwidth and service capabilities of the firm. Mr. Wirta previously was President of the Irvine Company (2016-2019), a privately held California based real estate company with ownership of a $38 billion portfolio including 120 million square feet of commercial real estate. From 1991 to 1994, Mr. Wirta was President of The Koll Company, a significant developer of office and industrial real estate. Mr. Wirta continues to play an active role at The Koll Company as its current Chief Executive Officer. Mr. Wirta holds a B.A. in economics from California State University, Long Beach and an M.B.A. in International Management from Golden State University. Our board of directors has concluded that Mr. Wirta is qualified to serve as one of our directors by reason of his extensive industry and leadership experience.
Mr. Raymond J. Pacini. Mr. Pacini has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2018 and as our Secretary since September 2019. Mr. Pacini previously served as Executive Vice President, Chief Financial Officer and Treasurer of Rich Uncles and our former sponsor and former external advisor from April 2018 through December 31, 2019. He also served as Executive Vice President, Chief Financial Officer and Treasurer of BRIX REIT from April 2018 to October 2019, for which he served as an independent director from November 2017 until April 2018. On January 29, 2020, Mr. Pacini was reappointed as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of BRIX REIT. Mr. Pacini’s career as a financial executive spans over 40 years, including over 30 years of commercial and residential real estate experience. Prior to joining the Company, Mr. Pacini held senior leadership roles for a healthcare services company (Northbound Treatment Services, 2013-2018), a developer and homebuilder (California Coastal Communities, Inc., 1998-2011), and a commercial and residential development company (Koll Real Estate Group, Inc., 1993-1998). Mr. Pacini previously served as an independent director and audit committee chair for a publicly-traded natural resources company (Cadiz Inc., 2005-2019) and a waste management company (Metalclad Corporation, 1999-2002). Mr. Pacini started his career with PricewaterhouseCoopers LLP and is a licensed CPA (inactive) in the state of Massachusetts. Mr. Pacini has also been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini received his B.A. in Political Science from Colgate University and his M.B.A. from Cornell University.
Mr. Adam S. Markman. Mr. Markman has served as an independent member of our board of directors since January 2019. Mr. Markman served as Executive Vice President, Chief Financial Officer and Treasurer of Equity Commonwealth (NYSE: EQC), a REIT primarily investing in office properties, from July 2014 to March 2021. Mr. Markman served as Managing Director of Green Street Advisors, Inc., a real estate research firm (“Green Street”), from 1994 to 2014. While at Green Street, Mr. Markman headed the firm’s consulting and advisory practice, played a key role in the firm’s investment arm for real estate investment trusts and previously led the firm’s retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street’s board of directors, currently sits on Mark IV Capital’s board of directors and is an adviser to Twin Rock Partner’s Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI). Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from U.C. Berkeley. Our board of directors has concluded that Mr. Markman is qualified to serve as an independent director by reason of his extensive experience in the real estate business.
Mr. Curtis B. McWilliams. Mr. McWilliams has served as the lead independent member of our board of directors since January 2019. Mr. McWilliams has served as the non-executive Chairman of the board of directors of Ardmore Shipping Corporation (NYSE: ASC) since January 2019 and a director since January 2016. Mr. McWilliams was also Lead Director of Braemar Hotels & Resorts Inc. (NYSE: BHR) from November 2013 until July 2019 and he continues to be a member of the board of directors and chair of the audit committee. Mr. McWilliams was also an independent director of Campus Crest Communities, Inc. from May 2015 to March 2016. Mr. McWilliams is a real estate industry veteran with over 25 years of experience in finance and real estate. He retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in the role since 2007. Mr. McWilliams was also the President and Chief Executive Officer of Trustreet Properties Inc. from 1997 to 2007, and a director of the company from 2005 to 2007. He served on the board of directors and as the Audit Committee Chairman of CNL Bank from 1999 to 2004 and has over 13 years of investment banking experience at Merrill Lynch & Co. Mr. McWilliams holds an M.B.A., with a concentration in Finance, from the University of Chicago Graduate School of Business, and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University. Our board of directors has concluded that Mr. McWilliams is qualified to serve as an independent director by reason of his extensive experience in the real estate business and investment banking.
Mr. Thomas H. Nolan, Jr. Mr. Nolan has served as an independent member of our board of directors since January 2019. Mr. Nolan has been a director of WashREIT (NYSE: WRE) since 2015. He previously served as Chairman of the board of directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. Mr. Nolan was a member of the senior management team that led GGP’s reorganization and emergence from bankruptcy, which included the restructuring of $15.0 billion in project-level debt, payment in full of all of GGP’s pre-petition creditors and the securing of $6.8 billion in equity commitments. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California Sur, Mexico. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Private Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan holds a B.B.A. from the University of Massachusetts, Amherst. Our board of directors has concluded that Mr. Nolan is qualified to serve as an independent director by reason of his extensive experience in the real estate business.
Mr. Jeffrey Randolph. Mr. Randolph has served as an independent member of our board of directors since July 2016. Mr. Randolph also served as an independent director and chair of the audit committee of BRIX REIT from November 2017 until January 2020 and served as an independent trust manager of Rich Uncles from 2014 to January 2019. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC (“Affinity”), a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary, Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010, Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Principal at Avalon Financial Group Inc., which specialized in the restructuring and placement of commercial real estate financings, Chief Financial Officer for Bonutto-Hofer Investments, a private real estate investment firm that specialized in acquisition and management of commercial real estate properties in the western U.S., and Vice President at Security Pacific National Bank. Mr. Randolph also serves on the board of TSJ Hope Builders, a Santa Ana, California based nonprofit dedicated to moving young men and women out of poverty through life and job skills training. He is also a cofounder of Building Blocks Foundation Fund, an organization of commercial real estate professionals dedicated to supporting Orange County’s disadvantaged youth. Mr. Randolph received his bachelor’s degree in Business Finance from California State University, Long Beach. Our board of directors has concluded that Mr. Randolph is qualified to serve as an independent director by reason of his extensive experience in real estate and investment management.
Mr. Joe F. Hanauer. Mr. Hanauer has served as a member of our board of directors since December 2019. He previously served as an independent director of our former sponsor from November 2016 until December 31, 2019. Mr. Hanauer has been principal of Combined Investments, LLC and affiliated companies which invest in real estate as well as real estate-related businesses since January 1990. He serves as Chairman of the Move, Inc.

(formerly NASDAQ) Global Advisory Board, operator of Realtor.com, where he served as Chairman of the Board for thirteen years and negotiated the sale of the company to News Corp. He previously served on the board of directors of Porch Group, Inc. from February 2014 to March 2021 and as Chairman of Grubb & Ellis (formerly NYSE) from 1993 to 1998. Prior to forming Combined Investments, Mr. Hanauer was Chairman and Chief Executive Officer of Coldwell Banker Residential Real Estate from 1981 through 1989, having been responsible for developing all of its residential brokerage, franchising and mortgage related businesses internationally. He joined Coldwell Banker when he and his partners sold their Chicago based real estate firm to the company. Regarding charitable involvement, he is a life Trustee of Roosevelt University, a director of Laguna Beach Live!, an organization enabling people to easily access live, quality music, past Chair of Laguna Playhouse, a leading theatre which celebrated its 100th year in 2020, and Chairman of the board of Laguna Art Museum. He is a Senior Business Advisor at the Harvard University Joint Center for Housing Studies. Mr. Hanauer received an undergraduate degree in marketing and business from Roosevelt University and did graduate studies at the University of Chicago. Our board of directors has concluded that Joe F. Hanauer is qualified to serve as a director by reason of his extensive experience in real estate and investment management.
Other Key Officers
Ms. Sandra G. Sciutto. Ms. Sciutto, age 61, has served as our Senior Vice President and Chief Accounting Officer since July 2018 and brings 33 years of real estate experience to our Company. Ms. Sciutto has also served as Senior Vice President and Chief Accounting Officer for BRIX REIT since July 2018 and served as Senior Vice President and Chief Accounting Officer for Rich Uncles from July 2018 until December 2019 and as an independent director of BRIX REIT from April 2018 until July 2018. From October 2016 to June 2018, Ms. Sciutto served as Chief Financial Officer for Professional Real Estate Services Inc., a privately held, full-service commercial real estate investment and operating company based in Orange County, California. From November 2012 to April 2016, Ms. Sciutto served as Chief Financial Officer and investment committee member for Shopoff Realty Investments, L.P., a real estate developer and real estate fund sponsor. From 1998 to 2012, Ms. Sciutto served as Chief Financial Officer of California Coastal Communities, Inc. (“CALC”). From 1993 until 1998, Ms. Sciutto was the Controller of CALC and its predecessor companies Koll Real Estate Group, Inc. and The Bolsa Chica Company. Ms. Sciutto also has five years of experience as a certified public accountant with the accounting firm of KPMG LLP and is a licensed CPA (inactive) in the state of California. Ms. Sciutto received her Bachelor of Science in Business Administration with a concentration in Accounting from Cal Poly State University, San Luis Obispo in 1982.
Mr. William R. Broms. Mr. Broms, age 42, has served as our Chief Investment Officer since September 2020 and brings 20 years of real estate experience to our Company. Mr. Broms previously served as our Senior Managing Director - Acquisitions from March 2018 until September 2020. Mr. Broms has also served as the Chief Executive Officer and President of BRIX REIT since October 2019. From February 2014 until March 2018, Mr. Broms founded and led Realty Dividend, LLC, an investment firm that developed net-lease assets and invested in single and multi-family properties. From August 2010 to February 2014, Mr. Broms served as Senior Director of Acquisitions at Cole Real Estate Investments, Inc., a publicly-traded REIT acquiring net-lease real estate investments, where he directed the investment of sale-leaseback capital for leveraged buyouts and recapitalizations to corporations and private equity sponsors. From February 2007 to August 2010, Mr. Broms served as Director of Acquisitions at Realty Income Corporation, a S&P 500 publicly-traded net-lease REIT. Mr. Broms holds a Bachelor of Science in Finance from the Geis College of Business at the University of Illinois and an MBA from Regis University in Denver, Colorado.
Mr. David Collins. Mr. Collins, age 69, has served as our Chief Property Officer since September 2020 and brings 35 years of real estate experience to our Company, where he previously provided consulting advice from February 2019 to September 2020. Mr. Collins was a Principal and Consultant with DFX Ventures, LLC from April 2018 to September 2020. He served as Executive Vice President, Portfolio Management for InvenTrust Properties Corp. from November 2014 to March 2018, Senior Vice President, Asset/ Property Management for VEREIT, Inc. from August 2010 to October 2014 and Senior Vice President, Asset Management for Carlyle Development Group from April 2006 to January 2009. Mr. Collins earned a Bachelor of Science in Accounting from Arizona State University and an MBA from the University of Arizona, Eller College of Management.
Mr. Mitchell Germain. Mr. Germain, age 49, has served as our Chief Capital Officer since September 2020 and brings 20 years of real estate experience, including 16 years as a REIT sell-side analyst and capital markets executive, to our Company. Mr. Germain served as a Managing Director of JMP Securities from July 2009 to

January 2020, VP – Equity Research REITs for Bank of America from 2006 to April 2009, Equity Research – REITs for RBC Capital Markets from 2005 to 2006, Equity Research – REITs for UBS from 2004 to 2005, Principal with SunDance Advisors from 1999 to 2004, Finance Manager with JP Morgan Asset Management from 1997 to 1999 and an analyst with ING Clarion from 1995 to 1997. Mr. Germain earned a Bachelor of Science in Accounting from Boston University.
Mr. John Raney. Mr. Raney, age 41, has served as our Chief Legal Officer and General Counsel since September 2020. He brings over 12 years of legal, mergers and acquisitions and capital markets experience to our Company. Mr. Raney was a Partner with Acceleron Law Group, LLP from June 2020 to September 2020, a Partner with Massumi & Consoli LLP from June 2018 to May 2020, Counsel at O’Melveny & Meyers LLP from May 2015 to June 2018 and an Associate with Latham & Watkins LLP from October 2008 to April 2015. Mr. Raney earned his B.A. at Boston College and his J.D. from the University of California, Los Angeles – School of Law. Mr. Raney is a licensed attorney in the State of California.
Ms. Jennifer Barber. Ms. Barber, age 29, has served as our Chief Operating Officer since May 2021 after having previously served as Chief of Staff and in other roles at Modiv and its predecessor companies since July 2017. She brings seven years of operational, investor relations and product experience to our Company. Ms. Barber served as Senior Client Coordinator and in other roles from November 2015 to July 2017 for Semaphore Business Solutions. Prior to her business career, Ms. Barber was a teacher for EF Education First Teachers in Beijing, China from September 2014 to September 2015. Ms. Barber earned a Bachelor of Arts degree in Business and Economics from California State University-Fullerton. She holds her FINRA Series 7 and 63 licenses and serves as a Registered Representative with North Capital Private Securities Corporation on behalf of Modiv.
Mr. John Bacon. Mr. Bacon, age 50, has served as our Chief Marketing Officer since May 2021. He brings nearly 30 years of marketing, public relations and branding experience, including 20 years in the real estate and/or financial services industries, to our Company. Mr. Bacon served as 1st Vice President, Marketing & Communications for CIM Group, L.P. from February 2018 to January 2021, Senior Vice President Corporate Communications and in other leadership roles for VEREIT and its predecessor companies from December 2010 to January 2018, Managing Director of Converge Marketing Group from April 2008 to December 2010 and Vice President of Marketing & Communications for RED Development, LLC from September 2003 to April 2008. Mr. Bacon earned his Bachelor of Journalism, Advertising, from the University of Nebraska-Lincoln.
Director Independence
We have four independent directors as defined by the director independence standards of the New York Stock Exchange, Inc.
Committees of Our Board of Directors
Our board of directors may delegate many of its powers to one or more committees. Our board of directors currently has established an audit committee and a compensation committee.
Audit Committee
Our board of directors has established an audit committee. Our audit committee’s function is to assist our board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the selection, appointment and compensation of our independent registered public accounting firm and (v) our independent registered public accounting firm’s qualifications, performance and independence. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available in the Modiv Documents-Corporate Governance section of our website at www.modiv.com. The members of the audit committee are Jeffrey Randolph (Chairman), Adam S. Markman and Joe F. Hanauer. Messrs. Randolph and Markman, representing a majority of the members of the audit committee, are “independent” as defined by the New York Stock Exchange and applicable rules of the SEC. All members of the audit committee are financially literate, and our board of directors has determined that Mr. Randolph satisfies the SEC’s requirements for an “audit committee financial expert.”

Compensation Committee
Effective December 18, 2019, our board of directors established a compensation committee. The members of the compensation committee are Mr. McWilliams, Mr. Nolan and Mr. Wirta, with Mr. Nolan serving as chair of the compensation committee. Messrs. Nolan and McWilliams, representing a majority of the members of the compensation committee, are “independent” as defined by the New York Stock Exchange and applicable rules of the SEC. The compensation committee is responsible for recommending, establishing, overseeing and directing the Company’s executive officer and director compensation philosophy, policies and programs, approving the compensation to be paid by the Company to the Company’s executive officers and making recommendations to the board of directors regarding the compensation of the non-employee members of the Company’s board of directors. The compensation committee fulfills these responsibilities primarily by carrying out the activities enumerated in the compensation committee charter. The compensation committee charter is available in the Modiv Documents-Corporate Governance section of our website at www.modiv.com.
Compensation of Executive Officers
Prior to December 31, 2019, we did not employ our executive officers, and our executive officers did not receive compensation directly from us for services rendered to us. Our executive officers were officers and/or employees of, and in some cases held an ownership interest in our former sponsor, and our executive officers were compensated by our former sponsor, in part, for their services to us.
As a result of the Self-Management Transaction which closed on December 31, 2019, starting January 1, 2020, our executive officers are employed with us and receive compensation directly from us for services rendered. Messrs. Halfacre and Pacini received annual salaries of $112,077 and $275,000, respectively, during 2020 after Mr. Halfacre voluntarily declined the balance of his 2020 cash compensation after May 31, 2020. On January 25, 2021, the compensation committee of our board of directors recommended, and our board of directors approved, the grant of 120,000 restricted units of Class R limited partnership interest in the Operating Partnership (the “Class R OP Units”), which will vest over the next three years, to Mr. Halfacre in recognition of his voluntary reduction in his 2020 compensation plus 512,000 Class R OP Units as equity incentive compensation for the next three years, along with granting Mr. Pacini 100,000 Class R OP Units as equity incentive compensation for the next three years and a cash bonus of $175,000 for 2020 which was paid during the first quarter of 2021. The Class R OP Units vest on March 31, 2024 and are then convertible into units of Class C limited partnership interest in the Operating Partnership (“Class C OP Units”) at a conversion ratio of 1:1, which conversion ratio can increase to 1:2.5 Class C OP Units if the Company generates funds from operations of $1.05, or more, per weighted average fully-diluted share outstanding for the year ending December 31, 2023. As a result of the Company’s 1:3 reverse stock split on February 1, 2021, Mr. Halfacre’s and Mr. Pacini’s Class R OP Units were adjusted to 210,667 Class R OP Units and 33,333 Class R OP Units, respectively.
In connection with the Self-Management Transaction, on December 31, 2019, we entered into restricted units award agreements (each, an “Award Agreement”) with each of Messrs. Halfacre and Pacini regarding the grant of a number of units of Class P limited partnership interest in the Operating Partnership (the “Class P OP Units”). Mr. Halfacre was granted a total of 40,000 Class P OP Units and Mr. Pacini was granted a total of 16,029 Class P OP Units, of which 20,262 Class P OP Units and 9,449 Class P OP Units were issued to Messrs. Halfacre and Pacini, respectively, in connection with their entry into restrictive covenant agreements in consideration for the stock portion of their 2020 equity incentive compensation.
The Class P OP Units and Class R OP Units are intended to be treated as “profits interests” in the Operating Partnership, which are non-voting, non-dividend accruing, and are not able to be transferred or exchanged prior to the earlier of (1) March 31, 2024, (2) a change of control (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amended OP Agreement”)), or (3) the date of the employee’s involuntary termination without cause (as defined in the relevant Award Agreement) (collectively, the “Lockup Period”). Following the expiration of the Lockup Period, the Class P OP Units are convertible into Class C OP Units at a conversion ratio of 1.6667 Class C OP Units for each one Class P OP Unit (after adjustment for the 1:3 reverse stock split on February 1, 2021); provided, however, that the foregoing conversion ratio shall be subject to adjustment as provided in the Amended OP Agreement.

Summary Compensation Table
The following table sets forth information with respect to compensation earned by the Company’s named executive officers:
Name and Principal Position	Year	Salary(1)	Bonus(1)(2)	Stock Awards(1)(3)	Option Awards	All Other Compensation	Total
Aaron S. Halfacre Chief Executive Officer and President	2020	$112,077	$—	$1,549,170	$—	$—	$1,661,247
Raymond J. Pacini Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2020	$275,000	$175,000	$330,715	$—	$—	$780,715
(1)
Mr. Halfacre elected to receive the balance of his 2020 salary and bonus in 40,000 restricted Class R OP Units, which had a value of $21.00 per share on the January 25, 2021 grant date, adjusted for our 1:3 reverse stock split on February 1, 2021. The restricted Class R OP Units will vest on the earlier of (i) March 31, 2024; (ii) a change of control of our Company (as defined in the Amended OP Agreement); or (iii) the date of Mr. Halfacre’s involuntary termination without cause (as defined in Mr. Halfacre’s Award Agreement).

(2)	Mr. Pacini’s cash bonus for 2020 was paid during February 2021.
(3)
Stock awards include 20,262 Class P OP Units and 9,449 Class P OP Units issued to Messrs. Halfacre and Pacini, respectively, on December 31, 2019 in connection with their entry into restrictive covenant agreements in consideration for the stock portion of their 2020 equity incentive compensation. These units are each convertible into 1.6667 Class C OP Units in the Operating Partnership and are valued at $21.00 per share as of December 31, 2020, adjusted for our 1:3 reverse stock split on February 1, 2021. The restricted Class P OP Units will vest on the earlier of (i) March 31, 2024; (ii) a change of control of our Company (as defined in the Amended OP Agreement); or (iii) the date of an involuntary termination without cause (as defined in the Award Agreement). Mr. Halfacre’s stock awards also include the Class R OP Units described in footnote (1) above.

Compensation of Directors
As of January 1, 2021, each of our non-officer directors are compensated as follows: (i) annual retainer of $40,000 (paid in quarterly installments) payable in cash or, upon election by such director, in shares of Class C common stock; (ii) an annual stock grant of $50,000 (paid in quarterly installments) payable in shares of our Class C common stock; (iii) an annual fee of $10,000 to the lead independent director payable in shares of our Class C common stock; and (iv) annual committee chair fees of $10,000 for each of the chairs of the audit and compensation committees, payable in shares of our Class C common stock. The shares to be issued to directors will be restricted securities issued in private transactions in reliance on an exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof, and the Company has not agreed to file a registration statement with respect to registration of the shares to the directors. The directors will be able to resell their shares to us pursuant to our share repurchase plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.
Non-Officer Director Compensation
The following table sets forth information with respect to compensation earned by or awarded to each non-officer director who served on our board of directors during the fiscal year ended December 31, 2020:
Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Raymond E. Wirta	$—	$—	$—	$—
Adam S. Markman	$12,500	$62,500	$—	$75,000
Curtis B. McWilliams	$6,250	$78,750	$—	$85,000
Thomas H. Nolan, Jr.	$12,500	$72,500	$—	$85,000
Jeffrey Randolph	$12,500	$72,500	$—	$85,000
Joe F. Hanauer	$6,250	$68,750	$—	$75,000
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses or liabilities suffered by us to the maximum extent permitted by Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. We have entered into indemnification agreements with each of our directors and executive officers. We also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
Management Decisions
The primary responsibility for management decisions, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in our executive officers, Messrs. Halfacre and Pacini. All proposed investments that are outside of specified acquisition parameters established by our board of directors, including a majority of our independent directors, must be approved by at least a majority of our board of directors, including a majority our independent directors. Unless otherwise required by applicable law, the independent members of our board of directors may approve a proposed investment without action by our full board of directors if the approving independent members of our board of directors constitute at least a majority of the board of directors.
Security Ownership of Certain Beneficial Owners and Management
As of July 31, 2021, there is no person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class C or Class S common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The following table shows, as of July 31, 2021, the amount of our Class C common stock beneficially owned (unless otherwise indicated) by (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group. None of our directors or executive officers owns any shares of our Class S common stock.
Name(1)	Class C Shares Beneficially Owned	Class M and Class P OP Units(2)	Class R OP Units(3)	Percent of Class C Shares(4)	Class S Shares Beneficially Owned	Percent of Common Stock(5)
Aaron S. Halfacre(6)	8,357	65,097	210,667	3.6%	—	3.6%
Raymond E. Wirta	54,499	194,384	—	4.2%	—	4.2%
Raymond J. Pacini(6)	333	16,029	33,333	*	—	*
Joe F. Hanauer	5,149	7,461	—	*	—	*
Adam S. Markman	7,948	—	—	*	—	*
Curtis B. McWilliams	8,473	—	—	*	—	*
Thomas H. Nolan, Jr.	7,892	—	—	*	—	*
Jeffrey Randolph	14,802	—	—	*	—	*
All directors and executive officers as a group (8 persons)	107,453	282,971	244,000	9.1%	—	9.1%
*	Less than 1% of the outstanding Class C or Class S common stock (as applicable) and none of the shares is pledged as security.
(1)	The address of each named beneficial owner is 120 Newport Center Drive, Newport Beach, CA 92660.
(2)
Units of Class M limited partnership interest in the Operating Partnership (“Class M OP Units”) that were issued in connection with the Self-Management Transaction and Class P OP Units are each convertible into 1.6667 Class C OP Units in the Operating Partnership, subject to certain adjustments.

(3)
On January 25, 2021, Mr. Halfacre and Mr. Pacini were granted 210,667 and 33,333 Class R OP Units in the Operating Partnership, respectively, which reflect adjustment for the 1:3 reverse stock split on February 1, 2021, and which will vest on March 31, 2024, or upon change of control of our Company or involuntary termination without cause, as defined in the Amended OP Agreement. Upon vesting, each Class R OP Unit is convertible into 1.0 Class C OP Unit in the Operating Partnership, subject to certain adjustments including an increase in the conversion ratio to 1:2.5 Class C OP Units if the Company achieves funds from operations of $1.05 per share for the year ending December 31, 2023. The Class C OP Units are exchangeable for cash or shares of Class C common stock on a 1-for-1 basis, as determined by the Company.

(4)
Based on 9,015,883 fully diluted shares of Class C common stock outstanding which includes 7,465,919 shares of Class C common stock outstanding on July 31, 2021 plus 1,189,964 Class M OP Units and Class P OP Units at a conversion ratio of 1:1.6667 and 360,000 Class R OP Units at a conversion ratio of 1:1.

(5)
Based on 9,079,287 fully diluted shares of common stock (Class C and Class S) outstanding which includes 7,529,323 shares of common stock (Class C and Class S) outstanding on July 31, 2021, plus 1,189,964 Class M OP Units and Class P OP Units at a conversion ratio of 1:1.6667 and 360,000 Class R OP Units at a conversion ratio of 1:1.

(6)
On December 31, 2019, Mr. Halfacre and Mr. Pacini were granted 40,000 and 16,029 Class P OP Units in the Operating Partnership, respectively, which will vest on March 31, 2024, or upon change of control of our Company or involuntary termination without cause, as defined in the Amended OP Agreement. Upon vesting, each Class P OP Unit is convertible into 1.6667 Class C OP Units in the Operating Partnership, after reflecting adjustment for the 1:3 reverse stock split on February 1, 2021 and subject to certain adjustments. The Class C OP Units are exchangeable for cash or shares of Class C common stock on a 1-for-1 basis, as determined by the Company.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES
Valuation Procedures
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our board of directors generally anticipates that the NAV per share will be determined within 45 days following each quarter-end, calculated as of the last day of the quarter. As calculated in accordance with the procedures described below, our NAV will reflect the total value of all of our assets minus the total value of all our liabilities.
As a public company, we are required to issue financial statements generally based on historical cost in accordance with generally accepted accounting principles (GAAP) as applicable to our financial statements. To calculate NAV for purposes of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from their historical cost to fair value. As a result, our NAV will differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done generally in accordance with the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable inputs, the calculated fair value of our assets may differ from their actual realizable value or future fair value. In addition, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our consolidated financial statements, even if we are required to adopt a fair value basis of accounting for our GAAP financial statements in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Independent Valuation Firm
With the approval of our board of directors, including a majority of our independent directors, we have engaged Cushman & Wakefield Western, Inc. (“CW”), an independent valuation firm (the “Independent Valuation Firm”), to serve as our Independent Valuation Firm with respect to the valuation of the assets and liabilities associated with our wholly-owned real estate portfolio, and our approximately 72.7% tenant-in-common interest in a property in Santa Clara, CA, all of which are held, directly or indirectly, by our Operating Partnership. CW is a multidisciplinary provider of independent, commercial real estate consulting and advisory services in multiple offices around the world. CW is engaged in the business of valuing commercial real estate properties and is not affiliated with us. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real estate properties. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm at any time by majority vote. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this offering circular and in reports we publicly file with the SEC.
The Independent Valuation Firm discharges its responsibilities in accordance with our real property valuation procedures described below and under the oversight of the audit committee of our board of directors. The audit committee of our board of directors is not involved in the valuation of the real properties, but periodically receives and reviews such information about the valuation of the real property as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuation, our board of directors, including a majority of our independent directors, is responsible for approving the calculation of our NAV prepared by management.
At this time, the Independent Valuation Firm is engaged to provide our real estate property and real estate-related debt valuations, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for us, or in transactions related to the properties that are the subjects of valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable valuation report.
Real Property Valuation
The real property valuation, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a quarterly basis. The Independent Valuation Firm will provide complete appraisal reports for each of our properties on an annual basis and restricted appraisal reports for each of the three following quarters. We believe our policy of obtaining annual appraisals by our Independent Valuation Firm as well as having our Independent Valuation Firm preparing restricted appraisal reports at the end of each other calendar quarter during a calendar year will meaningfully enhance the accuracy of our NAV calculation. The value of our properties is determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.
The Independent Valuation Firm collects all reasonably available material information that it deems relevant in valuing our real estate properties. The Independent Valuation Firm relies in part on property-level information provided by management, including (i) physical property attributes such as size, year built, and construction quality and type; (ii) historical and projected operating revenues and expenses of the property; (iii) lease agreements on the property; and (iv) information regarding recent or planned capital expenditures.
The Independent Valuation Firm utilizes standard and accepted appraisal methodology in arriving at its opinions of fair value, and applies only the most appropriate valuation techniques amongst the income capitalization, sales comparison, and cost approaches to value. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers. In determining the fair value of the properties, the Independent Valuation Firm utilizes the Income Capitalization Approach (as defined below) as the primary method. A second limited scope Sales Comparison Approach is employed to test the reasonableness of the Income Capitalization Approach. The Cost Approach is not employed as it is not typically relied upon by market participants to value income producing properties.
Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property may not reflect the liquidation value or net realizable value of our properties because the valuation performed by the Independent Valuation Firm involves subjective judgments and does not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability-weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.
Our Independent Valuation Firm’s valuation report is not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation report, our Independent Valuation Firm does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
In conducting its investigation and analyses, our Independent Valuation Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us. Although our Independent Valuation Firm may review information supplied or otherwise made available by us for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed or discussed with our Independent Valuation Firm, our Independent Valuation Firm assumes such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, audit committee and board of directors, and relies upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.
In performing its analyses, our Independent Valuation Firm will be expected to make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s valuation report may contain other assumptions, qualifications and limitations set forth in the respective report that qualify the analysis, opinions and conclusions set forth therein.
The overarching principle is to produce valuations that represent fair and reasonable estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.
The valuations are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each valuation must be reviewed, approved and signed by an individual with the professional designation of Member of the Appraisal Institute (“MAI”). Real estate valuations are reported on a free-and-clear basis (for example, without factoring in any applicable mortgage(s)), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described below.
The analyses performed by our Independent Valuation Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.
Valuation of Real Estate-Related Liabilities
Our real estate-related liabilities consist of financing for our real estate assets. These liabilities are generally included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure financing are amortized over the life of the applicable loan. Unless the costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the proceeds from each loan. Depending on the relationship of a loan’s interest rate and other terms to current market interest rates and other terms, our Independent Valuation Firm may conclude that the value of a loan is more or less than its current loan balance.
There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the underlying carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.
Valuation of Non-Real Estate-Related Assets and Liabilities
The Independent Valuation Firm will then add any other assets held by us, including cash and cash equivalents, and any accruals of income, and subtract an estimate of our accounts payable and accrued liabilities, including legal, accounting and administrative costs. Our most significant source of net income is property income. We accrue estimated income and expenses. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results. For the purpose of calculating our NAV, all incurred but unpaid organization and offering costs will reduce NAV as part of our estimated expense accrual.
Our liabilities are included as part of our NAV calculation generally based on GAAP, except for property-level mortgages, company level financing arrangements and interest rate swaps, which are included based on their fair values. Our other liabilities include, without limitation, accounts payable, accrued operating expenses, accrued interest, stock repurchases and distributions payable and other liabilities. Under GAAP, we accrue the deferred commissions relating to the Class S shares as an offering cost for the Class S shares at the time they are sold. For purposes of calculating NAV, we will not recognize the deferred commissions as a reduction of NAV since a Class S stockholder that elects to submit his shares to us for repurchase will not be responsible for the payment of future, unpaid deferred commissions. Furthermore, we reduce the amount of distributions paid to Class S stockholders by the portion of deferred commission accrued during such distribution period, deferred commissions do not impact the NAV of the Class S shares.
Process for Determining NAV and NAV per Share
Our board of directors generally anticipates that we will calculate our NAV per share quarterly within 45 days following the end of each quarter as of the last day of the prior quarter. The Independent Valuation Firm will provide complete appraisal reports for each of our properties on an annual basis and restricted appraisal reports for each of the three following quarters. Changes in the NAV reflect factors including, but not limited to, (1) gains (or losses) on the value of our real estate properties and related liabilities, (2) changes in the value of our liquid assets, and (3) accruals for income and expenses and distributions to stockholders.
After the audit committee and our board of directors have received our Independent Valuation Firm’s valuation report, the board of directors, including a majority of our independent directors, has discretion to adjust the estimated value of either the assets or the liabilities associated with those assets based on their independent judgment of property values or economic conditions of individual properties, local conditions or general economic conditions. We expect that such adjustments will be infrequent, consistent with industry custom and practice, and only made to reflect events with respect to an asset or liability that our directors believe would have a material impact on the most recent estimated values and that have occurred between the time of the most recent valuation performed by our valuation firm and our calculation of NAV. These adjustments generally would occur under the same circumstances that would cause us to adjust our NAV between our regularly scheduled quarterly calculations of NAV, as described in Oversight by the Audit Committee of our Board of Directors, below. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. Our board of directors, including a majority of our independent directors, will determine the appropriate adjustment to be made, if any, to the estimated value of the property based on all currently available information and on reasonable assumptions and judgments that may or may not prove to be correct. Any such adjustment will be made by the board of directors, including a majority of our independent directors.
Following the calculation and allocation of changes in NAV as described above, NAV is adjusted for accrued dividends and stock repurchases payable to determine the NAV.
We use the NAV per share for several purposes, including:
(i)	Determining the price per share at which we sell shares of Class C common stock and Class S common stock to investors;
(ii)	Determining the price per share at which we may repurchase shares of Class C common stock and Class S common stock under our share repurchase program; and
(iii)	Determining the price per share at which distributions are reinvested pursuant to our distribution reinvestment plan.
Oversight by the Audit Committee of our Board of Directors
All parties engaged by us in the calculation of our NAV are subject to the oversight of the audit committee of our board of directors. As part of this process, our management reviews the estimates of the values of our real property for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions and informs our board of directors of its conclusions. Our Independent Valuation Firm may consider any comments received from us to its valuation report, the final estimated values of our real property assets and related liabilities are determined by the Independent Valuation Firm.
Between quarterly valuations, our management will monitor our real estate investments to determine whether a material event has occurred that our management believes may have a material impact on the estimated values that were used in calculating our most recent NAV. If an event occurs that is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets or related real estate liabilities, we will determine valuation adjustments that will then be incorporated into our NAV. In making such adjustments, we may rely on the assistance of our Independent Valuation Firm and may obtain an appraisal of the subject assets.
For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property, a pandemic such as the COVID-19 pandemic, a recession or capital market events may cause the value of a property to change materially. We will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. Any such adjustment will be made by the board of directors, including a majority of our independent directors. We will promptly disclose any change in NAV in reports we publicly file with the SEC.
Our Independent Valuation Firm is available to meet with our audit committee and our board of directors and our management to review valuation information, our valuation guidelines and the operation and results of the valuation process generally. Our audit committee and our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if it deems any such engagements appropriate.
Review and Changes to Our Valuation Procedures
At least once each calendar year, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides our board of directors with its valuation report. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of NAV. We will promptly disclose any material changes to our valuation procedures in reports we publicly file with the SEC.
Limitations on the Calculation of NAV
The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgements, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies used in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed. Furthermore, our NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national securities exchange. Our board of directors may suspend this offering and the share repurchase program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.
In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between valuations, our management will monitor our real estate investments and may recommend revisions to NAV to our directors as described in Oversight by the Audit Committee of our Board of Directors, above. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the determination by our directors, including a majority of our independent directors, that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

CALCULATION OF ESTIMATED NET ASSET VALUE PER SHARE
Overview
Our board of directors engaged CW to perform an independent valuation of our real estate assets and real estate-related liabilities associated with our properties as of June 30, 2021 for the purpose of assisting the board of directors in updating our estimated NAV per share, including an assessment of the ongoing impact of the COVID-19 pandemic on our real estate properties. On August 4, 2021, our audit committee recommended, and our board of directors unanimously approved and established, an updated estimated NAV per share of the Company’s Class C and Class S common stock of $26.05 per share based on an estimated market value of the Company’s assets less the estimated market value of the Company's liabilities, divided by the number of fully-diluted shares of Class C and Class S common stock outstanding as of June 30, 2021. There have been no material changes between June 30, 2021 and the date of this offering circular that would negatively impact the overall estimated NAV per share. This is the seventh time that our board of directors has determined an estimated NAV per share of the Company’s common stock. Our board of directors previously determined an estimated NAV per share of the Company’s common stock of $24.61 as of March 31, 2021, $23.03 as of December 31, 2020 (which reflects the Company’s 1:3 reverse stock split on February 1, 2021) and the following estimated NAVs per share which do not take into account the 1:3 reverse stock split which took place on February 1, 2021: $7.00 as of April 30, 2020 (reflecting the impact of the COVID-19 pandemic), $10.27 as of December 31, 2019, $10.16 as of December 31, 2018 and $10.05 as of December 31, 2017. Commencing with the first quarter of 2021, the Company intends to publish an updated estimated NAV per share on at least a quarterly basis.
Process
Our audit committee, composed solely of three of the Company’s non-employee directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of the Company’s common stock, including oversight of the valuation processes and methodologies used to determine the estimated NAV per share, the consistency of the valuation methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. In determining the estimated NAV per share of the Company’s Class C and Class S common stock, our audit committee and our board of directors considered information and analysis, including valuation materials that were provided by CW and information provided by management. CW is an independent third-party real estate advisory and consulting firm that was engaged by the Company to develop an estimate of the fair value of the Company. CW developed an opinion of fair value of the real estate assets and real estate-related liabilities associated with the Company’s properties. The valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.
CW’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the CW engagement team who certified the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Other than (i) its engagement as described herein, (ii) its previous engagements with the Company in connection with the determination of the estimated NAV per share of the Company’s common stock as of December 31, 2017, December 31, 2018, December 31, 2019, April 30, 2020, December 31, 2020 and March 31, 2021 (iii) its previous engagement with BRIX REIT, a REIT advised by the Company, in connection with the determination of the estimated NAV per share of BRIX REIT’s common stock as of March 31, 2020, and (iv) its previous engagements with Rich Uncles in connection with the determination of the estimated NAV per share of Rich Uncles’ common stock as of December 31, 2017 and December 31, 2018, CW does not have any direct interests in any transaction with the Company or our affiliates and has not performed any services for the Company or our affiliates other than Asset Allocation services pursuant to Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (ASU No. 2017-01) and Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC Topic 805) and the real estate financial advisor services it provided on behalf of Rich Uncles in connection with Rich Uncles’ merger with the Company on December 31, 2019.
The materials provided by CW included a range of NAVs of the Company’s shares, and our audit committee believes that the use of the “Valuation Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore our audit committee and our board of directors determined to use the Valuation Methodology in establishing the estimated NAV per share. This Valuation Methodology is consistent with the Net Asset Value Calculation and Valuation Procedures adopted by our board of directors, including a majority of our independent directors. Based on these considerations, our audit committee recommended that our board of directors establish an estimated value of the Company’s Class C and Class S common stock, as of June 30, 2021, of $26.05 per share, which was within the $25.85 to $29.37 per share valuation range calculated by CW using the Valuation Methodology. Our audit committee recommended that our board of directors use the high end of the range for certain properties deemed essential retail properties and the low end of the valuation range for all other properties given (i)  continued uncertainty regarding the impact of the COVID-19 pandemic and the recent spread of the Delta variant on prospects for employees returning to office environments and the impact on the Company’s real estate properties and (ii) non-renewal risk of tenants with relative near-term lease expirations. Our board of directors unanimously agreed to accept the recommendation of our audit committee and approved $26.05 as the estimated NAV per share of the Company’s Class C and Class S common stock as of June 30, 2021. Our board of directors is ultimately and solely responsible for the establishment of the estimated NAV per share.
Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value our assets, CW, among other things:
•	investigated numerous sales in the properties' relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;
•
reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;
•	relied upon Company-provided derivative instrument valuation reports prepared by a third-party pricing service;
•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as CW considered appropriate.
CW utilized two approaches in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by CW:
NAV Methodology - The NAV Methodology determines the value of the Company by determining the estimated market value of the Company's entity level assets, including real estate assets, and subtracting the market value of our entity level liabilities, including our debt. The materials provided by CW to estimate the value of the real estate assets were prepared using discrete estimations of "as is" market valuations for each of the properties in the Company's portfolio using the Income Capitalization Approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. CW also estimated the fair value of the Company's real estate-related debt and also reviewed the methodology used by a third-party pricing service to estimate the fair value of the Company’s derivatives and determined that the approach was reasonable. CW then added the non-real estate-related assets and subtracted non-real estate-related liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of fully-diluted shares of Class C and Class S common stock outstanding to determine the estimated NAV per share.
Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology
Income Capitalization Approach - The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in CW 's analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
The following summarizes the range of capitalization rates CW used to arrive at the estimated market values of the Company’s properties valued using the Direct Capitalization Method as of June 30, 2021:
	Range	Weighted- Average
Capitalization Rate	5.25% to 8.25%	7.17%
The capitalization rate was weighted based on NOI. An increase in the selected capitalization rate of 0.25% would result in a decrease in NAV of approximately $14,860,000. A decrease in the selected capitalization rate of 0.25% would result in an increase in NAV of approximately $15,980,000.
Sales Comparison Approach - The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the 8,762,944 fully-diluted shares of the Company’s Class C and Class S common stock outstanding on June 30, 2021, CW determined a valuation range of $25.85 on the low end to $29.37 per share on the high end.
CW prepared and provided to the Company a report containing, among other information, the range of net asset values for the Company's Class C and Class S common stock as of June 30, 2021 (the “Valuation Report”). On July 28, 2021, our audit committee and all of the other members of our board of directors conferred with management regarding the methodologies and assumptions used in the Valuation Report. On August 4, 2021, our audit committee recommended, and our board of directors unanimously approved, an estimated NAV per share of the Company's Class C and Class S common stock, as of June 30, 2021, of $26.05. Our audit committee recommended that our board of directors use the high end of the range for certain properties deemed essential retail properties and the low end of the valuation range for all other properties given (i) continued uncertainty regarding the impact of the COVID-19 pandemic and the recent spread of the Delta variant on prospects for employees returning to office environments and the impact on the Company’s real estate properties and (ii) non-renewal risk of tenants with relative near-term lease expirations.
The table below sets forth the calculation of the Company's estimated NAV per share as of June 30, 2021 and March 31, 2021:
	June 30, 2021		March 31, 2021
	Estimated Value	Estimated NAV Per Share	Estimated Value	Estimated NAV Per Share
Real estate properties	$377,050,000	$43.03	$357,560,000	$40.78
Investment in unconsolidated entity:
Santa Clara property tenant-in-common interest	15,251,871	1.74	14,776,229	1.69
Cash, cash equivalents and restricted cash	10,374,444	1.18	5,535,280	0.63
Investment in special purpose acquisition company held in escrow	—	—	4,500,000	0.51
Goodwill	17,320,857	1.98	17,320,857	1.98
Intangibles	4,313,799	0.49	4,667,644	0.53
Other assets	6,032,141	0.69	13,076,135	1.49
Total assets	430,343,112	49.11	417,436,145	47.61

	June 30, 2021		March 31, 2021
	Estimated Value	Estimated NAV Per Share	Estimated Value	Estimated NAV Per Share
Mortgage notes payable	$188,619,633	$21.52	$186,180,953	$21.24
Unsecured credit facility	3,000,000	0.34	6,000,000	0.68
Accrued interest payable	597,688	0.07	604,254	0.07
Share repurchases payable	1,001,243	0.12	897,742	0.10
Other liabilities	8,823,493	1.01	7,977,191	0.91
Total liabilities	202,042,057	23.06	201,660,140	23.00
Total estimated net asset value(a)	$228,301,055	$26.05	$215,776,005	$24.61
Fully-diluted shares outstanding(a) & (b)	8,762,944		8,768,196
(a)
The fully-diluted shares outstanding as of June 30, 2021 and March 31, 2021 have been adjusted to reflect the 40,765 shares and 39,079 shares repurchased on July 6, 2021 and April 5, 2021, respectively, which are reflected in share repurchases payable above.

(b)
Fully-diluted shares outstanding as of June 30, 2021 and March 31, 2021 includes 1,189,964 shares that would result from conversion of 657,949.5 Class M OP Units and 56,029 Class P OP Units assuming a conversion ratio of 1.6667 shares of the Company’s Class C common stock for each Class M OP Unit and Class P OP Unit outstanding after adjusting the conversion ratio to reflect the 1:3 reverse stock split on February 1, 2021. Fully-diluted shares outstanding as of March 31, 2021 and June 30, 2021 also includes the 60,000 shares and 30,000 shares, respectively, vested to date that would result from conversion of the Class R OP Units.

Exclusions from Estimated NAV
The estimated share value approved by our board of directors does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:
•	the size of the Company's portfolio as some buyers may pay more for a portfolio compared to prices for individual investments;
•	the overall geographic and tenant diversity of the portfolio as a whole;
•
the characteristics of the Company's working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value; or
•	the potential difference in per share value if the Company were to list our shares of common stock on a national securities exchange.
Limitations of the Estimated NAV
As with any valuation methodology, the NAV Methodology used by CW and approved by our board of directors in reaching an estimate of the value of the Company's shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company's shares. In addition, our board of directors’ estimate of share value is not based on the book values of the Company's real estate, as determined by GAAP, as the Company's book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.
Furthermore, in reaching an estimate of the value of our shares, our board of directors did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, selling costs were not considered by CW in the valuation of the properties. Other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of our shares of common stock on a national securities exchange, a merger of us, or a sale of our portfolio were also not included in the board of directors’ estimate of the value of our shares.
As a result, there can be no assurance that:
•	stockholders will be able to realize the estimated NAV per share upon attempting to sell their shares;
•
the Company will be able to achieve, for our stockholders, the estimated NAV per share upon a listing of the Company's shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company's portfolio; or

•
the estimated NAV per share, or the methodology relied upon by our board of directors to estimate the NAV per share, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of the Company's shares was calculated as of a particular point in time. The value of the Company's shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.
Additional Information Regarding Engagement of CW
CW was selected by our board of directors to estimate the fair value of the real estate assets and real estate-related liabilities associated with the Company’s properties. CW's valuation materials provided to the Company do not and will not constitute a recommendation to purchase or sell any shares of the Company's common stock or other securities. The estimated value of the Company's common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants' financial condition.
In connection with its review, while CW reviews the information supplied or otherwise made available to it by the Company for reasonableness, CW assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and does not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CW, CW assumes that such forecasts and other information and data are reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relies upon the Company to advise CW promptly if any information previously provided becomes inaccurate or is required to be updated during the period of its review.
In preparing its valuation materials, CW does not, and is not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company's securities or the acquisition of all or any part of the Company.
In performing its analyses, CW makes numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond CW's control and the control of the Company. The analyses performed by CW are not necessarily indicative of actual values, trading values or actual future results of the Company's common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. Our board of directors considers other factors in establishing the estimated value of the Company's common stock in addition to the materials prepared by CW. Consequently, the analyses contained in the CW materials should not be viewed as being determinative of our board of directors’ estimate of the value of the Company’s common stock at any given time.
CW's materials are necessarily based upon market, economic, financial and other circumstances and conditions existing as of a particular date, and any material change in such circumstances and conditions may affect CW's analysis, but CW does not, and disclaims, any obligation to update, revise or reaffirm its materials as of any date subsequent to the date upon which its materials are provided to the Company.
For services rendered in connection with and upon the delivery of its valuation materials, the Company pays CW a customary fee. The compensation CW receives is based on the scope of work and is not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, CW's compensation for completing the valuation is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agrees to reimburse CW for its expenses incurred in connection with its services and will indemnify CW against certain liabilities arising out of its engagement.

CONFLICTS OF INTEREST
We may be subject to conflicts of interest given that certain of our directors and officers also serve as directors and officers for BRIX REIT and Modiv Divisibles. These individuals have legal and financial obligations with respect to BRIX REIT and Modiv Divisibles that are similar to their obligations to us. In addition, one of our subsidiaries serves as the sponsor and advisor of BRIX REIT and Modiv Divisibles. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.
We believe that our directors and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer will devote to us. We expect that our executive officers will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands.
Certain Board of Directors’ Duties to BRIX REIT and Modiv Divisibles
Our affiliated directors, Messrs. Halfacre and Wirta, are also directors of BRIX REIT and Messrs. Halfacre and Pacini are managers of Modiv Divisibles, and three of our officers are also officers of BRIX REIT and Modiv Divisibles with Mr. Broms serving as the Chief Executive Officer and President of BRIX REIT and Chief Investment Officer of Modiv Divisibles, Mr. Pacini serving as the Chief Financial Officer and Secretary of BRIX REIT and Modiv Divisibles, and Ms. Sciutto serving as the Chief Accounting Officer of BRIX REIT and Modiv Divisibles. In addition, Mr. Raney serves as Chief Legal Officer and General Counsel of Modiv Divisibles. While BRIX REIT is in the process of implementing a plan of liquidation which includes selling all of its assets and then dissolving, the duties of our directors serving on the board of directors of BRIX REIT and Modiv Divisibles may influence their judgment when considering issues for us that also may affect BRIX REIT and/or Modiv Divisibles, such as the following:
•
We could enter into transactions with BRIX REIT and/or Modiv Divisibles, such as property acquisitions, sales of properties or sales of interests in special purpose entities that own property. Decisions of our board of directors regarding the terms of those transactions may be influenced by our affiliated directors’ responsibilities to BRIX REIT and Modiv Divisibles;

•	We could seek to acquire the same or similar assets that Modiv Divisibles is seeking to acquire and be in competition with Modiv Divisibles for investment opportunities;
•	We could enter into options or rights of first offer or rights of first refusal with Modiv Divisibles to acquire some of its properties;
•
A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other programs advised by our affiliates; and

•
A decision of our board of directors regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other programs advised by our affiliates, depending on the price at which our shares trade.

Certain Conflict Resolution Measures
Responsibilities of Our Independent Directors Regarding Conflicts of Interest
In order to ameliorate the risks created by conflicts of interest, the board of directors has delegated certain responsibilities to our independent directors acting by majority vote. In general, an independent director is a person who is not one of our officers or employees or an officer or employee of one of our affiliates. None of our independent directors serves as an independent director of BRIX REIT or Modiv Divisibles.
Among the matters we expect to require approval of a majority of our independent directors are:
•	transactions with affiliates, including Modiv Divisibles; and
•	whether we seek to acquire BRIX REIT or substantially all of its assets.

Acquisition parameters are established by our board of directors, including a majority of our independent directors, and potential acquisitions outside of these parameters require approval by our board of directors, including a majority of our independent directors.

EXISTING PROPERTIES AND INVESTMENTS
We intend to inform you of new properties and investments after the date of this offering circular by providing periodic updates on our website at www.modiv.com and/or by disclosing any such acquisitions or investments in a supplement to this offering circular or in a Current Report on Form 8-K.
Properties:
As of June 30, 2021, the Company’s real estate investment portfolio consisted of 38 operating properties located in 14 states comprised of: 12 retail properties, 14 office properties and 12 industrial properties, including one industrial property held for sale not reflected in the table below and a 72.7% undivided TIC Interest in an industrial property in Santa Clara, California, not reflected in the table below.
Property and Location(1)	Rentable Square Feet	Property Type	Investment in Real Property, Net, Plus Above-/Below- Market Lease Intangibles, Net	Mortgage Financing (Principal)	Annualized Base Lease Revenue(2)	Acquisition Fee(3)	Lease Expiration(4)	Renewal Options (Number/ Years)(4)
Accredo Health, Orlando, FL	63,000	Office	$8,682,079	$8,538,000	$1,011,636	$5,796	12/31/2024	2/5-yr
Dollar General, Litchfield, ME	9,026	Retail	1,211,987	616,834(5)	92,961	40,008	9/30/2030	3/5-yr
Dollar General, Wilton, ME	9,100	Retail	1,446,225	621,892(5)	112,439	48,390	7/31/2030	3/5-yr
Dollar General, Thompsontown, PA	9,100	Retail	1,127,755	621,892(5)	85,998	37,014	10/31/2030	3/5-yr
Dollar General, Mt. Gilead, OH	9,026	Retail	1,114,573	616,834(5)	85,924	36,981	6/30/2030	3/5-yr
Dollar General, Lakeside, OH	9,026	Retail	1,037,755	616,833(5)	81,036	34,875	5/31/2035	3/5-yr
Dollar General, Castalia, OH	9,026	Retail	1,017,519	616,833(5)	79,320	34,140	5/31/2035	3/5-yr
Northrop Grumman, Melbourne, FL	107,419	Office	10,477,630	7,000,000	1,235,319	398,100	5/31/2026	1/5-yr
exp US Services, Maitland, FL	33,118	Office	5,842,678	3,288,786	779,805	200,837	11/30/2026	2/5-yr
Harley Davidson, Bedford, TX	70,960	Retail	11,751,000	6,558,170	900,000	382,500	4/12/2032	2/5-yr
Wyndham, Summerlin, NV	41,390	Office	9,728,247	5,551,200(6)	916,282	390,906	2/28/2025	1/5-yr
Williams Sonoma, Summerlin, NV	35,867	Office	7,331,516	4,392,000(6)	702,414	239,880	10/31/2022	None
Omnicare, Richmond, VA	51,800	Industrial	6,589,415	4,151,386	579,974	217,678	5/31/2026	1/5-yr
EMCOR, Cincinnati, OH	39,385	Office	5,501,429	2,784,868	501,552	177,210	2/28/2027	2/5-yr
Husqvarna, Charlotte, NC	64,637	Industrial	10,867,625	6,379,182	855,637	348,000	6/30/2027(7)	2/5-yr
AvAir, Chandler, AZ	162,714	Industrial	24,899,729	19,950,000	2,228,537	795,000	12/31/2032	2/5-yr
3M, DeKalb, IL	410,400	Industrial	12,677,800	8,091,800	1,186,056	456,000	7/31/2022	1/5-yr
Cummins, Nashville, TN	87,230	Office	13,453,269	8,256,600	1,420,213	465,000	2/28/2023	3/5-yr
Northrop Grumman Parcel, Melbourne, FL	—	Land	329,410	—	—	9,000	—	—
Texas Health, Dallas, TX	38,794	Office	6,859,927	4,324,160	545,894	222,750	12/31/2025	None
Bon Secours, Richmond, VA	72,890	Office	9,984,363	5,142,425	800,644	313,293	8/31/2026	None
Costco, Issaquah, WA	97,191	Office	26,790,265	18,850,000	2,186,797	870,000	7/31/2025(8)	1/5-yr
Taylor Fresh Foods, Yuma, AZ	216,727	Industrial	24,716,850	12,350,000	1,584,858	741,000	9/30/2033	None
Levins, Sacramento, CA	76,000	Industrial	4,335,954	2,687,293	299,220	—	8/20/2023	2/5-yr
Dollar General, Bakersfield, CA	18,827	Retail	4,906,201	2,263,573	328,250	—	7/31/2028	3/5-yr
PMI Preclinical, San Carlos, CA	20,800	Industrial	9,859,373	5,374,587	620,052	—	10/31/2025	2/5-yr
GSA (MHSA), Vacaville, CA	11,014	Office	3,068,781	1,743,349	340,279	—	8/24/2026	None
PreK Education, San Antonio, TX	50,000	Retail	12,102,412	4,984,311	825,000	—	7/31/2029	1/8-yr
Dollar Tree, Morrow, GA	10,906	Retail	1,294,744	—	103,607	—	7/31/2025	3/5-yr
Solar Turbines, San Diego, CA	26,036	Office	6,909,782	2,743,281	534,179	—	7/31/2023	None
Wood Group, San Diego, CA	37,449	Industrial	9,538,592	3,355,453	690,696	—	2/28/2026	2/5-yr
ITW Rippey, El Dorado Hills, CA	38,500	Industrial	6,973,908	3,002,271	528,615	—	7/31/2022	1/3-yr
Dollar General, Big Spring, TX	9,026	Retail	1,172,513	593,851	86,041	—	6/30/2030	3/5-yr
Gap, Rocklin, CA	40,110	Office	7,983,881	3,531,585	596,837	—	2/28/2023	1/5-yr
L3 Harris, Carlsbad, CA	46,214	Industrial	11,317,617	6,300,000	811,422	—	4/30/2022	2/3-yr
Sutter Health, Rancho Cordova, CA	106,592	Office	29,616,178	13,379,153	2,112,776	—	10/31/2025	3/5-yr
Walgreens, Santa Maria, CA	14,490	Retail	5,599,367	3,120,360	369,000	—	3/31/2032	8/5-yr
	2,153,790		$318,018,349	$182,758,762	$26,219,270	$6,464,358
(1)	Each of the properties was 100% occupied by a single tenant at the time of acquisition and has remained 100% occupied by that tenant through December 31, 2020.
(2)	Annualized base lease revenue is calculated based on the contractual monthly base rent, excluding rent abatements, at June 30, 2021, multiplied by 12.
(3)
The acquisition fee was paid to our former external advisor in connection with the acquisition of a property. The fee was equal to 3.0% of the contract purchase price of a property, as defined in the advisory agreement.

(4)	Represents the end of the non-cancelable lease term, assuming no early termination rights or renewals are exercised unless otherwise noted.
(5)
There is one loan for these six Dollar General properties and the amounts shown in this schedule are based on the pro-rata investment in the six properties. The deeds of trust contain cross-collateralization and cross-default provisions.

(6)
The loans for each of the Wyndham and Williams Sonoma properties located in Summerlin, Nevada were originated by Nevada State Bank (“Bank”). The loans are collateralized by a deed of trust and a security agreement with assignment of rents and fixture filing; in addition, the individual loans are subject to a cross-collateralization and cross-default agreement whereby any default under, or failure to comply with the terms of any one loan is an event of default under the terms of both loans. The value of the property must be in an amount sufficient to maintain a loan to value ratio of no more than 60%. If the loan to value ratio is ever more than 60%, the borrower shall, upon the Bank’s written demand, reduce the principal balance of the loans so that the loan to value ratio is no more than 60%.

(7)	The tenant’s right to cancel the lease on June 30, 2025 was not determined to be probable for financial accounting purposes.
(8)	The tenant’s right to cancel the lease on July 31, 2023 was not determined to be probable for financial accounting purposes.
Lease Expirations as of June 30, 2021
The following tables reflect lease expirations with respect to our properties as of June 30, 2021:
Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring(1)	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
2021	—	—	—%	—%	$—	—%	—%
2022	5	530,981	24.65%	24.65%	3,228,507	12.31%	12.31%
2023	4	229,376	10.65%	35.30%	2,850,448	10.87%	23.18%
2024	1	63,000	2.93%	38.23%	1,011,636	3.86%	27.04%
2025	6	315,673	14.66%	52.89%	6,485,410	24.74%	51.78%
2026	6	313,690	14.56%	67.45%	4,426,716	16.88%	68.66%
2027	2	104,022	4.83%	72.28%	1,357,189	5.18%	73.84%
2028	1	18,827	0.87%	73.15%	328,250	1.25%	75.09%
2029	1	50,000	2.32%	75.47%	825,000	3.15%	78.24%
2030	5	45,278	2.10%	77.57%	463,363	1.76%	80.00%
Thereafter	5	482,943	22.43%	100.00%	5,242,751	20.00%	100.00%
Total	36	2,153,790	100.00%		$26,219,270	100.00%
(1)	Annualized lease revenue is calculated based on the contractual monthly base rent at June 30, 2021 multiplied by 12.
Investments:
As of June 30, 2021, we had the following other real estate investment:
TIC Interest	Investment Balance
Santa Clara Property – an approximate 72.7% TIC Interest(1)	$ 9,987,703
(1)
This office property was acquired in 2017 and has approximately 91,740 rentable square feet. The purchase price was $29,625,075, including closing costs. The annualized base lease revenue is $2,127,451. The acquisition fee was $861,055, of which $626,073 was paid by us and the balance was paid by the other tenant-in-common owners of the property. The tenant's lease expiration date is March 16, 2026 and the lease provides for three five-year renewal options.

Acquisition Subsequent to June 30, 2021
On July 26, 2021, the Company, through a wholly-owned subsidiary of the Operating Partnership, completed the acquisition of an approximately 3,800-square-foot restaurant property leased to Raising Cane’s in San Antonio, Texas. The restaurant property, which also features a drive-thru, is subject to a triple-net lease whereby the tenant is responsible for all property expenses including taxes, insurance and maintenance. There are over six years remaining on the lease which expires on February 28, 2028, with five, 5-year lease renewal options which allows Raising Cane’s to extend the term of its lease for up to 25 additional years. The property is expected to generate $1,600,672 in total rental revenue over the course of its remaining lease term. The contract purchase price for the property is $3,607,424 which was funded with the Company’s available cash on hand. The seller of the property was not affiliated with the Company or its affiliates.

INVESTMENT OBJECTIVES AND CRITERIA
Overview
We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate and real estate-related investments. Absent any change in our investment strategy, we intend to invest primarily in a diversified portfolio of real estate and, to a lesser extent, real estate-related investments, to include real estate securities and real estate technology-enabled investments, through wholly-owned or majority controlled subsidiaries. Such investments could arise from single asset transactions and/or portfolio mergers and acquisitions.
With respect to our real estate investments, we plan to continue to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders as well as potential capital appreciation in the value of our investments. We will continue to seek opportunities to be an aggregator within the non-listed real estate product industry, utilizing the combination of our deep understanding of both the crowdfunding and real estate markets and the strength of our stockholder-owned, self-managed business model. In that regard, we will consider acquisitions of, or investments in, other crowdfunding companies or platforms and other non-listed real estate companies or portfolios.
Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives described in this offering circular, our board of directors may change any and all such investment objectives, including our focus on the properties and investments described above, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our Class C common stock will not decrease.
Primary Investment Objectives
Our primary investment objectives are:
•	to provide attractive growth in Adjusted Funds From Operations (“AFFO”) and sustainable cash distributions;
•	to preserve and return your capital contributions;
•	to realize value appreciation from proactive investment selection and management;
•	to provide future opportunities for growth and value creation; and
•	to provide an investment alternative for individual stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate.
While initial purchases of properties will be funded with funds received from the sale of shares of common stock, we anticipate incurring mortgage debt (not to exceed 55% of the total value of all of our properties) against pools of individual properties, and pledging such properties as security for that debt to obtain funds to acquire additional properties.
We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this offering circular.
Investment Strategy
Commercial Real Estate
In pursuit of our primary investment objectives, we maintain the ability to expand beyond our traditional single-tenant portfolio of triple-net leased properties, and seek to acquire a diversified portfolio of income-generating commercial real estate investments throughout the United States diversified by corporate credit, physical geography, product type, and lease duration. These may include multifamily, retail, office, hotel and industrial assets, as well as others, including, without limitation, healthcare, student housing, senior living, data centers, manufactured housing and storage properties. Although we have no current intention to do so, we may also invest a portion of the net proceeds in commercial real estate properties outside the United States. We intend to acquire assets consistent with our acquisition philosophy by focusing primarily on properties located in primary, secondary and certain select tertiary markets and leased to tenants, at the time we acquire them, with strong financial statements, including investment grade credit quality, and typically subject to long-term leases with defined rental rate increases. We may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. We generally will limit investment in new developments on a standalone basis, but may consider development that is ancillary to an overall investment. We do not designate specific geography or sector allocations for the portfolio; rather we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.
To a lesser extent, we may also invest in real estate debt and equity securities and other real estate-related investments to provide current income, portfolio diversification and a source of liquidity for distributions to stockholders, our share repurchase plan, cash management and other purposes.
Other Non-Listed REITs and Real Estate Products or Managers
We believe there will be opportunities to acquire other non-listed REITs and real estate products or managers given the current fragmented nature of the industry. There are many smaller non-listed REITs that have not been able to raise sufficient capital to grow their investment portfolio and provide liquidity to their stockholders. Given their limited alternatives, some of these non-listed REITs may be receptive to potential acquisitions by us. There are also other non-listed real estate products and managers that face similar challenges and may also be receptive to potential acquisitions by us.
Technology-enabled Real Estate Investments
We will also seek to make real estate-related investments in fintech and proptech sectors that enhance real estate capital markets. Within the fintech and proptech sectors, which have garnered significant investment interest in today’s marketplace, we intend to focus on those companies whose core purpose is related to the commercial real estate industry, particularly companies using technology driven platforms and solutions to disrupt or revolutionize the commercial real estate capital markets as well as investment management firms or companies tied to transactional marketplace processes of the industry.
Further, we expect crowdfunding platforms and direct-to-retail real estate investment management businesses to be natural, potential areas of focus given our management team’s experience, expertise and operational skills in those industries. We define the crowdfunding sector primarily as those U.S.-based companies which use an online platform to raise pools of equity or debt capital directly from investors to acquire or lend against a certain asset or company, whether the asset or company be real estate-related or another alternative asset class. We define the direct-to-retail real estate investment management sector primarily as individual investor-focused platforms offering real estate investment products typically under a variety of regulatory frameworks to include Regulation A, Regulation D and the Investment Company Act of 1940.
We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See Risk Factors — General Risks Related to Investments in Real Estate and Risk Factors — Risks Related to Investments in Single Tenant Real Estate.
General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing sustainable cash distributions to our stockholders. In addition, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for appreciation in value and for providing sustainable cash distributions to our stockholders.
Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego an investment opportunity because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, our portfolio composition may vary from what we initially expect. We will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate and real estate-related investments.
Our management has substantial discretion with respect to the selection of specific properties. However, acquisition parameters are established by our board of directors and potential acquisitions outside of these parameters require approval by our board of directors, including a majority of our independent directors. In selecting a potential property for acquisition, we consider a number of factors, including, but not limited to, the following:
•	tenant creditworthiness;
•	lease terms, including length of lease term, scope of landlord responsibilities, if any, and frequency of contractual rental increases;
•	projected demand in the area;
•	a property’s geographic location and type;
•	proposed purchase price, terms and conditions;
•	historical financial performance;
•	a property’s physical location, visibility, curb appeal and access;
•	construction quality and condition;
•	potential for capital appreciation;
•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;
•	potential capital reserves required to maintain the property;
•	potential for construction of new properties in the area;
•	evaluation of title and ability to obtain satisfactory title insurance;
•	evaluation of any reasonable ascertainable risks such as environmental contamination; and
•	replacement use of the property in the event of loss of existing tenant (limited special use properties).
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds of this offering.
Creditworthiness of Tenants
In the course of making a real estate investment decision, we assess the creditworthiness of the tenant that leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default, but tenant creditworthiness analysis is just one element of due diligence which we perform when considering a property purchase, and the weight we ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.
Some of the properties we intend to acquire will be leased to public companies. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. We expect that our portfolio of properties will contain a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).

The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we intend to analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.
We do not intend to systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases will limit our ability as landlord to demand on recurring bases non-public tenant financial information. It is our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.
Description of Leases
We expect to invest in a diversified portfolio of real estate and real estate-related investments, including single tenant properties with existing net leases, multi-tenant commercial real estate properties with full-service gross leases and multi-family properties with modified gross leases. “Net” leases typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Most of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. Full-service gross leases require the landlord to be responsible for all operating expenses of the property. Modified gross leases require the landlord to be responsible for most operating expenses but designate certain expenses such as utilities and cleaning services as tenant responsibilities. We anticipate that most of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition and we may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the net leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk. Tenants are required to provide proof of insurance by furnishing a certificate of insurance to us on an annual basis. We will track and review the insurance certificates for compliance.
Our Borrowing Strategy and Policies
We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are more favorable than the existing debt.
There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 55% leverage in connection with our acquisition strategy. We will limit our borrowing to 55% of our tangible assets unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
We may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title in real property or interests in entities that own and operate real estate. Our investments in crowdfunding companies or platforms and other non-listed real estate and real estate-related companies will generally involve acquiring the assets of, or a controlling interest (whether by the way of share purchase, merger, partnership, joint venture or otherwise) in such entities. We may also purchase real estate-related debt and equity securities.
We will generally make acquisitions of our real estate investments directly through our Operating Partnership or indirectly through limited liability companies or limited partnerships (including through our TRS (as described below)), or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties. Modiv Advisors, LLC is a subsidiary of our TRS and it will be the advisor to Modiv Divisibles, LLC. See Risk Factors — General Risks Related to Investments in Real Estate and The Operating Partnership Agreement.
Real Property Investments
We will continually evaluate various potential property investments and engage in discussions and negotiations with sellers regarding the purchase of properties by us. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a significant property or portfolio of properties (a “Significant Property Acquisition”), we will disclose the pending material terms of the Significant Property Acquisition in a Current Report after we have completed due diligence. We expect that this may occur following the signing of a purchase agreement for a Significant Property Acquisition and upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A Current Report will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending Significant Property Acquisition is consummated, also by means of a Current Report, if appropriate. The disclosure of any proposed Significant Property Acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the Current Report and any actual purchase.
We expect to have adequate insurance coverage for all properties in which we invest. Most of our leases will require that our tenants procure insurance for both commercial general liability and property damage. In such instances, the policy will list us an additional insured. However, lease terms may provide that tenants are not required to, and we may decide not to, obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See Risk Factors – General Risks Related to Investments in Real Estate.
Conditions to Closing Real Property Acquisitions
We perform a diligence review on each property that we purchase. As part of this review, we obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;
•	building plans and specifications, if available;
•	soil reports, seismic studies, flood zone studies, if available;
•	licenses, permits, maps and governmental approvals;
•	tenant leases and estoppel certificates;
•	tenant financial statements and information, if available;
•	historical financial statements and tax statement summaries of the properties;
•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and
•	liability and title insurance policies.
Co-Ownership Real Estate Investments
We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be with affiliates, including Modiv Divisibles. See Conflicts of Interest. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to utilize a particular co-ownership structure, our management will evaluate the subject real property under the same criteria described elsewhere in this offering circular.
We may enter into joint ventures with affiliates for the acquisition of properties, but only provided that:
•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and
•	the investments by us and such affiliate are on substantially the same terms and conditions.
To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy the property held by the co-ownership structure and allow such co-owners to exchange their interest for our Operating Partnership’s units or to sell their interest to us in its entirety. Entering into joint ventures with affiliates will result in certain conflicts of interest. See Conflicts of Interest.
Investments in Real Estate Debt and Equity Securities
We may invest in real estate debt and other securities to generate income and provide diversification to our portfolio and a source of liquidity for our share repurchase, cash management and other purposes.
While we are not currently investing in real estate debt, should we decide to invest in real estate debt, our focus would likely be on public and private real estate debt, including, but not limited to, CMBS, real estate-related corporate credit, mortgages, loans, mezzanine and other forms of debt (to potentially include residential mortgage backed securities and other residential credit), interests of collateralized debt obligations and collateralized loan obligation vehicles and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include preferred equity and derivatives. Our investments in real estate debt will be focused in the United States, but may also include investments issued or backed by real estate in Europe and certain other countries.
Our loan investments may include commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate and debt of companies in the business of owning and/or operating real estate-related businesses. Commercial mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.
We do not intend to make loans to other persons.

Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender.
While we are not currently investing in real estate-related equity securities, should we decide to invest in real estate-related equity securities, any such investments generally will focus on equity securities issued by public and private real estate companies and certain other securities, with the primary goal of such investments being preservation of liquidity in support of our share repurchase program, while also seeking income, potential for capital appreciation and further portfolio diversification.
We may also invest, without limitation, in securities that are unregistered (but may be eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.
Investments in Real Estate-Related Companies
We plan to continue to invest in real estate-related businesses that can further our mission of increasing access to non-listed real estate products and reducing the cost of owning those products. Examples of business acquisitions we could potentially pursue include fintech, proptech, crowdfunding, capital markets syndication, investment managers and investment advisory. We maintain an opportunistic strategy in making these investments which is often focused on potential synergistic benefits to our Company as well as the potential for capital appreciation in the value of our investments and further portfolio diversification.
Our process for making investments in real estate-related companies involves complex financial modeling and rigorous due diligence in addition to utilization of a combination of our deep understanding of both the crowdfunding and real estate markets and the strength of our stockholder-owned, self-managed business model. Our primary focus will continue to be seeking investments in real estate properties that are producing income to fund distributions to our stockholders.
At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Internal Revenue Code and so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act.
Government Regulations
Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
Americans with Disabilities Act
Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”), pursuant to which all public accommodations must meet certain federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with present requirements of the Disabilities Act, we have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of our properties or future properties are not in compliance with the Disabilities Act, we might be required to take remedial action, which would require us to incur additional costs to bring the property into compliance. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. In addition, a number of additional federal, state and local laws may require us to modify or restrict our ability to renovate our properties or properties we may purchase. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.
Environmental Matters
All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of any associated contamination.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See Risk Factors — General Risks Related to Investments in Real Estate.
Other Regulations
The properties we acquire will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not change or that new requirements will not be imposed which would require significant unanticipated expenditures and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property.
We may sell assets to third parties or to affiliates, including Modiv Divisibles. All transactions between us and an affiliate must be approved by a majority of our independent directors.
Affiliate Transaction Policy
Our independent directors will review and approve all matters the board of directors believes may involve a conflict of interest and will approve all transactions between us and our affiliates. See Conflicts of Interest – Certain Conflict Resolution Measures.
Investment Company Act and Certain Other Policies
General
We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:
•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or
•
is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, the entities through which we and our Operating Partnership intend to own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
We believe that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company (any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act). As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
To avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.
If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an investment company. See Risk Factors — Risks Related to Our Corporate Structure. In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this offering circular, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of Class C common stock or any of our other securities. We have no present intention of repurchasing any of our shares of Class C common stock except pursuant to our share repurchase program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.
Liquidity of Prior Programs
Our former sponsor offered three REITs in addition to us and two of those REITs disclosed an expected time frame for the REIT to be liquidated.
Nexregen Firewheel Real Estate Investment Trust (“Firewheel”) was formed in 2007 as a Texas real estate investment trust to make a public, intra-state offering of common stock registered with the Texas State Securities Board. The proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center, an existing shopping center located in Garland, Texas. In 2008, Firewheel converted from a real estate investment trust to a limited partnership. Firewheel’s offering of common stock to investors closed in 2008 and it did not make any additional sales of securities or investments in properties after 2008. The Firewheel offering prospectus disclosed that it intended to create a liquidity event in three to seven years. In June 2018, Firewheel sold the shopping center property it acquired and the program was closed in 2018.
Rich Uncles was formed in 2012 as a California real estate investment trust to make a public, intra-state offering of common stock registered with the California Department of Business Oversight. Rich Uncles’ operations consisted primarily of acquiring and operating single tenant business properties. Rich Uncles’ shares were offered at $10.00 per share and its offering prospectus disclosed that it intended to create a liquidity event no later than the 10th anniversary of the termination date (July 20, 2016) of its offering. In that regard, Rich Uncles conducted an extensive marketing process in the first half of 2019 which led to its agreement to merge with Merger Sub as discussed above. The merger closed on December 31, 2019 and Rich Uncles’ shareholders received one share of our Class C common stock for each Rich Uncles’ share.
BRIX REIT was formed in October 2017 and became qualified to offer shares of its common stock through a Tier 2 offering pursuant to Regulation A promulgated under the Securities Act on April 16, 2018. BRIX REIT commenced its offering at $5.00 per share in April 2018 and its oﬀering circular disclosed that its charter documents do not require it to pursue a liquidity event by a speciﬁed date. In September 2020, the stockholders of BRIX REIT approved a plan of liquidation that calls for completion of the liquidation within 24 months. As of the date of this offering circular, the exact timing for completing the liquidation of BRIX REIT is undetermined.

SELECTED FINANCIAL DATA
The following selected financial data for each of the years during the five-year period ended December 31, 2020 and the selected balance sheet data as of December 31, 2020, 2019, 2018, 2017 and 2016 have been derived from our audited consolidated financial statements as of and for the years during the five-year period ended December 31, 2020, including those contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is available on the SEC’s website at www.sec.gov. The following selected financial data as of June 30, 2021 and for the six months ended June 30, 2021 have been derived from our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is available on the SEC’s website at www.sec.gov. Interim results for the six months ended and as of June 30, 2021 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2021.
You should read the following selected financial data in conjunction with the consolidated financial statements and related notes thereto and with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
	June 30, 2021	December 31,
Balance sheet data		2020	2019	2018	2017	2016
Real estate investment, net(1)	$339,080,710	$339,459,007	$413,924,282	$238,924,160	$149,759,638	$36,275,665
Real estate investment held for sale(1)	$5,375,746	$24,585,739	$—	$—	$—	$—
Goodwill(2)	$17,320,857	$17,320,857	$50,588,000	$—	$—	$—
Intangible assets(2)	$4,313,799	$5,127,788	$7,700,000	$—	$—	$—
Total assets	$389,555,298	$407,433,014	$490,917,263	$252,425,902	$157,073,447	$41,302,560
Mortgage notes payable, net(3)	$181,576,606	$175,925,918	$194,039,207	$122,709,308	$60,487,303	$7,113,701
Mortgage notes payable related to real estate investments held for sale, net(3)	$4,381,426	$9,088,438	$—	$—	$—	$—
Unsecured credit facility, net	$2,889,303	$5,978,276	$7,649,861	$8,998,000	$12,000,000	$10,156,685
Total liabilities	$211,100,320	$217,180,778	$236,675,009	$143,332,182	$77,777,232	$18,874,794
Redeemable common stock(4)	$10,413,691	$7,365,568	$14,069,692	$6,000,951	$46,349	$196,660
Total equity	$168,041,287	$182,886,668	$240,172,562	$103,092,769	$79,249,866	$22,231,106
(1)
During the six months ended June 30, 2021, we sold three real estate investments with an aggregate carrying value of $13,129,404 for a net gain of $289,642; during the year ended December 31, 2020, we sold five real estate investments with an aggregate carrying value of $24,067,388 for a net gain of $4,139,749 and recorded impairment charges of $10,267,625 to six of our real estate investments primarily as a result of the COVID-19 pandemic. On December 31, 2019, we completed the Merger with Rich Uncles resulting in the acquisition of 20 properties, primarily in California.

(2)	During the year ended December 31, 2020, we recorded impairment charges of $33,267,143 to goodwill and $1,305,260 to intangible assets as a result of the COVID-19 pandemic.
(3)
Changes from prior year relate primarily to notes payable on the five real estate investments sold as discussed in (1) above, along with the refinancing of six properties during the first six months of 2021.

(4)
Redeemable common stock as of the balance sheet date is a contingent obligation which reflects the maximum amount of common stock that could be repurchased during the first quarter following the balance sheet date.

	Six Months Ended	Years Ended December 31,
Operating data	June 30, 2021	2020	2019	2018	2017	2016
Total revenues	$18,213,863	$38,903,430	$24,544,968	$17,984,625	$7,390,206	$861,744
Net loss(1)	$(1,905,491)	$(49,141,910)	$(4,415,992)	$(1,801,724)	$(868,484)	$(1,237,441)
Other data:
Cash flows provided by (used in) operations	$3,083,353	$5,576,840	$(4,748,904)	$5,881,889	$3,790,837	$(672,132)
Cash flows provided by (used in) investing activities	$14,624,425	$24,778,295	$(29,602,469)	$(92,019,684)	$(115,593,935)	$(37,155,065)
Cash flows (used in) provided by financing activities	$(15,710,863)	$(28,914,535)	$23,034,567	$90,710,968	$112,308,480	$41,303,755
Per share data:
Distributions declared per common share per the period:
Class C Common Stock	$0.525	$1.4600	$2.1105	$2.1105	$2.1000	$0.9600
Class S Common Stock(2)	$0.525	$1.4600	$2.1105	$2.1105	$0.5250	$—
Net loss per common share - basic and diluted(3)	$(0.25)	$(6.14)	$(0.88)	$(0.48)	$(0.45)	$(8.67)
Weighted-average number of common shares outstanding, basic and diluted(3)	7,630,401	8,006,276	5,012,158	3,689,955	1,994,310	142,752
(1)
During the six months ended June 30, 2021, we sold three real estate investments for a net gain of $289,642; during the year ended December 31, 2020, we sold five real estate investments for a net gain of $4,139,749 and recorded impairment charges of $10,267,625 to six of our real estate investments and lease termination expense of $1,039,648 primarily as a result of the COVID-19 pandemic.

(2)	The distribution paid per share of Class S common stock is net of deferred selling commissions.
(3)	Adjusted for the 1:3 reverse stock split on February 1, 2021.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of an investment in our Class C common stock. For purposes of this section, references to “Modiv,” “we,” “our” and “us” mean only Modiv Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this offering circular. The summary is also based upon the assumption that we will operate Modiv and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general informational purposes only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this offering circular and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	regulated investment companies;
•	dealers in securities;
•	traders in securities that elect to use a mark-to market method of accounting for their securities holdings;
•	partnerships, other pass-through entities, trusts and estates;
•	persons who hold our stock on behalf of other persons as nominees;
•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;
•	Subchapter “S” corporations;
and, except to the extent discussed below:
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
For the purposes of this summary, a U.S. person is a beneficial owner of our shares who for U.S. federal income tax purposes is:
•	a citizen or resident of the United States;
•
a corporation (including an entity treated as corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. stockholder is a beneficial owner of our shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. stockholder is a beneficial owner of our shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.
The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.
Taxation of Modiv
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2016. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT. Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.
Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See Taxation of Stockholders.
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.
•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses, for tax years beginning before December 31, 2017.
•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See Prohibited Transactions.

•
If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•
If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in Federal Income Tax Considerations – Requirements for Qualification—General.

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.
•
If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us.

•
We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs or “taxable mortgage pools” to the extent our shares are held in record name by specified tax exempt organizations not subject to tax on UBTI or non-U.S. sovereign investors.

•
The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:
(1)	it is managed by one or more trustees or directors;
(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
(5)	its beneficial ownership is held by 100 or more persons;
(6)
during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)
it elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	it meets other tests described below, including with respect to the nature of its income and assets.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.
We believe that we have, and will continue to have as a result of the issuance of common stock in this offering and prior offerings, sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in Description of Shares—Restriction on Ownership of Shares.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See Asset Tests) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In addition to our Operating Partnership, we may invest in assets through joint ventures, partnerships and other co-ownership arrangements. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would be treated as partnerships for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of any investment by us in a property through a partnership or other non-corporate entity.
In general, for partnerships in which we invest, we are required to take into account our allocable share of income, gain, loss, deduction and credit for purposes of the various REIT gross income tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. We will be treated as owning our proportionate share of the assets in the partnership for purposes of certain REIT asset tests. Thus, our proportionate share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes) in which our Operating Partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. There is no guarantee that such allocable share of income and assets will be qualified for purposes of the REIT income and asset tests. Further, there can be no assurance that distributions from a partnership will be sufficient to pay the tax liabilities resulting from an investment in such partnership.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See Asset Tests and Income Tests.
Taxable Corporate Subsidiaries. We have jointly elected with two of our wholly owned subsidiaries to treat such subsidiaries as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions. In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Internal Revenue Code in order to more clearly reflect the income of the TRS.
Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.
We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities, mortgage loans and debt instruments (whether or not secured by real property)

that are issued by a “publicly-offered REIT” (i.e., a REIT that is required to file annual periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.
Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly-offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly-offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under Income Tests. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:
(a)
The sum of (i) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction and (ii) 90% of the net income (after tax) if any from foreclosure property, minus

(b)	the sum of specified items of non-cash income.
In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.
To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See Taxation of Stockholders — Taxation of Taxable U.S. Stockholders.
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.
In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Elective Cash/Stock Dividends
On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly-offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied.
On May 4, 2020, the IRS issued Revenue Procedure 2020-19, which temporarily reduces (for dividends declared between April 1, 2020 and December 31, 2020), from 20 percent to 10 percent, the amount of cash that a publicly-offered REIT must distribute to shareholders for part stock, part cash distributions to qualify for the dividends-paid deduction.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in Income Tests and Asset Tests.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders (as defined below) that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Excess Inclusion Income
If we directly or indirectly acquire a residual interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in an REMIC), a portion of our income from such arrangements may be treated as “excess inclusion income.” We are required to allocate any excess inclusion income to our stockholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. Because this tax would be imposed on our company, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our stockholders, including stockholders that are not disqualified organizations, would bear a portion of the tax cost.

Stockholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a regulated investment company, or a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to hedge certain positions as described in Section 856©(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.
From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.
Interest Expense Deductions
The Tax Cuts and Jobs Act generally imposes certain limitations on the ability of taxpayers to deduct net business interest expenses for federal income tax purposes for tax years beginning on or after January 1, 2018. However, the Tax Cuts and Jobs Act provides an election whereby certain taxpayers engaged in a real estate trade or business, generally including for this purpose a REIT, may elect for this limitation not to apply. Taxpayers that make this election generally are not eligible for certain depreciation methodologies. We made this election when we filed our 2018 tax return and therefore the above limitations on interest expense deductions generally would not apply to us.
In addition, the above described limitations on net business interest expense deductions generally would be determined at the entity-level. As a result, the ability of our TRSs to deduct business interest expense for tax years beginning on or after January 1, 2018 may be subject to limitations under the Tax Cuts and Jobs Act even if we make such an election.
Net Operating Losses
The Tax Cuts and Jobs Act also generally restricts the ability of taxpayers to utilize net operating losses to no more than 80% of their taxable income and precludes them from carrying-back net operating losses to prior tax years.
The Coronavirus Aid, Relief, and Economic Security Act, which was enacted into law on March 27, 2020, (i) removes the 80% use limitation on post-Tax Cuts and Jobs Act net operating loss carryovers or carrybacks that may be deducted in tax years beginning prior to January 1, 2021, so taxpayers may use net operating losses (“NOLs”) to offset 100% of taxable income in such tax years and (ii) allows NOLs generated in tax years beginning in 2018, 2019 and 2020 to be carried back for up to five tax years.

REITs, however, are not permitted to carry back losses to prior taxable years.
Tax Aspects of Our Operating Partnership
In General. We will own all or substantially all of our assets through our Operating Partnership, and our Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.
Except in the case of subsidiaries that have elected REIT or TRS status, we expect that our Operating Partnership and its partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. As discussed above, for purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by our Operating Partnership, including our Operating Partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities.
Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If our Operating Partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as partnerships, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. This, in turn, could prevent us from qualifying as a REIT.
We believe that our Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of Our Operating Partnership” is based on such classification.
Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly-traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly-traded partnership” under Section 7704 of the Internal Revenue Code if interests in the partnership are traded on an established securities market or interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
A partnership will not be treated as a publicly-traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with fewer than 100 partners.
There is a risk that the right of a holder of Operating Partnership units to redeem the units for cash (or stock) could cause Operating Partnership units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If our Operating Partnership is a publicly-traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted of and will consist of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and other types of passive income.
Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in our Operating Partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Internal Revenue Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20 % maximum federal rate) for qualified distributions received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:
•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	distributions received by the REIT from TRSs or other taxable C corporations; or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations recently issued by the IRS, in order to qualify for this deduction with respect to a dividend on our common shares, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See Taxation of Modiv Inc. — Annual Distribution Requirements. Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20 % in the case of stockholders that are individuals, trusts and estates, and currently 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 20% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See Taxation of Modiv Inc. — Annual Distribution Requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed as ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate, currently 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. In addition, all or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Repurchases. A repurchase of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied with respect to any particular stockholder will depend upon the facts and circumstances existing at the time the determination is made, prospective stockholders are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
Liquidating Distributions. Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. stockholder with respect to our shares will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust.” Each stockholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the stockholder. The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt stockholders.
Medicare tax on unearned income. Certain U.S. stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Class C common stock.
Taxation of Non-U.S. Stockholders
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where a non-U.S. stockholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, dividend income received in respect of our shares and gain from the sale of our shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. Additionally, non-U.S. stockholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our shares is not effectively connected to a U.S. trade or business of the non-U.S. stockholder and that the non-U.S. stockholder is not present in the U.S. for more than 183 days during any taxable year.
FIRPTA
Under FIRPTA, gains from USRPIs are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. stockholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our shares will not be a USRPI (i) if we are “domestically-controlled”, (ii) if our shares owned are of a class that is regularly traded on an established securities market and the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S. stockholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. stockholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of stock is held directly or indirectly by non-U.S. persons.
Our shares are not currently traded on an established securities market. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, we cannot assure you that our shares are not or will not become a USRPI in the future.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.
Non-Dividend Distributions
A non-U.S. stockholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. stockholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. stockholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. stockholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. stockholder, and may be refundable to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability.
Capital Gain Distributions.
Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. stockholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. stockholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 21% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. stockholder that is a corporation. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as capital gains dividends. Capital gains dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We are not publicly-traded and such rules will not apply.
Dispositions of Our Shares. A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. stockholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.
To the extent our shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our shares applying certain constructive ownership rules.
FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.
Repurchases and Liquidating Distributions. A repurchase of shares will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Internal Revenue Code that apply to U.S. stockholders and which are discussed above under “Taxation of Taxable U.S. Stockholders.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.
Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. stockholder with respect to our shares will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.
The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our shares if our shares are regularly traded on an established securities market, distributions in repurchases of our shares and liquidating distributions to non-U.S. stockholders will be treated as ECI and subject to 21% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. stockholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Foreign Accounts and FATCA. The Foreign Account Tax Compliance Act (“FATCA”) currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders who own shares of our stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. FATCA imposes a 30% withholding tax on dividends on our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in our company.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (1) one pension trust owns more than 25% of the value of our stock or

(2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.
Tax Consequences of Participation in Distribution Reinvestment Plan
If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You will be subject to backup withholding if you fail to comply with certain tax requirements. See below under —Backup Withholding and Information Reporting.
Backup Withholding and Information Reporting
We must report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a tax-qualified employee pension benefit plan subject to Title I of ERISA (“ERISA Plans”), IRAs and other arrangements that are subject to Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this offering circular, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. We urge prospective investors to consult with their own advisors regarding the specific consequences of purchasing, owning, and selling our shares.
This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA or the prohibited transaction rules in Section 4975 of the Internal Revenue Code, including, for example, investors such as plans or arrangements that constitute governmental plans and church plans, which are exempt from ERISA and many Internal Revenue Code requirements, and foreign plans. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental, church plan or foreign plan, or other plans or arrangements not subject to ERISA or Section 4975 of the Internal Revenue Code, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in our shares.
Each fiduciary of an ERISA Plan or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a “benefit plan,” among other matters, whether:
•	the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code and other applicable laws;
•	the investment is made in accordance with the documents and instruments governing the benefit plan, including any investment policy;
•	under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;
•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar applicable law;
•	the investment will not be treated as “plan assets” of its plan or account under ERISA and Department of Labor regulations;
•
the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders);

•	the frequency of the need to value the assets of the benefit plan is sufficient; and
•
the investment in our shares is consistent with the liquidity needs of the plan or IRA, including liquidity needs to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable.

Fiduciary Obligations
ERISA imposes certain requirements on ERISA Plans and on those persons who are fiduciaries with respect to ERISA Plans. A person is generally a “fiduciary” with respect to an ERISA Plan if the person exercises discretionary authority or control with respect to the management of the ERISA Plan or the management or disposition of the ERISA Plan’s assets or provides investment advice for a fee with respect to Plan assets. Under ERISA, a plan fiduciary’s responsibilities include the following duties:
•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;
•	to invest plan assets prudently;
•	to diversify the investments of the plan, unless it is clearly prudent not to do so;
•	to ensure sufficient liquidity for the plan;
•	to ensure that plan investments are made in accordance with plan documents; and
•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.
ERISA also requires that, with certain exceptions, the assets of an ERISA Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Individuals making investment decisions with respect to an ERISA Plan need to determine whether an investment in our shares is appropriate under the custodial or trust agreement governing such ERISA Plan. It is highly advisable to confer with the custodian or trustee of an ERISA Plan to ensure that an investment in the shares presents no problems under the ERISA Plan’s custodial or trust agreement.
On June 5, 2019, the SEC finalized “Regulation Best Interest” which, among other things, generally requires a heightened standard of care for broker-dealers (i.e., that they act in the “best interest” of their retail customers when recommending securities transactions) and clarifies the SEC’s view of the fiduciary duty that investment advisors owe their clients. In addition, on December 18, 2020, the Department of Labor finalized a prohibited transaction class exemption allowing investment advisors, broker-dealers, banks, insurance companies and other financial firms that provide fiduciary investment advice to give retirement investment advice using “Impartial Conduct Standards,” which are intended to be consistent with the Regulation Best Interest issued by the SEC and the fiduciary duty of registered investment advisers under securities laws. The Impartial Conduct Standards generally require investment advice fiduciaries to provide advice in the best interest of retirement investors, charge only reasonable compensation, and make no materially misleading statements. The new exemption also describes when advice about rollovers to IRAs could be considered fiduciary advice under ERISA and the Internal Revenue Code. Benefit plans are urged to consult with their own advisors regarding the impact of these rules on purchasing and holding investments in our shares.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.
If a prohibited transaction were to occur for which no exemption is available, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, we and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
Plan Asset Considerations
In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or our assets being treated as plan assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code expressly defines the term “plan assets”; however, regulations promulgated by the Department of Labor (Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the “Plan Assets Regulation.”
If our assets were deemed to be plan assets under ERISA, among other things:
•	the prudence and other fiduciary responsibility standards of ERISA would apply to investments made by the Company;
•
certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable asset or from entering into an otherwise favorable transaction;

•	we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve;
•	our assets could be subject to ERISA’s reporting and disclosure requirements;
•	the fiduciary causing the benefit plan to make an investment in our shares could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and
•	the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.
The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions that are described below.
Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:
•	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;
•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and
•	“freely transferable.”
Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that was registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent stockholders.
Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:
•
any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•
any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and
•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.
We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is at least $500, except under certain circumstances. Because the minimum investment is less than $10,000, these restrictions should not cause the shares to be deemed not “freely transferable.”
As our Class C common stock is intended to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our Class C common stock and this offering takes place as described in this offering circular, shares of our Class C common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.
Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not “significant.” The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of Title I of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates, or any person (other than a benefit plan investor) that has discretionary authority or control with respect to our assets or that provides investment advice for a fee with respect to our assets (or an affiliate of such person), must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.
Other Prohibited Transactions
Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.
Annual Valuation
A fiduciary of an ERISA Plan is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.
Commencing as of December 31, 2017, we have valued our shares annually and shortly thereafter publish a NAV per share. Commencing as of January 1, 2021, we commenced a policy to value our shares quarterly and shortly thereafter publish a NAV per share. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.
On August 4, 2021, our board of directors approved an offering price calculated as of June 30, 2021 of $26.05 per share for shares of Class C common stock to be sold in this offering and for shares of Class C common stock to be sold under our distribution reinvestment plan.
As with any valuation methodology, the methodologies used to calculate our NAV are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different NAV per share of our Class C common stock, and these differences could be significant. The NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP. The NAV per share does not reflect a discount for the fact that we will have been externally managed prior to the Self-Management Transaction, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.
Accordingly, with respect to our NAV per share which becomes our updated offering price, we can give no assurance that:
•	a stockholder would ultimately realize distributions per share equal to NAV per share upon a sale of our company;
•	our shares of Class C common stock would trade at our NAV value per share on a national securities exchange;
•	a third party would offer our NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of Class C common stock;
•	another independent third-party appraiser or third-party valuation firm would agree with our NAV per share; or
•	the methodology used to determine our NAV per share would be sufficient to enable fiduciaries or IRA custodians to comply with ERISA and Internal Revenue Code reporting requirements.
The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our board of directors generally anticipates that the NAV per share will be determined in on a quarterly basis.
In calculating NAV per share, our board of directors will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such NAV per share will be subject to the limitations discussed in the paragraph above. Benefit plan investors should consider whether an investment in the Company will inhibit the benefit plan’s ability to value its plan assets in accordance with ERISA, the Internal Revenue Code and the terms of the benefit plan.
Plan Liquidity
Benefit plan investors should consider the limited liquidity of an investment in the Company as it relates to the minimum distribution requirements of the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, de minimis cash-out distributions and minimum required distributions) that may be required under the terms of the plan or by applicable law. Benefit plan investors should also consider whether the limited liquidity of an investment in the Company could impair the benefit plan’s withholding or other tax obligations.
The foregoing requirements of ERISA, the Internal Revenue Code and similar applicable law are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own legal and tax advisors regarding an investment in our shares.

DESCRIPTION OF SHARES
Our charter authorizes the issuance of 450,000,000 shares of capital stock, of which 300,000,000 shares are designated as Class C common stock with a par value of $0.001 per share; 100,000,000 are designated as Class S common stock with a par value of $0.001 per share; and 50,000,000 are designated as preferred stock with a par value of $0.001 per share. Our charter authorizes our board of directors, without stockholders approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. Except as otherwise set forth in our charter, Class C common stock and Class S common stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption. As of July 31, 2021, there were 7,465,919 shares of our Class C common stock issued and outstanding, 63,404 shares of our Class S common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock, voting together as a single class, can elect our entire board of directors.
Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of our common stock are entitled to receive such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, or appraisal rights. Our shares of common stock, when purchased and paid for and issued in accordance with the terms of this offering circular, will be legally issued, fully paid and non-assessable.
Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.
Class C Shares
Shares of Class C common stock will be issued and sold in this offering exclusively to U.S. Persons, as such term is defined in Regulation S promulgated under the Securities Act.
Class S Shares
We are not offering any shares of Class S common stock for sale as part of this offering. Rather, we intend to offer and sell shares of Class S common stock exclusively to non-U.S. Persons as defined under Rule 903 promulgated under the Securities Act pursuant to an exemption from the registration requirements of the Securities Act under and in accordance with Regulation S of the Securities Act.

We intend to sell the Class S shares either directly or through brokers or other persons who may be paid upfront selling commissions in amounts of up to 3.5% of the purchase amount. We may also pay deferred commissions to such brokers or other persons of up to 2.0% per annum of the purchase amount for a period of years. In any event, all such commissions shall not exceed 10.0% of the gross proceeds from the sale of such shares excluding upfront commissions.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Therefore, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors may issue preferred stock at any time in the future without stockholder approval.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Phoenix American Financial Services, Inc. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. We are not required to issue shares of our common stock in certificated form. Information regarding restrictions on the transferability of our shares appear on our share certificates, if any, or will be provided to stockholders in a written statement provided on request and without charge. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us and other reasonable documentation required by us or our transfer agent and registrar, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to any registered holder upon request.
Our Board of Directors
Our board of directors currently consists of seven directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased only by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL (which is one), nor increased to more than 15.
Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock may elect all of the nominees then standing for election as directors, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.
Removal of Directors
Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Amendments to Our Charter and Bylaws
Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is first declared advisable by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders may alter, amend or repeal any provision of our bylaws and adopt new bylaws with the approval by a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors, except that the stockholders do not have the power to alter the amendment provision of our bylaws without the approval of our board of directors.
Transactions Outside the Ordinary Course of Business
Under the MGCL, a Maryland corporation generally is not entitled to dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.
Appraisal Rights
Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL or any successor statute unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders will be held each year at a date and time and place set by our board of directors. Special meetings of stockholders may be called only upon the request of our board of directors, our president, our chief executive officer or our chair of the board. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business
Our bylaws provide that with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.
The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
Restriction on Ownership of Shares
Ownership Limit
To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code.
Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% in value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% in value or number, whichever is more restrictive, of our then outstanding shares of common stock.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to maintain our qualification as a REIT, will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the proposed transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the proposed transferee before we discovered that the shares had been automatically transferred to the trust and that are then owed by the proposed transferee to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the proposed transferee and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
Any person who acquires or attempts or intends to acquire shares of our stock in violation of the foregoing restriction or who owns shares of our stock that were transferred to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.
Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the limitation on ownership of more than 9.8% in value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% in value or number, whichever is more restrictive, of our then outstanding shares of common stock. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failure to maintain our qualification as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our board of directors may require in its sole discretion to make the determinations above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of Class C common stock or otherwise be in the best interests of our stockholders.
Investor Qualifications and Transfer Restrictions
Federal securities laws require that purchasers of our Class C common stock meet the standards described above at Suitability Standards and State Law Exemptions and Purchase Restrictions. Because of these restrictions, purchasers of our Class C common stock are advised to consult legal counsel prior to making any reoffer, resale, pledge or other transfer of the shares offered by this offering circular.
Distributions
We intend to pay distributions on a monthly basis, and we paid our first distribution on July 11, 2016. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.
De Minimis Redemption
Under our charter, we have the option to redeem our outstanding shares of common stock from a stockholder if the aggregate net asset value of all shares of common stock held by such stockholder is $1,000 or less.
The 13th Distribution
We plan to pay a 13th distribution if our AFFO exceeds 100% of distributions declared for the year ending December 31, 2021. Any 13th distribution would be authorized by our board of directors and declared by us during January 2022 and be based on the outstanding shares held by stockholders on the record date using the following formula: (i) the daily amount of the 13th distribution divided by 365 days (ii) multiplied by the number of days such shares were held by such stockholder from January 1, 2021 through December 31, 2021. Stockholders will only be eligible for any 13th distribution authorized by the board of directors if they hold such shares on the record date for the payment of such distribution in January 2022.
During our offering stage, when we may raise capital more quickly than we acquire income producing assets, and from time to time during our operational state, we may not pay distributions solely from our operations. Distributions declared, distributions paid and cash flows from operations were as follows for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019:
Period(1)	Total Distributions Declared	Distributions Declared Per Share	Distributions Paid		Cash Flows Provided by Operating Activities
			Cash	Reinvested
2021
First Quarter 2021(2)	$1,991,676	$0.258903	$891,202	$1,130,949	$102,091
Second Quarter 2021(3)	1,976,511	0.261780	835,381	1,131,281	2,981,262
2021 Totals To Date	$3,968,187	$.0520683	$1,726,583	$2,262,230	$3,083,353
2020
First Quarter 2020(4)	$4,189,102	$0.523018	$1,379,751	$2,360,514	$1,947,505*
Second Quarter 2020(5)	3,270,291	0.407691	1,710,514	2,304,199	(774,533)*
Third Quarter 2020(6)	2,135,815	0.264656	981,432	1,150,452	2,638,676

Period(1)	Total Distributions Declared	Distributions Declared Per Share	Distributions Paid		Cash Flows Provided by Operating Activities
			Cash	Reinvested
Fourth Quarter 2020(7)	$2,106,619	$0.264656	$947,519	$1,143,369	$1,765,192
2020 Totals	$11,701,827	$1.460021	$5,019,216	$6,958,534	$5,576,840*
2019
First Quarter 2019(8)	$2,388,694	$0.527625	$552,134	$1,763,630	$773,736
Second Quarter 2019(9)	2,605,268	0.527625	630,184	1,900,893	2,112,395
Third Quarter 2019(10)	2,784,235	0.527625	719,257	2,020,768	1,677,064
Fourth Quarter 2019(11)	2,807,322	0.527625	2,116,411	667,391	185,709
2019 Totals	$10,585,519	$2.110500	$4,017,986	$6,352,682	$4,748,904
*	Includes non-recurring Merger costs of $201,920 during the year ended December 31, 2020 ($193,460 during the quarter ended March 31, 2020 and $8,460 during the quarter ended June 30, 2020).
(1)	The distribution paid per share of Class S common stock is net of deferred selling commissions.
(2)	The distribution of $675,221 for the month of March 2021 was declared in January 2021 and paid on April 26, 2021. The amount was recorded as a liability as of March 31, 2021.
(3)	The distribution of $650,167 for the month of June 2021 was declared in March 2021 and paid on July 26, 2021. The amount was recorded as a liability as of June 30, 2021.
(4)	The distribution of $1,415,328 for the month of March 2020 was declared in January 2020 and paid on April 27, 2020. The amount was recorded as a liability as of March 31, 2020.
(5)	The distribution of $691,443 for the month of June 2020 was declared in May 2020 and paid on July 27, 2020. The amount was recorded as a liability as of June 30, 2020.
(6)	The distribution of $674,837 for the month of September 2020 was declared in May 2020 and paid on October 26, 2020. The amount was recorded as a liability as of September 30, 2020.
(7)	The distribution of $705,596 for the month of December 2020 was declared in September 2020 and paid on January 22, 2021. The amount was recorded as a liability as of December 31, 2020.
(8)	The distribution of $821,300 for the month of March 2019 was declared in February 2019 and paid on April 25, 2019. The amount was recorded as a liability as of March 31, 2019.
(9)	The distribution of $896,291 for the month of June 2019 was declared in February 2019 and paid on July 25, 2019. The amount was recorded as a liability as of June 30, 2019.
(10)	The distribution of $937,863 for the month of September 2019 was declared in August 2019 and paid on October 25, 2019. The amount was recorded as a liability as of September 30, 2019.
(11)	The distribution of $966,491 for the month of December 2019 was declared in August 2019 and paid on January 25, 2020. The amount was recorded as a liability as of December 31, 2019.

Our sources of distribution payments were as follows:
Period	Net Rental Income Received	Offering Proceeds
2021
First Quarter 2021	$1,991,676	$—
Second Quarter 2021	1,976,511	—
2021 Totals	$3,968,187	$—
2020
First Quarter 2020	$4,189,102	$—
Second Quarter 2020	3,270,291	—
Third Quarter 2020	2,135,815	—
Fourth Quarter 2020	2,106,620	—
2020 Totals	$11,701,828	$—
2019
First Quarter 2019	$2,388,694	$—
Second Quarter 2019	2,605,268	—
Third Quarter 2019	2,784,235	—
Fourth Quarter 2019	2,807,322	—
2019 Totals	$10,585,519	$—
Distributions are paid on a monthly basis. For the year ended December 31, 2020, distributions paid to our stockholders were 0% ordinary income, 0% capital gain and 100% return of capital/non-dividend distribution. For the year ended December 31, 2019, distributions paid to our stockholders were 18.1% ordinary income, 0% capital gain and 81.9% return of capital/non-dividend distribution. The following presents the U.S. federal income tax characterization of the distributions paid in 2020 and 2019:
	Years Ended December 31,
	2020	2019
Ordinary income	$—	$0.1275
Non-taxable distribution	0.4833	0.5760
Total	$0.4833	$0.7035
Distributions to stockholders were declared and paid based on daily record dates at rates per share per day. The distribution details are as follows:
Distribution Period	Rate Per Share Per Day(1)	Declaration Date	Payment Date
2021:
January 1-31	$0.00287670	December 9, 2020	February 25, 2021
February 1-28	$0.00287670	January 27, 2021	March 25, 2021
March 1-31	$0.00287670	January 27, 2021	April 26, 2021
April 1-30	$0.00287670	March 25, 2021	May 25, 2021
May 1-31	$0.00287670	March 25, 2021	June 25, 2021
June 1-30	$0.00287670	March 25, 2021	July 26, 2021
July 1-31	$0.00287670	June 16, 2021	(3)
August 1-31	$0.00287670	June 16, 2021	(3)
September 1-30	$0.00287670	June 16, 2021	(3)
October 1-31	$0.00315070	August 12, 2021	(3)
November 1-30	$0.00315070	August 12, 2021	(3)
December 1-31	$0.00315070	August 12, 2021	(3)

Distribution Period	Rate Per Share Per Day(1)	Declaration Date	Payment Date
2020:
January 1-31	$0.00576630	December 18, 2019	February 25, 2020
February 1-29	$0.00573771	January 24, 2020	March 25, 2020
March 1-31	$0.00573771	January 24, 2020	April 27, 2020
April 1-30	$0.00573771	January 24, 2020	May 26, 2020
May 1-31	$0.00481479(2)	May 20, 2020	June 25, 2020
June 1-30	$0.00287670	May 20, 2020	July 27, 2020
July 1-31	$0.00287670	May 20, 2020	August 26, 2020
August 1-31	$0.00287670	May 20, 2020	September 28, 2020
September 1-30	$0.00287670	May 20, 2020	October 26, 2020
October 1-31	$0.00287670	September 30, 2020	November 25, 2020
November 1-30	$0.00287670	September 30, 2020	December 28, 2020
December 1-31	$0.00287670	September 30, 2020	January 22, 2021
2019:
January 1-31	$0.00573549	December 26, 2018	February 25, 2019
February 1-29	$0.00628125	January 31, 2019	March 25, 2019
March 1-31	$0.00578220	February 28, 2019	April 25, 2019
April 1-30	$0.00578220	February 28, 2019	May 28, 2019
May 1-31	$0.00578220	February 28, 2019	June 25, 2019
June 1-30	$0.00578220	February 28, 2019	July 25, 2019
July 1-31	$0.00567339	June 25, 2019	August 26, 2019
August 1-31	$0.00567339	July 31, 2019	September 25, 2019
September 1-30	$0.00578220	August 30, 2019	October 25, 2019
October 1-31	$0.00578220	August 30, 2019	November 25, 2019
November 1-30	$0.00578220	August 30, 2019	December 26, 2019
December 1-31	$0.00578220	August 30, 2019	January 25, 2020
(1)	Distributions paid per share of Class S common stock are net of deferred selling commissions.
(2)	Rate per share per day reflects $0.00573771 per day through May 21, 2020 and $0.0028767 per day thereafter.
(3)	Distribution has not been paid as of the date of this offering circular.
We expect our board of directors to continue to authorize cash distributions based on daily record dates and to aggregate and pay these distributions on a monthly basis, and to authorize stock distributions based on a single record date as of the end of the month, and to pay these dividends on monthly basis. Distributions will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage rate of return for stock dividends or cash distributions to stockholders. We have not established a minimum dividend or distribution level, and our charter does not require that we make dividends or distributions to our stockholders other than as necessary to meet IRS REIT qualification standards.
Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under Risk Factors in this offering circular. If our cash flow from operations decreases in the future, the level of our distributions may also decrease.
We will not use borrowed money to pay distributions to our stockholders and we do not intend to use the proceeds from sales of our common stock to pay distributions but rather intend to pay distributions from net rental income received and, to a lesser extent, from proceeds from sales of properties.
The source of cash used to pay our stockholder distributions during the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019 was net rental income received. Through December 31, 2017, the sources of cash used to pay our stockholder distributions were net rental income received plus $513,315 of asset management fees that were deferred by our former external advisor, $171,041 of asset management fees that were waived by our former external advisor and $288,370 of proceeds from our initial public offering equal to the amount of rent abatements we obtained in exchange for a reduced purchase price for certain properties.

Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under Risk Factors. Those factors include: (a) our ability to continue to raise capital to make additional investments; (b) the future operating performance of our current and future real estate investments in the existing real estate and financial environment; (c) our ability to identify additional real estate and real estate-related investments that are suitable to execute our investment objectives; (d) the success and economic viability of our tenants; (e) our ability to refinance existing indebtedness at comparable terms; (f) changes in interest rates on any variable rate debt obligations we incur; and (g) the level of participation in our distribution reinvestment plan. In the event our cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations.
To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See U.S. Federal Income Tax Considerations—Taxation of Modiv Inc. —Annual Distribution Requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.
To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.
Business Combinations
Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An “interested stockholder” is defined as:
•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.
Control Share Acquisitions
The MGCL provides a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. This bylaw provision may be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.
Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and that directors elected by the board of directors to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) vest in our board of directors the exclusive power to fix the number of directorships and (ii) require, unless called by our board of directors, our president, our chief executive officer or our chair of the board, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.
Tender Offers
Our charter requires that any tender offer, including any “mini-tender” offer, must comply with all of the requirements of Regulation 14D of the Exchange Act. The offering person must provide us notice of the tender offer at least 10 business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.
Indemnification and Limitation of Directors’ and Officers’ Liability.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Distribution Reinvestment Plan
We are separately offering shares of the Company’s Class C common stock pursuant to the Company’s distribution reinvestment plan under a Registration Statement on Form S-3 (Registration No. 333-252321) that was filed with the SEC on January 22, 2021 and automatically became effective as of such date. Pursuant to the terms of the Company's distribution reinvestment plan, distributions (excluding those our board of directors designates as ineligible for reinvestment through the distribution reinvestment plan) will be reinvested in shares of the Company’s Class C common stock at a price equal to the most recently disclosed estimated NAV per share, as determined by our board of directors. For more information regarding the distribution reinvestment plan Registration Statement on Form S-3, please contact us at info@modiv.com or (888) 686-6348. The information contained in our distribution reinvestment plan Registration Statement on Form S-3 is not a part of this offering circular.
Share Repurchase Program
Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of Class C common stock to us in limited circumstances. Stockholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Shares must be held for six months after they have been issued to the applicable stockholder before we will accept requests for repurchase, except for shares acquired pursuant to our distribution reinvestment plan if the applicable stockholder has held their initial investment for at least six months. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase.

From inception of our initial public offering through June 30, 2021, we repurchased 2,077,993 shares of Class C common stock. The repurchase details for the six months ended June 30, 2021 and for the years ended December 31, 2019 and 2020 and sources of repurchase payments are as follows:
	Number of Shares			Average Price Per Share of Shares Repurchased	Sources of Repurchases Payments
	Requested for Repurchases	Honored and Repurchased	Deferred or Rejected		Cash Flows Provided by Operating Activities	Offering	Proceeds from Sale of Real Estate Investments
2021
First Quarter 2021	469,452	378,106	91,346	$21.93	$—	$2,345,726	$5,946,520
Second Quarter 2021	508,154	115,552	392,601	$24.02	—	1,402,608	1,372,687
2021 Totals	977,606	493,658	483,948	$22.42	$—	$3,748,334	$7,319,207
2020
First Quarter 2020	298,405	298,405	—	$30.48	$—	$9,091,146	$—
Second Quarter 2020	1,299,966	28,641	1,271,325	$30.60	—	876,744	—
Third Quarter of 2020	1,152,883	151,567	1,001,317	$20.88	—	3,166,251	—
Fourth Quarter of 2020	895,750	211,405	684,345	$20.91	—	4,417,824	—
2020 Totals	3,647,005	690,018	2,956,986	$25.44	$—	$17,551,965	$—
2019
First Quarter 2019	74,963	74,963	—	$29.70	$—	$2,225,987	$—
Second Quarter 2019	74,187	74,187	—	$29.88	—	2,217,667	—
Third Quarter of 2019	131,651	131,651	—	$29.88	—	3,935,682	—
Fourth Quarter of 2019	125,297	125,297	—	$30.93	—	3,873,967	—
2019 Totals	406,098	406,098	—	$30.18	$—	$12,253,303	$—
Repurchase Price
Share repurchase requests will be processed at a repurchase price based on the most recent NAV per share of our Class C common stock, which as of the date of this offering circular is $26.05. Shares held by a stockholder for less than two years will receive 98% of the most recently published NAV per share, and shares held by a stockholder for at least two years will receive 100% of the most recently published NAV per share.
However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.
For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase, provided that the stockholder has held the shares for at least six months, except for shares acquired pursuant to our distribution reinvestment plan if the applicable stockholder has held their initial investment for at least six months. Shares acquired pursuant to our distribution reinvestment plan will be repurchased at 100% of the most recently published NAV per share.
Further, in extenuating circumstances if the six-month holding requirement described above would place an undue hardship on a stockholder, our management reserves the right, in its sole discretion, to make exceptions to the six-month holding requirement.
Our board of directors generally anticipates that our NAV and NAV per share will be determined quarterly within 45 days after the end of each quarter, barring any extenuating circumstances, calculated as of the last day of the prior quarter. In addition, we may update our NAV at any time between our quarterly calculations of NAV to reflect significant events that we have determined have had a material impact on NAV. We will report the NAV per share of our Class C common stock (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. We will also provide information about our NAV per share on our website, www.modiv.com (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

In the event that our NAV and NAV per share change during the quarter, we will publish our new NAV per share no later than ten business days prior to the second-to-last business day of the month in which such adjustment occurs.
Limitations on Repurchase
We may, but are not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. We cannot guarantee that we will have sufficient available cash to accommodate all or any repurchase requests made in any given month.
In addition, we may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.
Additional limitations on share repurchases under the share repurchase program are as follows:
•
Repurchases per month will be limited to no more than 2% of our most recently determined aggregate NAV, which we currently intend to calculate on a quarterly basis, within 45 days following the end of the prior quarter. Repurchases for any calendar quarter will be limited to no more than 5% of our most recently determined aggregate NAV, which means we will be permitted to repurchase shares with a value of up to an aggregate limit of approximately 20% of our aggregate NAV in any 12-month period.

•
We currently intend that the foregoing repurchase limitations will be based on “net repurchases” during a quarter or month, as applicable. The term “net repurchases” means the excess of our share repurchases (capital outflows) over the proceeds from the sale of our shares (capital inflows) for a given period. Thus, for any given calendar quarter or month, the maximum amount of repurchases during that quarter or month will be equal to (1) 5% or 2% (as applicable) of our most recently determined aggregate NAV, plus (2) proceeds from sales of new shares in the offering (including purchases pursuant to our distribution reinvestment plan) since the beginning of a current calendar quarter or month, less (3) repurchase proceeds paid since the beginning of the current calendar quarter or month.

•
While we currently intend to calculate the foregoing repurchase limitations on a net basis, our board of directors may choose whether the 5% quarterly limit will be applied to “gross repurchases,” meaning that amounts paid to repurchase shares would not be netted against capital inflows. If repurchases for a given quarter are measured on a gross basis rather than on a net basis, the 5% quarterly limit could limit the amount of shares repurchased in a given quarter despite us receiving a net capital inflow for that quarter.

•
In order for our board of directors to change the basis of repurchases from net to gross, or vice versa, we will provide notice to our stockholders in a supplement or amendment to this offering circular or a Current Report or periodic report filed with the SEC, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases on a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.

Procedures for Repurchase
Qualifying stockholders who desire to have their shares repurchased by us would have to give notice as provided on their personal on-line dashboard at www.modiv.com. All requests for repurchase must be received by us at least two business days prior to the end of a month in order for the repurchase to be considered in the following month. You may also withdraw a previously made request to have your shares repurchased, but must do so at least two business days prior to the end of a month. Approved repurchase requests will be processed by the third business day after the end of a month in which a request for repurchase was received and not withdrawn.
If, as a result of a request for repurchase, a stockholder will own shares of our Class C common stock having a value of less than $1,000 (based on our most recently-published offering price per share), we reserve the right to repurchase all of the shares of Class C common stock owned by such stockholder.

As noted above, we may use cash not otherwise dedicated to a particular use to fund repurchases under the share repurchase program. However, our management has the discretion to repurchase fewer shares than have been requested to be repurchased in a particular month or quarter, or to repurchase no shares at all, in the event that we lack readily available funds to do so due to market conditions beyond our control, our need to maintain liquidity for our operations or because our management determines that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. Any determination to repurchase fewer shares than have been requested to be repurchased, or to repurchase no shares at all, may be made immediately prior to the applicable date of repurchase.
In the event that we repurchase some but not all of the shares submitted for repurchase in a given period, shares submitted for repurchase during such period will be repurchased on a pro rata basis, subject to any Extraordinary Circumstance Repurchase (defined below). If, in each of the first two months of a quarter, the 2% monthly repurchase limit is reached and repurchases are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will be less than 2% of our aggregate NAV because repurchases for that month, combined with repurchases for the two previous months, cannot exceed 5% of our aggregate NAV.
We have the discretion, but not the obligation, under extraordinary market or economic circumstances, to make a special repurchase in equal, nominal quantities of shares from all stockholders who have submitted share repurchase requests during the period (“Extraordinary Circumstance Repurchase”). Extraordinary Circumstance Repurchases will precede any pro rata share repurchases that may be made during the period.
If we do not repurchase all shares presented for repurchase in a given period, then all unsatisfied repurchase requests must be resubmitted at the start of the next month or quarter, or upon the recommencement of the share repurchase program (in the event of its suspension), as applicable, to be eligible for repurchase in a later month. Within three business days after a stockholder repurchase request becomes fully or partially unsatisfied, we will notify the stockholder by email that the unsatisfied portion of the request must be resubmitted.
Amendment, Suspension or Termination of Program and Notice
Our board of directors may amend, suspend or terminate the share repurchase program without stockholder approval upon 10 days’ notice, if our board of directors believes such action is in our and our stockholders’ best interests, including because share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose shares are not repurchased, or if our board of directors determines that the funds otherwise available to fund our share repurchase program are needed for other purposes. The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend or terminate the share repurchase program for any reason, including due to changes in law or regulation, or if the board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the stock repurchase program, will be promptly disclosed in a supplement or amendment to this offering circular or a Current Report on Form 8-K or periodic report filed with SEC, as well as on our website.

THE OPERATING PARTNERSHIP AGREEMENT
General
Modiv Operating Partnership, LP, or the Operating Partnership, is a Delaware limited partnership. We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this offering circular, we own an approximate 83% interest in the Operating Partnership and our limited partners own approximately 17% of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.
As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest. The Operating Partnership will be deemed to have simultaneously paid the costs associated with this offering.
As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership interests and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.
Below is a summary of the key terms of the Amended OP Agreement. The summaries of key terms below are qualified in their entirety by reference to the Amended OP Agreement, a copy of which is available on the SEC’s website at www.sec.gov or on our website at www.modiv.com.
Capital Contributions
Although we intend to invest substantially all of the proceeds of this offering in the Operating Partnership, neither our charter nor the Amended OP Agreement requires us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. When we contribute additional capital to the Operating Partnership, our partnership interests in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Each class of our capital stock will have a corresponding separate class of limited partnership interest in the Operating Partnership. The Operating Partnership is also able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests may have priority over other limited partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the general partner makes a request for loans, the partners, pro rata or as they may otherwise agree, may make a loan or loans to the Operating Partnership. The amount of any such loan or advance shall not be deemed an increase in the capital contributions of the partner that makes such loan or entitle that lending partner to any increase in its percentage interest in the Operating Partnership. The partners shall not be required to loan any funds to the Operating Partnership.
Operations
The Amended OP Agreement provides that, so long as we (or any other limited partner) remain qualified as a REIT, the Operating Partnership will be operated in a manner that will enable such parties to satisfy the requirements for being classified as a REIT for tax purposes. We, as the sole general partner, also have the power to take actions to ensure that the Operating Partnership will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly-traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.
Distributions and Allocations of Profits and Losses
The Amended OP Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their respective percentage interests in amounts and at times that we, as the general partner, determine.

Similarly, the Amended OP Agreement provides that the Operating Partnership will allocate taxable income to its partners in accordance with their respective partnership interests. It is our intention to make distributions on at least a monthly basis.
Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership will be distributed to its partners in accordance with their respective positive capital account balances.
Admission of Additional Partners
We, as the sole general partner, are authorized to cause the Operating Partnership to issue additional partnership interests for any purpose at any time or from time to time on terms and conditions as we shall establish in our sole and absolute discretion and thereby admit additional limited partners.
Our Rights, Obligations and Powers as the General Partner
We are the general partner of the Operating Partnership. The general partner has discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under the authority granted by the Amended OP Agreement, the general partner can, among other things, take the following actions on behalf of the Operating Partnership:
•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;
•	authorize, issue, sell, repurchase or otherwise purchase securities;
•	borrow or lend money;
•	make or revoke any tax election;
•	maintain insurance coverage in amounts and types as it determines is necessary;
•	retain employees or other service providers;
•	form or acquire interests in joint ventures; and
•	merge, consolidate or combine the Operating Partnership with another entity.
Under the Amended OP Agreement, the Operating Partnership will continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing its investments. The Operating Partnership also pays all of the general partner’s administrative costs and expenses and such expenses are treated as expenses of the Operating Partnership. Such expenses may include:
•	all expenses relating to our organization and continuity of existence;
•	all expenses relating to the offering and registration of our securities;
•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;
•	all expenses associated with our compliance with applicable laws, rules and regulations; and
•	all of our other operating or administrative costs incurred in the ordinary course of business.
The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.
Change in General Partner
We expect that we generally would not be able to withdraw as the sole general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership interests (including those we held) approved the transaction; (ii) the partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.
Transferability of Interests
With certain exceptions, the limited partners are not able to transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the general partner.
Amended and Restated Limited Partnership Agreement
The Amended OP Agreement, dated February 1, 2021, which amended the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated December 31, 2019, provides the terms of the Class M OP Units and Class P OP Units issued in connection with the Self-Management Transaction as further described below and the Class R OP Units described below.
The Class M OP Units were issued to Daisho OP Holdings, LLC, a formerly wholly-owned subsidiary of BrixInvest (“Daisho”), on December 31, 2019 in connection with the Self-Management Transaction and are non-voting, non-dividend accruing, and were not able to be converted or exchanged prior to the one-year anniversary of the completion of the Self-Management Transaction. Investors holding units in BrixInvest received Daisho units in a ratio of 1:1 for an aggregate of 657,949.5 Daisho units. During 2020, Daisho distributed the Class M OP Units to its members and the Class M OP Units will become convertible into Class C OP Units at a conversion ratio (after adjustment for the 1:3 reverse stock split on February 1, 2021) of 1.6667 Class C OP Units for each one Class M OP Unit, subject to a reduction in the conversion ratio (which reduction will vary depending upon the amount of time held) if the exchange occurs prior to the four-year anniversary of the completion of the Self-Management Transaction. In the event that the Class M OP Units are converted into Class C OP Units prior to December 31, 2023, such Class M OP Units shall be exchanged at the rate indicated below:
Date of Exchange	Early Conversion Rate
From December 31, 2020 to December 30, 2021	50% of the Class M conversion ratio
From December 31, 2021 to December 30, 2022	60% of the Class M conversion ratio
From December 31, 2022 to December 30, 2023	70% of the Class M conversion ratio
The Class M OP Units are eligible for an increase in the conversion ratio (conversion ratio enhancement) if the Company achieves both of the targets for assets under management (“AUM”) and AFFO in a given year as set forth below:
	Hurdles		Class M Conversion Ratio
	AUM ($ in billions)	AFFO Per Share ($)
Initial Conversion Ratio			1:1.6667
Fiscal Year 2021	0.860	1.77	1:1.9167
Fiscal Year 2022	1.175	1.95	1:2.5000
Fiscal Year 2023	1.551	2.10	1:3.0000
The AFFO per share hurdles and Class M conversion ratios set forth above have been adjusted to reflect the 1:3 reverse stock split on February 1, 2021. Based on the current conversion ratio of 1.6667 Class C OP Units for each one Class M OP Unit, if a Class M OP Unit is converted on or after December 31, 2023, and based on the current NAV per share of $26.05, a Class M OP Unit would be valued at $43.42. The current NAV does not impact the early conversion rate or the future conversion enhancement ratio of the Class M OP Units and Class P OP Units.

The Company also issued a portion of the Class P OP Units described below in connection with the Self-Management Transaction. The Class P OP Units are intended to be treated as “profits interests” in the Operating Partnership, which are non-voting, non-dividend accruing, and are not able to be transferred or exchanged prior to the earlier of (1) March 31, 2024, (2) a change of control (as defined in the Amended OP Agreement), or (3) the date of the recipient's involuntary termination without cause (as defined in the relevant award agreement for the Class P OP Units) (collectively, the “Lockup Period”). Following the expiration of the Lockup Period, the Class P OP Units are convertible into Class C OP Units at a conversion ratio of 1.6667 Class C OP Units for each one Class P OP Unit (after adjustment for the 1:3 reverse stock split on February 1, 2021); provided, however, that the foregoing conversion ratio shall be subject to increase on generally the same terms and conditions as the Class M OP Units, as set forth above.
The Company issued a total of 56,029 Class P OP Units to Messrs. Halfacre and Pacini, including 26,318 Class P OP Units issued in exchange for Messrs. Halfacre's and Pacini's agreements to forfeit a similar number of restricted units in BrixInvest in connection with the Self-Management Transaction. The remaining 29,711 Class P OP Units were issued to these executives as a portion of their incentive compensation for 2020 in connection with their entry into restrictive covenant agreements.
On January 25, 2021, the compensation committee of our board of directors recommended, and our board of directors approved, the grant of 120,000 Class R OP Units to Mr. Halfacre in recognition of his voluntary reduction in his 2020 compensation plus 512,000 Class R OP Units as equity incentive compensation for the next three years, along with granting Mr. Pacini 100,000 Class R OP Units as equity incentive compensation for the next three years. An additional 348,000 Class R OP Units were granted to the rest of the employees of the Company. The Class R OP Units vest on March 31, 2024 and are then convertible into Class C OP Units at a conversion ratio of 1:1, which conversion ratio can increase to 1:2.5 Class C OP Units if the Company generates funds from operations of $1.05, or more, per weighted average fully-diluted share outstanding for the year ending December 31, 2023. As a result of the Company’s 1:3 reverse stock split on February 1, 2021, Mr. Halfacre’s, Mr. Pacini’s and the remaining employees’ Class R OP Units were adjusted to 210,667 Class R OP Units, 33,333 Class R OP Units and 116,000 Class R OP Units, respectively, for a total of 360,000 Class R OP Units outstanding after adjustment for the 1:3 reverse stock split on February 1, 2021.
If the Operating Partnership ever decides to acquire properties in exchange for partnership interests in the Operating Partnership, we expect to amend the partnership agreement as determined in the discretion of the general partner to accommodate such transactions.

PLAN OF DISTRIBUTION
General
We are offering a maximum of up to $75,000,000 in shares of our Class C common stock, priced at $26.05 per share as of the date of this offering circular based on a NAV per share calculated as of June 30, 2021 on a “best efforts” basis. Our board of directors generally anticipates that it will adjust the offering price of the shares quarterly within 45 days after the end of each quarter, barring any extenuating circumstances, calculated as of the last day of the immediately preceding quarter. We will sell the shares to investors through North Capital, a registered broker-dealer and our dealer manager for this offering. We will offer our shares of Class C common stock in this offering utilizing the website www.modiv.com, an online investment platform owned and operated by us. We may also offer our shares of Class C common stock in this offering on other crowdfunding platforms. Because this is a “best efforts” offering, North Capital must use only best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this offering circular.
We expect to receive and communicate confidential information about individual investors and their accounts over the Internet. We are responsible for the safety and confidentiality of customer information and investors’ funds. We take steps to safeguard customer data and customer assets and recognize our responsibility to maintain the most current safety and security measures in keeping with Internet and financial transaction standards.
Offering Period
We intend to sell the shares of Class C common stock offered in this offering on a continuous basis. We may suspend or terminate this offering at any time, even if we have not raised the $75,000,000 offering amount, and we will provide that information in a Current Report on Form 8-K.
Dealer Manager Compensation and Terms
Given our investor-first focus, the benefit to investors of utilizing a dealer manager that is registered with FINRA and complying with FINRA’s heightened regulatory standards outweigh the minimal costs. North Capital is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our Class C common stock and it has no firm commitment or obligation to purchase any of the shares of our Class C common stock. In addition, we may sell shares of our Class C common stock through registered investment advisors.
In connection with this offering, we will pay to North Capital an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in this offering, our Private Offering that terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, we will pay to North Capital upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in this offering in excess of the aforementioned $25,000,000 threshold. In addition, we will reimburse North Capital for reasonable and documented out-of-pocket expenses incurred to update its requisite background checks in connection with this offering (estimated at $450 annually in the aggregate) and any other reasonable, documented out-of-pocket expenses approved by us capped at $10,000. In addition, we will pay North Capital Investment Technology, the parent company of North Capital, a monthly administrative fee of $500 for technology tools to facilitate the offering of securities. These technology fees are capped at $50,000. As required by the rules of FINRA, total underwriting compensation, including but not limited to expense reimbursements and non-cash compensation, will not exceed 10.0% of the gross offering proceeds from this offering.
Investors will not pay upfront selling commissions in connection with the purchase of our shares of Class C common stock. All compensation payable to North Capital or other crowdfunding platforms will be paid by us. No third-party dealer manager compensation, selling commissions or other fees or expenses will be paid with respect to shares of our Class C common stock sold through our distribution reinvestment plan. We also will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common stock.

The table below shows the estimated maximum compensation payable to our dealer manager and estimated organization and offering expenses in connection with this offering, including the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA. To show the maximum amount of compensation that may be paid in connection with this offering, this table assumes that (i) we sell all of the shares of Class C common stock offered by this offering circular, (ii) no shares are sold pursuant to our distribution reinvestment plan, and (iii) the offering price per share remains $26.05.
Maximum Estimated Underwriting Fees and Expenses at Maximum Offering of $75,000,000
Type of Compensation and Expenses	Maximum Amount	Percentage of Offering
Underwriting Fees and Expenses
Third-party dealer manager compensation(1)	$375,000	0.50%
Selling commissions(2)	—	—
Total underwriting costs	$375,000	0.50%
Organization and Offering Expenses(3)	$1,875,000	2.50%
(1)
For providing compliance services as the dealer manager for this offering, North Capital will receive an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in this offering, our Private Offering that terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, we will pay to North Capital upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in this offering in excess of the aforementioned $25,000,000 threshold.

(2)	We do not have any selling arrangements with broker-dealers that would require payment of commissions in connection with this offering.
(3)
We will pay all organization and offering expenses in connection with this offering, including the payment of third-party dealer manager compensation to North Capital as described above. The organization and offering costs are not a fee charged to investors, and Modiv, any affiliates and its employees do not realize any benefit from these expenses. These are the minimal required costs associated with attracting and raising capital as a perpetual life investment vehicle. Organization and offering costs provide benefit to existing investors by helping us raise capital that will be deployed to purchase additional assets, thereby providing greater scale, income potential and portfolio diversification. The organization and offering expense numbers shown above represent our estimates of expenses expected to be incurred in connection with this offering (other than third-party dealer manager compensation), including our actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses, including marketing personnel costs; (ii) personnel employed for the purpose of and in connection with the offering and to respond to inquiries from prospective stockholders (including salaries, payroll taxes, benefits and other related expenses); and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. In no event may the total organization and offering expenses (including third-party dealer manager compensation) exceed 3% of the aggregate gross proceeds raised in this offering when terminated or completed.

We have agreed to indemnify our dealer manager against certain liabilities, including liabilities under the Securities Act or the Exchange Act, that arise out of material misstatements and omissions contained in this offering circular, other sales material used in connection with this offer or filings made to qualify this offering with individual states, any breaches by us of the dealer manager agreement between us and our dealer manager or any failure by us to comply with applicable FINRA and SEC rules. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
Subscription Procedures
To purchase shares in this offering directly from us, you must complete and sign a subscription agreement for a specific number of shares and pay for the shares at the time of your subscription. All of this can be done on-line at www.modiv.com, and we encourage you to do so. Alternatively, this process can be done manually. You should make your check payable to “Modiv Inc.”
Our dealer manager has the responsibility to make every reasonable effort to determine whether the investor is a U.S. Person and whether a purchase of shares of our Class C common stock is appropriate for the investor and that the minimum income and net worth standards established by us are met. See the Suitability Standards and State Law Exemptions and Purchase Restrictions sections of this offering circular. In making this determination, our dealer manager will rely on relevant information provided by the investors, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager will be responsible for determining investor suitability. Each investor will be required to answer various questions contained in the subscription agreement that addresses their qualifications as a qualified purchaser, as well as provide certain documentation to verify their responses to the relevant questions. North Capital will review the investor’s responses and related documentation to verify qualified purchaser status.
Some purchasers of our Class C common stock may be clients of registered investment advisors. Investments in us through a registered investment advisor may require us to pay certain nominal account set-up fees to the registered investment advisor. In addition, in connection with such investments, investors may be required to pay certain fees, such as transactions fees or quarterly or annual account or asset management fees, to the registered investment advisor; in our discretion, a portion of these fees may be paid by us on behalf of the investor. To purchase shares in this offering through a registered investment advisor, the registered investment advisor will be responsible for (i) making every reasonable effort to determine whether you are a U.S. Person and a purchase of our shares is suitable for you, (ii) delivering to you a copy of the final offering circular for this offering, including any amendments, and (iii) transmitting to us promptly your completed subscription documentation and any supporting documentation we may reasonably require, including information necessary to verify an investor’s status as a qualified purchaser.
Subscriptions will be effective only upon North Capital’s review and acceptance, and we reserve the right to reject any subscription in whole or in part. Following North Capital’s approval of the subscription agreement, we will submit a subscriber’s form(s) of payment in compliance with Rule 15c2-4 of the Exchange Act. A subscriber’s form(s) of payment will be deposited within two business days following receipt into a segregated bank account for all investors funds. You will receive a confirmation of your purchase via email. We admit stockholders every business day.
We and our dealer manager will maintain the records used to determine that our shares are a suitable investment for you for at least six years.
Investors who desire to purchase shares in this offering at regular intervals may do so by electing to participate in the automatic investment program by completing an enrollment form on their personal dashboard at www.modiv.com. The minimum periodic investment is $100 per month. If you elect to participate in the automatic investment program, you will be automatically enrolled for a period of one year or 12 consecutive periodic investments; provided that you may terminate your participation in the program at any time as described in more detail below. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our distribution reinvestment plan. For a discussion of our distribution reinvestment plan, see Description of Shares—Distribution Reinvestment Plan.
You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:
•	the amount invested for your account during the period;
•	the date of the investment; and
•	the number and price of the shares purchased by you.
You may elect to terminate your participation in the automatic investment program at any time by providing us with notice on your personal dashboard at www.modiv.com. Your participation in the automatic investment program will be terminated three business days after you elect to terminate your participation in the automatic investment program. As such, we must receive your termination request at least three business days prior to your next periodic investment otherwise your next periodic investment will be processed and termination of your participation in the automatic investment program will be effective shortly thereafter. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current offering circular or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the State Law Exemptions and Purchase Restrictions section of this offering circular.

Minimum Purchase Requirements
You must initially invest at least $1,000 in our shares to be eligible to participate in this offering unless you are participating in our automatic investment program, in which case your periodic investments may be as little as $100 in shares per month. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.
Unless you are transferring all of your shares of Class C common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. All sales must also comply with applicable state and federal securities laws.
Purchases by Retirement Accounts
With respect to any custodial retirement account held through Forge Trust Company, the preferred custodian designated by us, which continues to hold Class C common stock in the amount of $1,000 or more (valued based on our then-current NAV per share), we will pay all custodial fees charged by Forge Trust Company.

SUPPLEMENTAL SALES MATERIAL
In addition to this offering circular, we may utilize additional sales materials in connection with this offering. The supplemental sales material will not contain all of the information material to an investment decision and should be reviewed together with this offering circular. These supplemental sales materials may include:
•	“pay per click” advertisements on social media platforms and search engine Internet websites
•	electronic correspondence transmitting this offering circular;
•	electronic brochures containing a summary description of this offering;
•	electronic fact sheets describing the general nature of Modiv Inc. and our investment objectives;
•	electronic flyers describing our recent acquisitions;
•	online investor presentations;
•	website material;
•	electronic media presentations;
•	affiliated marketing programs;
•	videos, including interviews and advertisements;
•	any of the above in a professionally printed format;
•	client seminars, including seminar advertisements and invitations; and
•	third party industry-related articles and reprints.
All of the foregoing material will be prepared by us with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this offering circular. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this offering circular, the supplemental materials do not purport to be complete and should not be considered a part of this offering circular.

EXPERTS
The consolidated financial statements of Modiv Inc. included in Modiv Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as set forth in their report dated March 31, 2021 thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this offering circular. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus through the SEC’s electronic data gathering, analysis and retrieval system.
The following documents filed with the SEC are incorporated by reference in this offering circular, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 17, 2021, and June 30, 2021, filed with the SEC on August 13, 2021;
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021; and
•
Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 4, 2021, January 20, 2021, January 28, 2021, January 29, 2021, February 1, 2021, March 18, 2021, March 24, 2021, April 1, 2021, April 6, 2021, May 5, 2021, May 19, 2021, May 24, 2021, June 21, 2021, July 1, 2021, July 8, 2021, August 2, 2021, August 4, 2021 and August 12, 2021.

We will provide to each person, including any beneficial owner, to whom this offering circular is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into this offering circular but not delivered with this offering circular. To receive a free copy of any of the documents incorporated by reference in this offering circular, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write:
Modiv Inc.
120 Newport Center Drive
Newport Beach, California 92660
(888) 686-6348
Attn: Investor Relations
www.modiv.com
The information relating to us contained in this offering circular does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this offering circular.
LEGAL MATTERS
Certain legal matters, including the validity of shares of our common stock offered hereby, have been passed upon for us by Venable LLP, Baltimore, Maryland.
The Company and its affiliates have been (and in the future may be) represented by Morris, Manning & Martin, LLP in connection with activities related to the Company. No stockholder has been (or will be) represented by Morris, Manning & Martin, LLP in connection with any aspect of this offering.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. These and any of these future filings with the SEC are and will be available to the public free of charge over the Internet at our website at www.modiv.com or through the SEC’s website at www.sec.gov. These filings are available promptly after we file them with, or furnish them to, the SEC. The information relating to us contained in this offering circular does not purport to be comprehensive and should be read together with the information contained in the documents filed with the SEC.

APPENDIX A
RULE 251(d)(2)(i)(C)
(d)	Offering conditions—
(2)	Sales.
(i)	No sale of securities may be made:
(C)
In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§ 230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1)	Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or
(2)	Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.
A-1

Modiv Inc.
Up to $75,000,000 of Class C Common Stock

OFFERING CIRCULAR
You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth below. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.
Offering Circular Delivery Obligation
Until [    ], 2021 (90 days after the day of the first bona fide offering of securities under the offering statement of which this offering circular is a part), the issuer, any underwriter and all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver an offering circular. This is in addition to any obligation a dealer may have to deliver an offering circular when acting as an underwriter and with respect to its unsold allotment or subscription. Pursuant to Rule 251(d)(ii)(2)(E) of Regulation A, this delivery obligation may be satisfied electronically upon compliance with the requirements of such Rule.
[    ], 2021

PART III – EXHIBITS
Index to Exhibits
Exhibit No.	Description
1.1*	Form of Dealer Manager Agreement by and between Modiv Inc. and North Capital Private Securities Corporation
2.1*
Articles of Amendment and Restatement of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on July 8, 2021)

2.2*
Amended and Restated Bylaws of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

3.1*
Amended and Restated Distribution Reinvestment Plan (Class C common stock) (incorporated by reference to Appendix A to the Company's Prospectus filed with its Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on January 22, 2021)

3.2*
Amended and Restated Share Repurchase Program (Class C common stock) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

3.3*
Distribution Reinvestment Plan (Class S common stock) (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 17, 2017)

3.4*
Amended and Restated Share Repurchase Program (Class S common stock) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on February 1, 2021)

3.5*
Registration Rights Agreement by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, and Daisho OP Holdings, LLC, dated December 31, 2019 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

4.1**	Form of Subscription Agreement
6.1*
Third Amended and Restated Agreement of Limited Partnership of Modiv Operating Partnership, LP, dated February 1, 2021 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on February 1, 2021)

6.2*
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

6.3*
Agreement for Purchase and Sale of 2210-2260 Martin Avenue, Santa Clara, California, dated August 25, 2017, between San Tomas Income Partners LLC and Rich Uncles NNN Operating Partnership, LP (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on October 4, 2017)

6.4*
Purchase Agreement, dated December 18, 2017, between Reasons Aviation, LLC and Rich Uncles NNN Operating Partnership, LP (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K/A (File No. 000-55776) filed with the Securities and Exchange Commission on January 8, 2018)

6.5*
Business Loan Agreement, dated as of February 1, 2018 and executed on February 28, 2018, by and between RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P., Rich Uncles NNN LP, LLC and Pacific Mercantile Bank (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 5, 2018)

6.6.1*
Change in Terms Agreement dated January 15, 2019 to the Business Loan Agreement, dated as of February 1, 2018 (incorporated by reference to Exhibit 10.5.1 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 29, 2019)

III-1

Exhibit No.	Description
6.6.2*
Change in Terms Agreement dated March 26, 2019 to the Business Loan Agreement, dated as of February 1, 2018 (incorporated by reference to Exhibit 10.5.2 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 29, 2019)

6.7*
Promissory Note, dated February 1, 2018, made by RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P. and Rich Uncles NNN LP, LLC and payable to the order of Pacific Mercantile Bank (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 5, 2018)

6.8*
Loan Agreement executed on April 30, 2019 by and between RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P., Rich Uncles NNN LP, LLC and Pacific Mercantile Bank (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on May 2, 2019)

6.9*
Loan and Security Agreement dated December 19, 2019 between Pacific Mercantile Bank and RW Holdings NNN REIT, Inc., Rich Uncles NNN LP, LLC, Rich Uncles NNN Operating Partnership, LP, Katana Merger Sub, LP, BrixInvest, LLC and Modiv, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 23, 2019)

6.10*
First Amendment to Loan Agreement dated March 13, 2020 between Pacific Mercantile Bank and RW Holdings NNN REIT, Inc., RW Holdings NNN REIT Operating Partnership, LP, Rich Uncles NNN LP, LLC, Katana Merger Sub, LP, and Modiv, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 17, 2020)

6.11*
Third Amendment to Loan Agreement dated August 13, 2020 between Pacific Mercantile Bank and RW Holdings NNN REIT, Inc., Rich Uncles NNN LP, LLC, RW Holdings NNN REIT Operating Partnership, LP, BrixInvest, LLC, Katana Merger Sub, LP, and Modiv, LLC (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 000-55776) filed with the Securities and Exchange Commission on August 14, 2020)

6.12*
Loan and Security Agreement dated March 29, 2021 between Banc of California and Modiv Inc., Modiv Operating Partnership, LP and modiv, LLC (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 31, 2021)

6.13*
Restricted Units Award Agreement dated as of December 31, 2019 between RW Holdings NNN REIT Operating Partnership, LP and Aaron S. Halfacre (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

6.14*
Restricted Units Award Agreement dated as of December 31, 2019 between RW Holdings NNN REIT Operating Partnership, LP and The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

6.15*
Restricted Units Award Agreement dated as of January 25, 2021 between Modiv Operating Partnership, LP and Aaron S. Halfacre (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 31, 2021)

6.16*
Restricted Units Award Agreement dated as of January 25, 2021 between Modiv Operating Partnership, LP and the Raymond J. Pacini Trust u/a/d May 3, 2001, Raymond J. Pacini, Trustee (incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 31, 2021)

7.1*
Agreement and Plan of Merger dated as of September 19, 2019, by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

III-2

Exhibit No.	Description
7.2*
Contribution Agreement dated as of September 19, 2019 by and among Rich Uncles NNN Operating Partnership, LP, RW Holdings NNN REIT, Inc., BrixInvest, LLC and Daisho OP Holdings, LLC (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on September 20, 2019)

9.1*
Letter from Squar Milner LLP dated November 2, 2020 (incorporated by reference to Exhibit 16.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on November 2, 2020)

10.1*	Power of Attorney
11.1**	Consent of Venable LLP (included in Exhibit 12.1)
11.2**	Consent of Baker Tilly US, LLP, independent registered public accounting firm
12.1**	Opinion of Venable LLP, as to the legality of the securities being qualified
*	Previously filed
**	Filed herewith
III-3

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on August 13, 2021.
MODIV Inc.

	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
August 13, 2021	Title:	Chief Financial Officer
This offering statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director (principal executive officer)	August 13, 2021
Aaron S. Halfacre

*	Chairman of the Board	August 13, 2021
Raymond Wirta

/s/ Raymond J. Pacini	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (principal financial officer)	August 13, 2021
Raymond J. Pacini

/s/ Sandra G. Sciutto	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 13, 2021
Sandra G. Sciutto

*	Director	August 13, 2021
Joe F. Hanauer

*	Independent Director	August 13, 2021
Adam S. Markman

*	Independent Director	August 13, 2021
Curtis B. McWilliams

*	Independent Director	August 13, 2021
Thomas H. Nolan, Jr.

*	Independent Director	August 13, 2021
Jeffrey Randolph
*By:	/s/ Raymond J. Pacini
Raymond J. Pacini
Attorney-in-Fact
III-4